UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

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DELPHI AUTOMOTIVE PLC

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2015 NOTICE OF MEETING AND PROXY STATEMENT

To our Shareholders:

I am pleased to invite you to Delphi Automotive PLC’s Annual General Meeting of Shareholders to be held on Thursday, April 23, 2015, at 9:00 a.m. local time, at the Four Seasons Hotel London at Park Lane, Hamilton Place, Park Lane London, England W1J 7DR.

We encourage you to attend the meeting and learn about Delphi’s accomplishments in 2014. Our company is well positioned for growth and our management team remains focused on delivering value to our shareholders. I am enthusiastic about our future, and I think you will be too.

The following Notice of Annual General Meeting of Shareholders and Proxy Statement will serve as your guide to the business to be conducted at the annual meeting. You can find financial and other information about Delphi in the accompanying Form 10-K for the fiscal year ended December 31, 2014. These materials are also available on Delphi’s website, www.delphi.com.

Your vote is very important to Delphi. Prior to the meeting, I encourage you to sign and return your proxy card or use telephone or Internet voting so that your shares will be represented and voted at the meeting.

Thank you for your continued support. We look forward to seeing you on April 23, 2015.

Sincerely,

Kevin P. Clark

Chief Executive Officer and President

2015 NOTICE OF MEETING AND PROXY STATEMENT

Notice of Annual General Meeting of Shareholders

Thursday, April 23, 2015 9:00 a.m. local time	Four Seasons Hotel London at Park Lane Hamilton Place Park Lane London England W1J 7DR	Record Date The close of business February 23, 2015

Purpose of Meeting

Presenting the Company’s accounts for the fiscal year ended December 31, 2014, together with the auditors’ reports on those accounts, to the shareholders at the Annual Meeting and passing the following resolutions, and to transact such other business as may properly come before the Annual Meeting. Resolutions 1 to 14 will be proposed as ordinary resolutions, and Resolution 15 will be proposed as an advisory, non-binding resolution:

•	Ordinary Resolutions

Election of Directors

1)	THAT Kevin P. Clark be elected as a director of the Company.
2)	THAT Gary L. Cowger be re-elected as a director of the Company.
3)	THAT Nicholas M. Donofrio be re-elected as a director of the Company.
4)	THAT Mark P. Frissora be re-elected as a director of the Company.
5)	THAT Rajiv L. Gupta be re-elected as a director of the Company.
6)	THAT J. Randall MacDonald be re-elected as a director of the Company.
7)	THAT Sean O. Mahoney be re-elected as a director of the Company.
8)	THAT Timothy M. Manganello be elected as a director of the Company.
9)	THAT Thomas W. Sidlik be re-elected as a director of the Company.
10)	THAT Bernd Wiedemann be re-elected as a director of the Company.
11)	THAT Lawrence A. Zimmerman be re-elected as a director of the Company.

Auditors

12)	THAT Ernst & Young LLP be re-appointed as the auditors of the Company to hold office from the conclusion of this meeting until the conclusion of the Annual Meeting of the Company to be held in 2016, that the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for purposes of United States securities law reporting for the year ending December 31, 2015 be ratified and that the directors be authorized to determine the fees to be paid to the auditors.

Equity Compensation Plans

13)	THAT the Company’s shareholders approve the Delphi Automotive PLC Long-Term Incentive Plan, as amended and restated.
14)	THAT the Company’s shareholders approve the Delphi Automotive PLC Leadership Incentive Plan.

•	Advisory, Non-Binding Resolution

Executive Compensation

15)	THAT the Company’s shareholders approve, on an advisory, non-binding basis, the compensation paid to the Company’s named executive officers as disclosed in the Proxy Statement pursuant to the Securities and Exchange Commission’s compensation disclosure rules, including the “Compensation Discussion and Analysis,” the compensation tables and narrative discussion.

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2015 NOTICE OF MEETING AND PROXY STATEMENT

Notice of Annual General Meeting of Shareholders (continued)

•	Record Date

You are entitled to vote only if you were a shareholder of Delphi Automotive PLC at the close of business on February 23, 2015. Holders of ordinary shares of Delphi are entitled to one vote for each share held of record on the record date.

•	Attendance at the Annual Meeting

We hope you will be able to attend the Annual Meeting in person. If you expect to attend, please check the appropriate box on the proxy card when you return your proxy or follow the instructions on your proxy card to vote and confirm your attendance by telephone or Internet.

•	Where to Find More Information about the Resolutions and Proxies

Further information regarding the business to be conducted and the resolutions is set out in the proxy statement (the “Proxy Statement”) and other proxy materials, which can be accessed by following the instructions on the Notice of Internet Availability that accompanies this Notice.

You are entitled to appoint one or more proxies to attend the Annual Meeting and vote on your behalf. Your proxy does not need to be a shareholder of the Company. Instructions on how to appoint a proxy are set out in the Proxy Statement and on the proxy card.

BY ORDER OF THE BOARD OF DIRECTORS

David M. Sherbin

Senior Vice President, General Counsel,

Secretary and Chief Compliance Officer

PLEASE NOTE THAT YOU WILL NEED PROOF THAT YOU OWN DELPHI SHARES AS OF THE RECORD DATE TO BE ADMITTED TO THE ANNUAL MEETING

Record shareholder:    If your shares are registered directly in your name, please bring proof of such ownership.

Shares held in street name by a broker or a bank:    If your shares are held for your account in the name of a broker, bank or other nominee, please bring a current brokerage statement, letter from your stockbroker or other proof of ownership to the meeting together with a proxy issued in your name if you intend to vote in person at the Annual Meeting.

This Notice of Annual Meeting and the Proxy Statement are being distributed or made available on or about March 9, 2015.

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2015 NOTICE OF MEETING AND PROXY STATEMENT

Table of Contents (continued)

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2015 NOTICE OF MEETING AND PROXY STATEMENT

DELPHI AUTOMOTIVE PLC

2015 Proxy Statement — Summary

This summary highlights information contained elsewhere in the Proxy Statement. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting.

ANNUAL MEETING OF SHAREHOLDERS

Date: April 23, 2015

Time: 9:00 a.m. local time

Location: Four Seasons Hotel London at Park Lane, Hamilton Place, Park Lane London, England W1J 7DR

Record Date: February 23, 2015

GENERAL INFORMATION

Stock Symbol: DLPH

Exchange: NYSE

Ordinary Shares Outstanding (as of the record date): 291 million shares

Registrar & Transfer Agent: Computershare Investor Services

Principal Executive Offices: Courteney Road, Hoath Way, Gillingham, Kent ME8 0RU United Kingdom

Corporate Website: www.delphi.com

Investor Relations Website: investor.delphi.com

CORPORATE GOVERNANCE

Director Nominees: 11

Kevin P. Clark (Management)

Gary L. Cowger (Independent)

Nicholas M. Donofrio (Independent)

Mark P. Frissora (Independent)

Rajiv L. Gupta (Independent)

J. Randall MacDonald (Independent)

Sean O. Mahoney (Independent)

Timothy M. Manganello (Independent)

Thomas W. Sidlik (Independent)

Bernd Wiedemann (Independent)

Lawrence A. Zimmerman (Independent)

Director Term: One year

Board Meetings in 2014: 8

Standing Board Committees’ Meetings in 2014:

Audit (8), Compensation and Human Resources (7), Finance (5), Innovation and Technology (4), Nominating and Governance (6)

NAMED EXECUTIVE OFFICERS

•	Rodney O’Neal
•	Kevin P. Clark
•	Mark J. Murphy
•	James A. Spencer
•	Jeffrey J. Owens
•	Majdi B. Abulaban

Stock Ownership Guidelines: Yes (p. 29 )

Clawback Policy: Yes (p. 29)

Restrictive Covenants for Executives: Yes (p. 30)

OTHER ITEMS TO BE VOTED ON

Appointment of and Payment to Auditors

(Ernst & Young LLP) (p. 46 )

Approval of the Long-Term Incentive Plan (p. 47 )

Approval of the Leadership Incentive Plan (p. 54 )

Advisory Vote to Approve Executive Compensation (p. 55 )

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2015 NOTICE OF MEETING AND PROXY STATEMENT

Election of Directors

(Resolutions 1 to 11)

All of our current directors, other than John A. Krol, who is retiring as of the Annual Meeting, are nominated for one-year terms expiring in 2016. The Board extends its sincere appreciation to Mr. Krol for his years of service and thoughtful Board leadership. Mr. Krol, in his role as Chairman of the Board and Chairman of the Nominating and Governance Committee, has given generously of his time and has consistently provided the Board with independent insight and advice. His expertise in corporate governance, as well as his significant operational and strategic expertise, has been invaluable to the Board and to Delphi.

The Board has nominated Mr. Clark and Mr. Manganello for election as directors. Mr. Clark joined the Board on March 1, 2015, in connection with his appointment to the role of Delphi’s Chief Executive Officer and President. Additionally, Mr. Manganello also joined the Board on March 1, 2015. In recruiting Mr. Manganello, the Nominating and Governance Committee retained a search firm to help identify director prospects, perform candidate outreach, assist in reference and background checks, and provide other related services. The recruiting process typically involves either the search firm or a member of the Nominating and Governance Committee contacting a prospect to gauge his or her interest and availability. A candidate will then meet with several members of the Board. At the same time, the Nominating and Governance Committee and the search firm will contact references for the prospect. A background check is completed before a final recommendation is made to the Board to appoint a candidate to the Board.

The Board has been informed that each nominee is willing to serve as a director. If a director does not receive a majority of the vote for his election, then that director will not be elected to the Board, and the Board may fill the vacancy with a different person, or the Board may reduce the number of directors to eliminate the vacancy. Each member of our Board, other than Mr. Clark and Mr. Manganello, was a member of Delphi Automotive LLP’s Board of Managers immediately prior to the Company’s initial public offering in 2011, and information below as to each member’s tenure on our Board also reflects their tenure on Delphi Automotive LLP’s Board.

The Board believes that the combination of the various qualifications, skills and experiences of the director nominees would contribute to an effective and well-functioning Board. The Board and the Nominating and Governance Committee believe that, individually and as a whole, the directors possess the necessary qualifications to provide effective oversight of the business and quality advice and counsel to the Company’s management.

Included in each director nominee’s biography below is an assessment of his specific qualifications, attributes, skills and experience.

Kevin P. Clark

He was appointed the Chief Executive Officer and President of Delphi effective March 1, 2015 and joined the Delphi Board of Directors at that time. Mr. Clark was Chief Financial Officer and Executive Vice President of Delphi from July 2010 through October 2014, when he was appointed Chief Operating Officer. Prior to joining Delphi, Mr. Clark was a founding partner of Liberty Lane Partners, LLC, a private-equity investment firm focused on building and improving middle-market companies. Prior to that, Mr. Clark served as the Chief Financial Officer of Fisher Scientific International Inc., a manufacturer, distributor and service provider to the global healthcare market, from the company’s initial public offering in 2001 through the completion of its merger with Thermo Electron Corporation in 2006. Prior to becoming Chief Financial Officer, Mr. Clark served as Fisher-Scientific’s Corporate Controller and Treasurer. Mr. Clark earned a B.A. in financial administration and a MBA in finance from Michigan State University.

Director since: March 2015

Qualifications: The Board chose Mr. Clark to lead Delphi and serve as a member of the Board of Directors because he is a strong leader with extensive experience across multiple industries and has demonstrated success in creating and implementing our business strategy.

Other Directorships: None

Age: 52

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Election of Directors (continued)

Gary L. Cowger

He retired as Group Vice President of Global Manufacturing and Labor Relations for General Motors in December 2009, a position which he held since April 2005. He is currently the Chairman and CEO of GLC Ventures, LLC, a consultancy. Mr. Cowger began his career with GM in 1965 and held a range of senior leadership positions in business and operations in several countries, including President of GM North America, Chairman and Managing Director, Opel, AG and President of GM de Mexico. Mr. Cowger earned a B.S. from Kettering University and a M.S. from the Massachusetts Institute of Technology.

Director since: November 2009

Qualifications: Through his extensive manufacturing experience in the automotive industry across global markets, Mr. Cowger contributes industry and operational expertise and strengthens the Board’s global perspective. His experience on public company boards, including serving as a board chair, provides for an understanding of the issues facing public companies.

Other Directorships: Tecumseh Products Company and Titan International, Inc.

Age: 67

Nicholas M. Donofrio

He retired as Executive Vice President, Innovation & Technology at IBM in October 2008. Mr. Donofrio began his career at IBM in 1964, and worked there for more than 40 years in various positions of increasing responsibility, including Division Director; Divisional Vice President for Advanced Workstations; General Manager, Large Scale Computing Division; and Senior Vice President, Technology & Manufacturing. Mr. Donofrio earned a B.S. from Rensselaer Polytechnic Institute and holds a Master’s degree from Syracuse University.

Director since: December 2009

Qualifications: Mr. Donofrio brings to the Board executive management skills, a global perspective and significant technological expertise, providing us with valuable insight regarding technological and innovation strategies.

Other Directorships:

Advanced Micro Devices, Inc. and

Bank of New York Mellon Corporation

Age: 69

Mark P. Frissora

In February 2015, he joined Caesars Entertainment Corporation as CEO Designate and a member of their Board of Directors. He will become CEO on July 1, 2015 following receipt of regulatory licensing approval. He previously served as the Chairman and CEO of Hertz Global Holdings, Inc. from 2006 to 2014. Prior to joining Hertz, Mr. Frissora served as Chairman and CEO of Tenneco, Inc. from 2000 to 2006. Mr. Frissora previously served for five years as a Vice President at Aeroquip-Vickers Corporation. From 1987 to 1991, he held various management positions at Philips N.V., including Director of Marketing and Director of Sales. Prior to Philips, he worked for ten years at General Electric Co. in brand management, marketing and sales. Mr. Frissora holds a B.A. degree from The Ohio State University and has completed advanced studies at both the University of Pennsylvania’s Wharton School and the Thunderbird International School of Management.

Director since: December 2009

Qualifications: Mr. Frissora contributes extensive expertise in automotive operations, product development, marketing and sales. As an experienced Chairman and CEO of a global public company, Mr. Frissora also contributes an understanding of the strategic, operational and financial issues facing public companies.

Other Directorships: Caesars Entertainment Corporation, Walgreen Co., Hertz Global Holdings (2006 to 2014) and NCR Corporation (2002 to 2009)

Age: 59

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Election of Directors (continued)

Rajiv L. Gupta

He is former Chairman and CEO of Rohm and Haas Company, a position he held from October 1999 to March 2009. Mr. Gupta began his career at Rohm and Haas in 1971 and served in a broad range of global operations and financial leadership roles. Mr. Gupta received a B.S. in Mechanical Engineering from the Indian Institute of Technology, a M.S. in Operations Research from Cornell University and a MBA in Finance from Drexel University.

Director since: November 2009

Qualifications: Mr. Gupta’s engineering and science background and professional experience, including as Chairman and CEO of a large global public company and other board assignments, enable him to contribute his expertise in corporate leadership, corporate governance, strategic analysis, operations, finance and executive compensation matters.

Other Directorships: Hewlett Packard, Tyco International Ltd. and The Vanguard Group, Inc.

Age: 69

J. Randall MacDonald

He retired from IBM in 2013, where he served as the Senior Vice President, Human Resources. From 1983 to 2000, prior to joining IBM, Mr. MacDonald held a variety of senior positions at GTE, including Executive Vice President, Human Resources and Administration. He also has held senior leadership assignments at Ingersoll-Rand Company, Inc. and Sterling Drug. He earned both undergraduate and graduate degrees from St. Francis University.

Director since: November 2009

Qualifications: Through Mr. MacDonald’s many years of senior leadership in the field, he is able to provide expertise in global human resources management, compensation practices, leadership assessment and development and general management.

Other Directorships: Time Inc.

Age: 66

Sean O. Mahoney

He is a private investor with over two decades of experience in investment banking and finance. Mr. Mahoney spent 17 years in investment banking at Goldman, Sachs & Co., where he was a partner and head of the Financial Sponsors Group, followed by four years at Deutsche Bank Securities, where he served as Vice Chairman, Global Banking. During his banking career, Mr. Mahoney acted as an advisor to companies across a broad range of industries and product areas. He earned his undergraduate degree from the University of Chicago and his graduate degree from Oxford University, where he was a Rhodes Scholar.

Director since: November 2009

Qualifications: Through his experience in investment banking and finance, Mr. Mahoney provides the Board with expertise in financial and business strategy, capital markets, financing and mergers and acquisitions.

Other Directorships: Formula One Holdings and Post-bankruptcy Board of Lehman Brothers Holdings Inc.

Age: 52

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Election of Directors (continued)

Timothy M. Manganello

He retired as Chief Executive Officer of BorgWarner Inc. in 2012, and retired as Executive Chairman of the Board of BorgWarner in 2013. He served in these roles since 2003 and had also served as President and Chief Operating Officer, among other executive roles. He joined the company in 1989. Manganello also served as the Chairman of the Chicago Federal Reserve Bank, Detroit branch, from 2007 to 2011. He earned both undergraduate and graduate engineering degrees from the University of Michigan.

Director since: March 2015

Qualifications: As the retired Chairman and CEO of an automotive supply company and global public company, Mr. Manganello offers the Board valuable experience in automotive operations, international sales, operations and engineering, as well as strategic and financial management skills.

Other Directorships: Bemis Company, Zep Inc. and BorgWarner Inc. (2002 to 2013)

Age: 65

Thomas W. Sidlik

He retired from the DaimlerChrysler AG Board of Management in Germany in 2007 after a 34 year career in the automotive industry. He previously served as Chairman and CEO of Chrysler Financial Corporation, Chairman of the Michigan Minority Business Development Council and Vice-Chairman of the National Minority Supplier Development Council. He received a B.S. from New York University and a MBA from the University of Chicago.

Director since: December 2009

Qualifications: Mr. Sidlik’s experience on the board of a global automaker provides the Board with significant industry, management and strategic expertise, as well as his comprehensive understanding of the issues of diversity in the corporate environment.

Other Directorships: Cooper-Standard Holdings Inc.

Age: 65

Bernd Wiedemann

He is Senior Advisor at IAV GmbH, a leading provider of engineering services to the automotive industry based in Germany. Mr. Wiedemann joined IAV after retiring from Volkswagen AG and is former Chief Executive Officer, Volkswagen Commercial Vehicles and Truck Division in Wolfsburg, Germany. A 37-year employee of Volkswagen, Mr. Wiedemann held senior executive positions including Executive Vice President, Volkswagen, South America (1994 to 1995); Executive Vice President, Autolatina (1992 to 1994) and Director, Passenger Car and Commercial Vehicle Development (1989 to 1992). Mr. Wiedemann received a Master’s degree from the Hannover Technical University, a doctorate from Brandenburg Technical University and is a professor at the Berlin Institute of Technology.

Director since: April 2010

Qualifications: Mr. Wiedemann’s extensive engineering expertise and his global OEM management experience enable him to provide engineering, product development, industry and leadership expertise to the Board.

Other Directorships: None

Age: 72

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Election of Directors (continued)

Lawrence A. Zimmerman

He is the former Vice Chairman and Chief Financial Officer of Xerox Corporation, a position he held from June 2002 until April 2011. He joined Xerox as CFO in 2002 after retiring from IBM. A 31-year employee of IBM, Mr. Zimmerman held senior executive positions, including Vice President of Finance for IBM’s Europe, Middle East and Africa operations, and Corporate Controller. Mr. Zimmerman received a B.S. in finance from New York University in 1965 and a MBA from Adelphi University in 1967.

Director since: November 2009

Qualifications: Mr. Zimmerman brings to the Board significant experience leading the finance organization of a large global company, and contributes financial, risk management and strategy expertise. As a member of boards of large public companies, he also contributes an understanding of the strategic and financial issues facing public companies.

Other Directorships: Brunswick Corporation, Flextronics, Computer Sciences Corporation (2012 to 2014), Inc. and Stanley Black & Decker, Inc. (2005 to 2011)

Age: 72

The Board of Directors recommends a vote “FOR” each of the 11 director nominees named above. If you complete the enclosed proxy card, unless you direct to the contrary on that card, the shares represented by that proxy will be voted FOR the election of all 11 nominees.

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BOARD PRACTICES

In order to help our shareholders better understand our Board practices, we are including the following description of current practices. The Nominating and Governance Committee periodically reviews these practices.

Size of the Board

As of the date of this mailing, the Board consists of 12 directors, following the retirement of Mr. O’Neal on March 1, 2015 and Messrs. Clark and Manganello joining the Board on that date. Following the Annual General Meeting and Mr. Krol’s retirement, and assuming all nominated directors are elected, the Board will consist of 11 directors. Our Memorandum and Articles of Association provides that our Board must consist of a minimum of two directors. The exact number of directors on our Board may be changed from time to time as determined by our full Board.

Leadership Structure

The Board believes it is important to retain flexibility to allocate the responsibilities of the offices of the Chairman and CEO in a manner that is in the best interests of the Company. Currently, the Board believes it is in the best interests of the Company to separate the positions of CEO and Chairman and to have an independent Non-Executive Chairman. Rajiv L. Gupta was elected to this role on March 1, 2015, succeeding John A. Krol, who served in this role since 2009. The Board believes this leadership structure affords the Company an effective combination of internal and external experience, continuity and independence, which will serve the Board and the Company well.

Director Independence

The Board believes that a substantial majority of its members should be independent, non-employee directors. During 2014, Mr. O’Neal, who served as our Chief Executive Officer and President, was the only non-independent director. As of the date of this mailing, only Kevin P. Clark, our current Chief Executive Officer and President, is an employee of Delphi. The current non-employee directors of the Company are Gary L. Cowger, Nicholas M. Donofrio, Mark P. Frissora, Rajiv L. Gupta, John A. Krol, J. Randall MacDonald, Sean O. Mahoney, Timothy M. Manganello, Thomas W. Sidlik, Bernd Wiedemann and Lawrence A. Zimmerman. The Board has determined that all of its non-employee directors, other than Mr. Clark, meet the requirements for independence under the New York Stock Exchange (“NYSE”) listing standards and the rules required for Audit Committee members by the SEC.

Furthermore, the Board limits membership on the Audit, Compensation and Human Resources, and Nominating and Governance Committees to independent directors.

Audit Committee Financial Expert

The Board has determined that all of the members of the Audit Committee are financially literate, and that both Mr. Zimmerman and Mr. Mahoney meet the qualifications of audit committee financial experts, as defined under the Securities Exchange Act of 1934, as amended.

Evaluation of Board Performance

The Nominating and Governance Committee coordinates an annual evaluation process by which the directors evaluate the Board’s and its Committees’ performance and procedures. This self-evaluation leads to a full Board discussion of the results. Each Committee of the Board also conducts an annual evaluation of its performance and procedures.

Director Retirement

Our Corporate Governance Guidelines provide that the retirement age for directors is 75, unless waived by the Board. No director who is or would be over 75 at the expiration of his current term may be nominated to a new term, unless the Board waives the retirement age for a specific director. Once granted, such waiver must be renewed annually.

Our Corporate Governance Guidelines also provide that non-employee directors who significantly change their primary employment during their tenure as Board members must offer to tender their resignation to the Nominating and Governance Committee. The Nominating and Governance Committee will evaluate the continued appropriateness of Board membership under the new circumstances and make a recommendation to the Board as to any action to be taken with respect to such offer.

Nomination of Directors

The Nominating and Governance Committee recommends individuals for membership on the Board. The Nominating and Governance Committee considers not only a candidate’s qualities, performance and professional responsibilities, but also the composition of the Board and the challenges and needs of the Board at that time. The Board as a whole is constituted to be strong in its collective knowledge and diversity of accounting and finance, management and leadership, vision and strategy, business operations, business judgment, crisis

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Board Practices (continued)

management, risk assessment, industry knowledge, corporate governance and global markets.

The culture of the Board enables the Board to operate quickly and effectively in making key decisions. Board meetings are conducted in an environment of trust, confidentiality, open dialogue, mutual respect and constructive commentary.

The Nominating and Governance Committee views diversity in its broadest sense, which includes education, ethnicity, experience, gender and leadership qualities. The Nominating and Governance Committee will use the same selection process and criteria for evaluating all nominees, regardless of who submits the nominee for consideration.

Directors are encouraged to submit to the Chairman of the Nominating and Governance Committee the name of any candidate whom they believe to be qualified to serve on the Board, together with background information on the candidate. In accordance with procedures set forth in our Memorandum and Articles of Association, shareholders holding at least one-tenth of the ordinary shares outstanding and who have the right to vote at general meetings of the Company may propose, and the Nominating and Governance Committee will consider, nominees for election to the Board at the next annual meeting by giving timely written notice to the Corporate Secretary, which must be received at our principal executive offices no later than the close of business on March 3, 2016, and no earlier than November 24, 2015. The notice periods may change in accordance with the procedures set out in our Memorandum and Articles of Association. Any such notice must include the name of the nominee, a biographical sketch and resume, contact information and such other background materials as the Nominating and Governance Committee may request.

Executive Sessions

Independent directors meet together as a group during each Board meeting, without the CEO or any other employees in attendance. The Chairman presides over each executive session of the Board. Each Committee also convenes an executive session at which Committee members meet without the CEO or any other employees in attendance.

Board’s Role in Risk Oversight

The Board takes an active role in risk oversight related to the Company both as a full Board and through its Committees, each of which has primary risk oversight responsibility with respect to all matters within the scope of its duties as contemplated by its charter. While the Company’s management is responsible for day-to-day management of the various risks facing the Company, the Board is responsible for monitoring management’s actions and decisions. The Board, as apprised by the Audit Committee, determines that appropriate risk management and mitigation procedures are in place and that senior management takes the appropriate steps to manage all major risks.

Stock Ownership Guidelines

The Board believes that each director should hold a meaningful equity position in the Company and has established equity holding requirements for our non-employee directors. The holding requirement for each non-employee director is five times the value of his designated annual cash retainer (at least $500,000, based upon the current cash retainer). Each new director will have up to five full years from his or her date of appointment to fulfill this holding requirement. All current non-employee directors hold in excess of this minimum shareholding requirement.

Governance Principles

The Board adopted a formal statement of Corporate Governance Guidelines, which sets forth the corporate governance practices for Delphi. The Corporate Governance Guidelines are available on our website at www.delphi.com by clicking on the tab “Investors” and then the caption “Governance Documents” under the heading “Corporate Governance.”

Code of Ethical Business Conduct

Delphi adopted a Code of Ethical Business Conduct, which applies to all employees and directors, including the principal executive officer, principal financial officer, principal accounting officer and controller, or persons performing similar functions. The Code of Ethical Business Conduct is available on Delphi’s website at www.delphi.com by clicking on the tab “Responsibility” and then the heading “Code of Ethics.” Copies of our Code of Ethical Business Conduct are also available to any shareholder who submits a request to the Corporate Secretary at Delphi Automotive PLC, c/o Delphi Automotive Systems, LLC, 5725 Delphi Drive, Troy, Michigan 48098. We intend to satisfy any disclosure requirement under Item 5.05 of Form 8-K by posting on our website any amendments to, or waivers from, a provision of our Code of Ethical Business Conduct that applies to our directors or officers.

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Board Practices (continued)

Communications with the Board of Directors

Anyone who wishes to communicate with the Board or any individual member of the Board (or independent directors as a group) may do so by sending a letter addressed to the director or directors in care of the Corporate Secretary at Delphi Automotive PLC, c/o Delphi Automotive Systems, LLC, 5725 Delphi Drive, Troy, Michigan 48098. All correspondence, other than items such as junk mail that are unrelated to a director’s duties and responsibilities, will be forwarded to the appropriate director or directors.

BOARD AND COMMITTEE MEETINGS

During 2014, the Board held eight in-person or telephonic regular meetings. All of our directors attended at least 75% of the Board and Committee meetings on which the member sits. In addition, while the Board does not have a formal policy regarding director attendance at shareholder meetings, all directors are expected to attend. In 2014, all directors were in attendance at the Annual Meeting.

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2015 NOTICE OF MEETING AND PROXY STATEMENT

BOARD COMMITTEES

Our Board has five committees, as described below: Audit; Compensation and Human Resources; Finance; Innovation and Technology; and Nominating and Governance. Committee charters are available on Delphi’s website at www.delphi.com by clicking on the tab “Investors” and then the caption “Governance Documents” under the heading “Corporate Governance.” Committee membership for 2014 is set forth below:

Committee	Members	Primary Responsibilities	Number of 2014 Meetings
Audit

	Lawrence A. Zimmerman (Chairman) Gary L. Cowger Sean O. Mahoney Thomas W. Sidlik Bernd Wiedemann	Responsible for the engagement of the registered independent public accounting firm and the review of the scope of the audit to be undertaken by the registered independent public accounting firm. Responsible for oversight of the adequacy of our internal accounting and financial controls and the accounting principles and auditing practices and procedures to be employed in preparation and review of our financial statements. Responsible for oversight of the Company’s compliance programs and enterprise risk management program.	8
Compensation and Human Resources

	Rajiv L. Gupta (Chairman) John A. Krol J. Randall MacDonald	Responsible for the oversight of the Company’s compensation philosophy and reviews and approves executive compensation for executive officers (including cash compensation, equity incentives and benefits).	7
Finance

	Lawrence A. Zimmerman (Chairman) Nicholas M. Donofrio Mark P. Frissora Sean O. Mahoney	Responsible for oversight of corporate finance matters, including capital structure, financing transactions, acquisitions and divestitures, share repurchase and dividend programs, employee retirement plans, interest rate policies, commodity and currency hedging and the annual business plan, including review of capital expenditures and restructurings.	5
Innovation and Technology

	Nicholas M. Donofrio (Chairman) Gary L. Cowger Thomas W. Sidlik Bernd Wiedemann	Responsible for assisting the Board in its oversight responsibilities relating to research and development, technological innovation and strategy.	4
Nominating and Governance

	John A. Krol (Chairman) Mark P. Frissora J. Randall MacDonald	Reviews and recommends to the Board policies and procedures relating to director and board committee nominations, corporate governance policies, conducts director searches and has responsibility for the oversight of the Company’s environmental, health and safety management programs.	6

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Board Committees (continued)

On March 1, 2015, in connection with Mr. Krol’s resignation as Chairman of the Board and Mr. Gupta’s appointment to that position, the Compensation and Human Resources Committee and Nominating and Governance Committee were restructured as follows:

Compensation and Human Resources Committee:

J. Randall MacDonald (Chairman)

Rajiv L. Gupta

John A. Krol

Timothy M. Manganello

Nominating and Governance Committee:

Rajiv L. Gupta (Chairman)

Mark P. Frissora

John A. Krol

J. Randall MacDonald

Timothy M. Manganello

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DIRECTOR COMPENSATION

Board Compensation

Our directors (other than Mr. O’Neal, prior to his retirement from the Company, and Mr. Clark, upon his appointment to the Board, who were compensated as officers of the Company and do not receive additional compensation for services as members of the Board) received the following annual compensation, 40% of which is paid in cash and 60% of which is delivered in the form of time-based restricted stock units (“RSUs”). Each director may elect, on an annual basis, to receive 50% or 100% of his cash retainer in RSUs. The Chairman of the Board receives $500,000 annually, and all other directors receive $250,000 annually. In 2014, chairmen of our board committees received the following additional annual compensation:

Committee	Additional Annual Compensation
Audit Committee/Finance Committee(1)	$25,000
Compensation and Human Resources Committee	20,000
Innovation and Technology Committee	10,000
Nominating and Governance Committee(2)	10,000

(1)	The compensation is for the aggregate responsibilities of Mr. Zimmerman, who serves as the chairman of both the Audit Committee and the Finance Committee.
(2)	The Chairman of the Nominating and Governance Committee is also the Chairman of the Board. As he receives compensation for his position as Chairman of the Board, he does not receive an additional fee for his service as the committee Chairman.

Effective January 1, 2015, recognizing the work of the committee chairs, the Board separated the additional annual compensation for the Audit Committee and Finance Committee chairmen as set forth below. All other compensation remains unchanged:

Committee	Additional Annual Compensation
Audit Committee	$25,000
Compensation and Human Resources Committee	20,000
Finance Committee	15,000
Innovation and Technology Committee	10,000
Nominating and Governance Committee(1)	10,000

(1)	The Chairman of the Nominating and Governance Committee is also the Chairman of the Board. As he receives compensation for his position as Chairman of the Board, he does not receive an additional fee for his service as the committee Chairman.

An annual grant of RSUs is made on the day of the Annual Meeting and vests on the day before the next Annual Meeting. Cash compensation is paid at the end of each fiscal quarter. Any director who joins the Board, other than in connection with the Annual Meeting, will receive prorated cash compensation and a prorated grant of RSUs, based on the date the director joins the Board. These RSUs will vest on the day before the next Annual Meeting.

The table below shows 2014 cash and equity compensation for each member of the Board:

2014 Director Compensation

Name	Fees Earned or Paid in Cash	Stock Awards(1)	Total
Gary L. Cowger	$100,000	$150,059	$250,059
Nicholas M. Donofrio	104,000	156,056	260,056
Mark P. Frissora	100,000	150,059	250,059
Rajiv L. Gupta	108,000	162,053	270,053
John A. Krol	200,000	300,048	500,048
J. Randall MacDonald	100,000	150,059	250,059
Sean O. Mahoney	100,000	150,059	250,059
Thomas W. Sidlik	100,000	150,059	250,059
Bernd Wiedemann	100,000	150,059	250,059
Lawrence A. Zimmerman	110,000	165,051	275,051

(1)	Reflects the grant date fair value of the equity awards granted to directors on April 3, 2014. As of December 31, 2014, these awards were unvested; they will vest in full on April 22, 2015. The values set forth in the table were determined in accordance with FASB ASC Topic 718. The grant date for accounting purposes is April 3, 2014. For assumptions used in determining the fair value of the awards, see Note 21, Share-Based Compensation to the Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014. The year-end RSU balances for our directors are:

Name	Unvested RSUs 12/31/2014
Gary L. Cowger	2,152
Nicholas M. Donofrio	2,238
Mark P. Frissora	2,152
Rajiv L. Gupta	2,324
John A. Krol	4,303
J. Randall MacDonald	2,152
Sean O. Mahoney	2,152
Thomas W. Sidlik	2,152
Bernd Wiedemann	2,152
Lawrence A. Zimmerman	2,367

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COMPENSATION DISCUSSION AND ANALYSIS

Overview

The Compensation and Human Resources Committee (the “Compensation Committee”), composed entirely of independent directors, is responsible to the Board for executive compensation at Delphi. The Compensation Committee, in consultation with management and its independent outside advisor, oversees the Company’s compensation philosophy and reviews and approves executive compensation for executive officers (including cash compensation, equity incentives and benefits).

In this section, we describe: (1) the material components of our executive compensation programs for the “named executive officers” or “NEOs”; (2) the compensation decisions the Compensation Committee has made under those programs; and (3) the factors considered in making those decisions, including 2014 Company performance. For fiscal year 2014, the NEOs were:

•	Rodney O’Neal, our Chief Executive Officer (“CEO”) and President;
•	Kevin P. Clark, our Chief Operating Officer (“COO”) (effective October 1, 2014), who also served as our Chief Financial Officer (“CFO”) and Executive Vice President (until October 1, 2014);
•	Mark J. Murphy, our Chief Financial Officer and Executive Vice President (effective October 1, 2014);
•	James A. Spencer, our Executive Vice President, Operations and President, Delphi Latin America;
•	Jeffrey J. Owens, our Chief Technology Officer and Executive Vice President; and
•	Majdi B. Abulaban, our Senior Vice President, Electrical/Electronic Architecture and President, Delphi Asia Pacific.

Our executive compensation program is designed to attract, retain and, most importantly, motivate the successful execution of our business strategies, which seeks to balance achievement of targeted near-term results with building long-term shareholder value through sustained execution. Our focus on pay-for-performance and corporate governance ensures alignment with the interests of our shareholders, as highlighted below:

ALIGNMENT WITH STAKEHOLDERS

Pay-for-Performance	Status
We target executive compensation at peer group median and deliver compensation above or below this level when warranted by performance.	✓
88% of total 2014 compensation for the CEO is performance-based and 71% is granted in equity, while 79% of total 2014 compensation for the other NEOs is performance-based and 57% is granted in equity.	✓
We use a rigorous goal-setting process for incentives, with multiple levels of review.	✓
100% of the 2014 annual incentives of NEOs are tied solely to Delphi’s financial performance.	✓
75% of the NEOs’ long-term incentive compensation is contingent on performance and only delivers value if financial and relative total shareholder return targets are met. The value of the remaining 25% of NEOs’ long-term incentive compensation is in the form of time-based RSUs and fluctuates with stock price.	✓
Performance-based RSUs granted in 2012 achieved performance at 141% of target. These awards represented the first occurrence of vesting of our performance-based long-term incentive awards and reinforced our commitment to pay-for-performance.	✓
We review and validate our pay-for-performance relationship on an annual basis.	✓
Our non-qualified, supplemental pension plan is a modified and reduced version of a predecessor plan, which was frozen in 2008 (no new benefits and no new participants).	✓

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Compensation Discussion and Analysis (continued)

Corporate Governance	Status
We devote significant time to leadership development and succession efforts.	✓
We actively engage with our shareholders by conducting regular meetings with our major shareholders to discuss governance matters.	✓
We utilize an independent compensation consultant.	✓
We disclose our performance metrics.	✓
We maintain share ownership guidelines for our NEOs and directors.	✓
We do not have compensation programs that encourage imprudent risk.	✓
We maintain clawback and anti-hedging policies.	✓
Our equity grant practices, including burn rate and dilution, are conservative (we use shares at a rate well below those of our peers).	✓
We offer no officer-specific gross-ups or tax assistance specific to our NEOs.	✓
We maintain a competitive severance program with appropriate post-employment provisions.	✓
We do not have any individual change in control agreements and maintain double-trigger vesting of equity awards upon a change in control.	✓

Leadership Transition

On September 9, 2014, we announced that Mr. O’Neal would retire effective March 1, 2015, after a 43-year career with Delphi and that Mr. Clark, our CFO and Executive Vice President, would become COO effective October 1, 2014 and then succeed Mr. O’Neal as CEO effective March 1, 2015. Following his retirement as CEO, Mr. O’Neal will continue to serve the Company as an advisor through December 31, 2015. We also announced on September 9, 2014 the hiring of Mr. Murphy as our CFO and Executive Vice President, effective October 1, 2014, to succeed Mr. Clark.

In anticipation of Mr. O’Neal’s retirement, and as part of the Board’s robust succession planning efforts, the Board had evaluated a number of potential internal and external candidates over an extended period of time. Critical factors for this evaluation included demonstrated leadership capabilities, drive, a history of strong performance and experience in the industry, as well as the ability to execute a seamless leadership transition. After completing its in-depth evaluation, the Board unanimously concluded that Mr. Clark, who has served as Delphi’s CFO since 2010 and led the Company, along with Mr. O’Neal, through its initial public offering and subsequent successes, would become Delphi’s next CEO. Mr. Clark is a strong leader who has extensive experience across multiple industries. He has demonstrated success in creating and implementing our business strategy in partnership with our leadership team and will continue our focus on driving sustained value creation.

In order to ensure a successful transition, the Board determined that: (1) enhancing Mr. Clark’s ongoing involvement with Delphi’s global operations and customers prior to assuming the CEO role was essential and (2) continued access to Mr. O’Neal would be an invaluable resource.

Accordingly, Mr. Clark was appointed first as COO, in which capacity he continued to report to Mr. O’Neal and assumed responsibility for all business segments and our supply management function. In addition, the Board and Mr. O’Neal agreed that Mr. O’Neal would serve in an advisory role through December 31, 2015, following his retirement from the CEO position.

In view of this change in roles for Mr. Clark, the Board engaged in a thorough search of internal and external candidates for the CFO role. Mr. Murphy was selected for his significant experience in operating and finance senior leadership roles at complex manufacturing companies, his global experience and his experience in the equity and debt capital markets. Most recently he served as President of Praxair, Inc.’s U.S. Industrial Gases business, having previous experience serving as a public company CFO as well as corporate controller.

The following compensation decisions were made to support the leadership transition:

•

Mr. Clark’s compensation was adjusted upon his promotion to the role of COO. His compensation was further adjusted in March 2015 when he became CEO. The compensation adjustments made as of October 1, 2014, when he assumed the COO role, were:

—	An increase in base salary to $900,000;
—	A change in the annual incentive cash target to 125% of base salary; and
—	An additional long-term equity grant with a target value of $1,500,000, of which 75% has performance-based vesting and 25% has time-based vesting.
•	Mr. Clark’s 2015 compensation as CEO includes:
—	Annual base salary of $1,100,000;

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Compensation Discussion and Analysis (continued)

—	Annual incentive cash target established at 150% of base salary; and
—	A long-term equity grant with a target value of $7,600,000, of which 75% has performance-based vesting and 25% has time-based vesting.
•	Mr. Murphy’s compensation as CFO includes:
—	Annual base salary of $685,000;
—	Annual incentive cash target established at 100% of base salary;
—	A long-term equity grant with a target value of $2,000,000, of which 75% has performance-based vesting and 25% has time-based vesting; and
—

A one-time sign-on bonus of $1,250,000, intended to replace foregone amounts from Mr. Murphy’s former employer and to incentivize Mr. Murphy to join Delphi. The agreement was for payments of $750,000 in October 2014 and $500,000 in April 2015, with each payment subject to repayment if Mr. Murphy voluntarily terminates his employment for any reason within 12 months of receipt of such payment.

Mr. O’Neal received a one-time transition equity award with a target value of $2,000,000 in February 2015, which will vest in full on December 31, 2015, as compensation for his advisory services through 2015. In light of Mr. O’Neal’s retirement in March 2015, he did not receive the annual long-term incentive award granted to other executives in February 2015.

Continuity Awards During Leadership Transition. The Compensation Committee believes that continuity of a strong leadership team in strategically critical roles helps maintain the Company’s strong performance. Therefore, as part of the planned leadership transition process, the Compensation Committee granted continuity awards to select key officers in the past few years. While a primary objective of the continuity awards was retention of key leaders, the Compensation Committee maintained a performance focus by making 50% of the awards’ grant value performance-based (see “Continuity Awards” section for more details about these awards). We believe these awards enabled our retention of these executives and that the leadership transition will be completed during 2015.

2014 Company Performance Highlights

Our achievements in 2014 included the following:

•	Generating gross business bookings of $25.1 billion, based upon expected volumes and pricing;
•	Generating $2.1 billion of cash from operations;
•	Continuing our focus on diversifying our geographic, product and customer mix, resulting in 34% of our 2014 net sales generated in the North American market, 23% generated from the Asia Pacific region, which we have identified as a key market likely to experience substantial growth, and 17% generated from our largest customer;

•	Increasing our quarterly cash dividend 50% to $0.25 per ordinary share;
•	Executing $1.0 billion of share repurchases;
•	Expanding our portfolio of product offerings in the high-growth automotive electrical connectors business through the acquisitions of Antaya Technologies Corporation and Unwired Holdings, Inc.;
•

Maximizing our operational flexibility and profitability at all points in the normal automotive business cycle, by having approximately 94% of our hourly workforce based in low cost countries and approximately 26% of our hourly workforce composed of temporary employees;

•

Initiating restructuring activities, with a primary focus on South America and Europe, in order to align our manufacturing capacity and footprint with the current automotive production levels in those regions, allowing us to maintain our industry-leading cost structure;

•	Achieving enhanced credit ratings from Standard & Poor’s Ratings Service and Moody’s Investor Service and Fitch Ratings;
•

Leveraging our enhanced, investment grade credit metrics to further refine our capital structure and increase our financial flexibility by successfully issuing $700 million of 4.15% senior unsecured notes, and utilizing the proceeds primarily to redeem our 5.875% Senior Notes and to repay a portion of the Tranche A Term Loan, thereby satisfying all principal obligations on our debt through March 1, 2018;

•

Forming a Technology Advisory Council, a panel of prominent global technology thought leaders, which guides our product strategies and investments in technology with a focus on developing advanced technologies to drive growth;

•

Enhancing talent, succession planning and leadership development programs and practices globally, including progress in key external hires, internal promotions, international assignments and initiatives related to recruiting programs;

•	Executing on employee health and safety, product quality, customer delivery and product launches; and
•	Focusing on innovation through new technology launches, expanded platform applications for leading edge products, expanding our extensive portfolio of patents, and industry awards and recognition.

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Compensation Discussion and Analysis (continued)

Our financial, operational and strategic performance over time is reflected in our results and returns to shareholders. This performance is shown in the following financial metrics and total shareholder return charts. We have aligned our performance-based annual and long-term incentive plans for executives with these metrics.

Metric definitions:

Adjusted Net Income is defined as net income (loss) before restructuring, transaction costs associated with acquisitions, other project and integration costs related to acquisitions and other portfolio transactions, asset impairments, debt extinguishment costs and the net impact of significant deferred tax asset valuation allowance estimate changes.

Return on Net Assets is defined as tax-affected operating income (net income before interest expense, other income (expense), net, equity income (loss), restructuring, other project and integration costs related to acquisitions and other portfolio transactions and asset impairments), divided by average net working capital plus average net property, plant and equipment, measured each calendar year.

Cash Flow Before Financing (“CFBF”) is defined as cash provided by (used in) operating activities plus cash provided by (used in) investing activities, adjusted for the purchase price of business acquisitions.

Adjusted Earnings Per Share (“EPS”) is defined as adjusted net income divided by the weighted number of diluted shares outstanding.

Please see Appendix A for a reconciliation of these numbers to U.S. GAAP financial measures.

Total Shareholder Return history:

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Compensation Discussion and Analysis (continued)

Compensation Philosophy and Strategy

General Philosophy in Establishing and Making Pay Decisions. It is important that we ensure that our compensation programs encourage executives to make sound decisions that drive long-term value creation. The Compensation Committee utilizes a combination of fixed and variable pay elements in order to achieve the following objectives:

•	Support Delphi’s overall business strategy and results as they relate to long-term value creation;
•	Pay-for-performance by linking incentive compensation to defined short- and long-term performance goals;
•	Attract and retain key executives by providing competitive total compensation opportunities; and
•	Align executive and investor interests by establishing market and investor-relevant metrics that drive shareholder value.

Our pay positioning goal for target total direct compensation (base salary, annual and long-term incentives) for our officer group, including the NEOs, is to approximate the median (50th percentile) of our market. Compensation for individual roles may be positioned higher or lower than the market median where we believe it is appropriate, considering multiple factors, such as each executive’s roles and responsibilities, labor market dynamics, the individual’s performance over time and experience the individual may have in his or her role with Delphi.

Peer Group Analysis. To attract and retain key executives, our goal is to provide compensation opportunities at competitive market pay rates. We have created a compensation structure that focuses on the median of our selected peer companies, but also allows total compensation to vary to reflect certain considerations, such as company performance, individual experience, job responsibilities and performance factors.

An element of this process is selecting a relevant peer group against which we compare our elements of pay. The Compensation Committee reviews and determines the composition of our peer group on an annual basis, considering input from its independent compensation consultant. Effective for 2014, with advice from its independent consultant, the Compensation Committee approved a change to the peer group, reducing the number of peer companies from 18 to 17. Navistar International Corporation was removed from the peer group given its recent performance, including a decline in market capitalization.

Delphi’s 2014 peer group was made up of the following 17 companies, whose aggregate profile was comparable to Delphi in terms of size, industry and competition for executive talent.

AutoLiv Inc.	Illinois Tool Works, Inc.
BorgWarner Inc.	Ingersoll-Rand Plc
Cummins Inc.	Johnson Controls, Inc.
Danaher Corporation	Lear Corporation
Dover Corporation	PACCAR Inc.
Eaton Corporation	Parker-Hannifin Corporation
Emerson Electric Co.	Textron Inc.
Genuine Parts Company	TRW Automotive Holdings Corp.
The Goodyear Tire & Rubber Co.

In 2014, target total direct compensation for our CEO and among our other NEOs, on average, was positioned within a competitive range of the market median. Adjustments are typically made when we believe that there is a market or individual performance issue that should be addressed to preserve the best interests of the shareholders.

Shareholder Engagement. During 2014, we enhanced our ongoing engagement with our shareholders by meeting with a significant number of our major institutional investors. These meetings, conducted by members of management, centered

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Compensation Discussion and Analysis (continued)

on discussions about our governance and compensation practices. These discussions provided valuable insights into the shareholders’ views of our current governance practices and compensation programs, as well as the shareholders’ voting processes and priorities. The feedback from these investors on our compensation practices has been positive. We will continue to engage with shareholders on a regular basis to better understand and consider their views on our executive compensation programs and corporate governance practices.

Say-on-Pay. At our 2014 Annual Meeting of Shareholders, we received approximately 97.5% of votes cast in support of our executive compensation program. Management and the Compensation Committee reviewed our shareholders’ affirmative 2014 Say-on-Pay vote and believe it to be a strong indication of support for Delphi’s executive compensation program.

Overview of Executive Compensation

We regularly undertake a comprehensive review of our business plan to identify strategic initiatives that should be linked to compensation. We also assess and review the level of risk in our compensation programs to ensure that they do not encourage imprudent risk-taking.

Elements of Executive Compensation. In line with our compensation philosophy, we annually provide the following primary elements of compensation to our officers, including the NEOs:

•	Base salary;
•	Annual incentive award;
•	Annual long-term incentive award; and
•	Other compensation, which consists of qualified and non-qualified defined contribution plans.

Additional, non-primary elements of executive compensation, such as expatriate or relocation payments, may be provided under various circumstances. These types of elements are reflected in the “All Other Compensation” column of the “2014 Summary Compensation Table”.

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Compensation Discussion and Analysis (continued)

The following table outlines the primary elements of compensation and indicates how they relate to our key strategic objectives:

Element	Key Features	Relationship to Objectives
Total Direct Compensation

Base Salary	• Commensurate with responsibilities, experience and performance • Reviewed on a periodic basis for competitiveness and individual performance • Targeted at market median	• Attract and retain key executives

Annual Incentive Plan

•   Compensation Committee approves a target incentive pool for each performance period based on selected financial and/or operational metrics

•   Each executive is granted a target award opportunity varying by level of responsibility

•   Payouts are determined by achievement of financial goals (at both the corporate and, where applicable, division level), then adjusted to reflect individual performance based on pre-established individual objectives

• Pay-for-performance • Align executive and shareholder interests • Attract, retain and motivate key executives

Long-Term Incentive Plan

•   Target award granted commensurate with responsibilities, experience and performance

•   Issue full share unit awards, 75% weighted on company performance metrics, including use of relative total shareholder return (“TSR”), and 25% time-based, which means that the value is determined by the Company’s stock price

• Pay-for-performance • Align executive and shareholder interests • Attract, retain and motivate key executives • Focus on long-term value creation
Other Compensation

Retirement Programs (Plan names and descriptions provided under “Other Compensation” section)

•   Qualified defined contribution plan available to all U.S. salaried employees, including executives

•   Non-qualified defined contribution plan available to eligible employees, including executives, who exceed statutory limits under our qualified defined contribution plan

•   Defined benefit plan that was frozen as of September 2008

• Attract and retain key executives

Total Direct Compensation Mix. Base salary, annual and long-term incentive awards make up our executives’ total direct compensation. Delphi strives to ensure that a majority of each executive’s total direct compensation is comprised of performance-based pay. Our annual incentive and long-term incentive awards are considered performance-based pay because the recipients of these awards must achieve specified performance goals at corporate, division and individual levels to receive any payment.

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Compensation Discussion and Analysis (continued)

Mr. O’Neal’s target performance-based pay makes up 88% of his current total target compensation, which includes the 71% of his total target compensation that is derived from long-term incentives. His base salary makes up 12% of his total direct compensation. Our remaining NEOs’ total direct compensation, on average, is comprised of 79% performance-based pay and 21% base salary, with long-term incentives constituting 57% of total direct compensation. The large proportion of performance-based pay, combined with a focus on long-term incentive awards, aligns the NEOs’ interests with the interests of Delphi’s shareholders.

The mix of compensation for our CEO and other NEOs is shown below:

2014 Target Compensation Structure. The following table depicts target total direct compensation opportunities for the NEOs as of December 31, 2014.

Name	Base Salary ($)	Annual Incentive Target Award ($)	Long-Term Incentive Plan Target Award ($)		Total ($)
Rodney O’Neal	$1,300,000	$1,950,000	$8,000,000		$11,250,000
Chief Executive Officer and President
Kevin P. Clark	900,000	1,125,000	3,500,000	(1)	5,525,000
Chief Operating Officer (previously Chief Financial Officer and Executive Vice President)
Mark J. Murphy	685,000	685,000	2,000,000		3,370,000
Chief Financial Officer and Executive Vice President
James A. Spencer	700,000	700,000	1,700,000		3,100,000
Executive Vice President, Operations and President, Delphi Latin America
Jeffrey J. Owens	627,500	627,500	1,150,000		2,405,000
Chief Technology Officer and Executive Vice President
Majdi B. Abulaban	630,000	535,000	1,200,000		2,365,000
Senior Vice President, Electrical/Electronic Architecture and President, Delphi Asia Pacific

(1)	Mr. Clark’s annual long-term incentive award consists of a February 2014 annual grant of $2,000,000 as CFO and an October 2014 grant of $1,500,000 upon promotion to COO.

Annual Compensation Determination. Individual base salaries and annual incentive targets for the officers are established based on the scope of each officer’s responsibilities, individual performance, experience and market pay data. For newly hired officers, the Compensation Committee also considered the individual’s compensation for his or her prior role at his or her previous employer. At the beginning of each year, we also define the key strategic objectives each officer is expected to achieve during that year, which are evaluated and approved by the Compensation Committee.

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Compensation Discussion and Analysis (continued)

Base Salary. Base salary is generally targeted at the median of our peer group and is intended to be commensurate with each executive’s responsibilities, experience and individual performance. For newly hired officers, the Compensation Committee also takes into account the individual’s compensation and role at his or her previous employer.

Our practice is to periodically make pay adjustments. During 2014, two of our NEOs received base salary adjustments due to their expanded responsibilities and peer market compensation reviews. The following table summarizes these adjustments:

Name	Base Salary Adjustment Effective Date	Adjusted Base Salary ($)	Increase (Decrease) (%)
Kevin P. Clark	October 1, 2014	$900,000	13%
Majdi B. Abulaban	February 1, 2014	630,000	20

The “2014 Summary Compensation Table” displays 2014 pro rata base salary amounts.

Annual Incentive Plan. Our Annual Incentive Plan is designed to motivate executives to drive company earnings, cash flow before financing and profitable growth by measuring the executives’ performance against the current year business plan at the corporate and relevant division levels. The Compensation Committee sets financial performance metrics for our Annual Incentive Plan at challenging levels to drive superior financial performance, resulting in superior shareholder returns.

The Compensation Committee establishes the annual incentive target for each officer in a manner similar to the process for determining base salary. The approved target is based on his or her position, the size and scope of his or her responsibilities and relevant market pay data. For 2014, the value of two of our NEOs’ annual incentive targets were adjusted in direct correlation to their base salary adjustments, as follows:

Name	Adjusted Annual Incentive Target ($)	Percentage of Salary (%)
Kevin P. Clark	$1,125,000	125%
Majdi B. Abulaban	535,000	85

The Compensation Committee, working with management and its independent compensation consultant, also sets the annual incentive plan performance objectives and payout levels based on Delphi’s annual company business objectives, which are then reviewed and approved by the Board. For 2014, each NEO’s award payout was determined as follows:

•	Corporate performance metrics were weighted 100% for Messrs. O’Neal, Clark, Murphy, Spencer and Owens and
25% for Mr. Abulaban, with division performance metrics as the remaining 75%.
•	Individual performance objectives were considered for reduction of the incentive payment if individual objectives were not met.

For 2014, both corporate and division performance objectives were based on the following metrics because these are measures aligned with our business strategy:

•	Corporate performance: Net Income (“NI”), Cash Flow Before Financing (“CFBF”) and Revenue Growth (Bookings).
•	Division performance: Operating Income (“OI”), Simplified Operating Cash Flow (“SOCF”) and Revenue Growth (Bookings).

The Compensation Committee selected the following weightings in 2014 for both Corporate and Division performance metrics:

Performance Metrics	Weighting (%)
NI (Corporate) or OI (Division)(1)	50%
CFBF (Corporate) and SOCF (Division)(2)	40
Revenue Growth (Bookings)(3)	10

(1)	NI and OI are appropriate measurements of our underlying earnings for 2014 and a good indication of our overall financial performance.
(2)	CFBF and SOCF are different metrics for measuring cash. CFBF is cash flow before financing, which is defined as cash provided by (used in) operating activities plus cash provided by (used in) investing activities. SOCF is defined, on a divisional basis, as earnings before interest, tax depreciation and amortization (“EBITDA”), plus or minus changes in accounts receivable, inventory and accounts payable, less capital expenditures net of proceeds from asset dispositions, plus restructuring expense, less cash expenditures for restructuring.
(3)	Revenue Growth (Bookings) is based on our future business booked in the current fiscal year. In general, in order to achieve the target performance level, a specified percentage of our planned future sales for the next two calendar years must be booked by the end of the measurement period, in this case the end of fiscal year 2014.

The NI / OI and CFBF metrics and the award payout levels related to those metrics are measured on a performance matrix, with threshold, target and maximum financial performance requirements and the payout levels set by the Compensation Committee. Performance below the minimum threshold results in no payout, and performance above the maximum level is capped at a maximum payout, which is 200% of the target award.

Revenue Growth (Bookings) is treated differently from the NI / OI and CFBF metrics, as it includes only a target level without threshold or maximum performance levels. If Revenue Growth (Bookings) is achieved, the target award level for that metric will be paid. If Revenue Growth (Bookings) is not achieved, the entire Revenue Growth (Bookings) portion of the award will not be paid.

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2015 NOTICE OF MEETING AND PROXY STATEMENT

Compensation Discussion and Analysis (continued)

The threshold, target and maximum payout levels of our 2014 annual incentive program were:

Performance Level	NI / OI (%)	CFBF / SOCF (%)	Revenue Growth (Bookings) (%)
Threshold	50%	50%	0%
Target	100	100	100
Maximum	200	200	200

The 2014 performance targets relevant to the NEOs were:

Division	NI / OI Target (in millions) ($)	CFBF / SOCF Target (in millions) ($)(1)	Revenue Growth 2015 / 2016 (Bookings) Target (%)
Corporate	$1,494	$1,075	99% / 91%
Electrical/Electronic Architecture	1,007	954	98 / 91

(1)	CFBF and SOCF are different metrics for measuring cash. CFBF is cash flow before financing, which is defined as cash provided by (used in) operating activities plus cash provided by (used in) investing activities. SOCF is defined, on a divisional basis, as EBITDA, plus or minus changes in accounts receivable, inventory and accounts payable, less capital expenditures net of proceeds from asset dispositions, plus restructuring expense, less cash expenditures for restructuring.

Given the performance levels required for target payment, 2014 performance at both the Corporate and Division level was above target. As a result, award payout percentages based on Corporate and Division level metrics ranged from 134% to 127% of target for our NEOs.

Once the preliminary earned awards were determined based on the three financial metrics at the Corporate and/or Division level, the Compensation Committee, in conjunction with the CEO, assessed each officer’s performance based on the attainment of individual performance objectives. The CEO did not participate in the assessment of his own performance.

In determining final individual awards, the Compensation Committee evaluates each officer’s performance objectives in relation to the division and overall corporate performance, as applicable. The officer performance objectives relate to specific customer relationships, improved cost structure initiatives, enhancing talent and leadership programs, health and safety goals, product quality objectives as well as specific financial and innovation improvement goals. Each NEO achieved his individual objectives and, therefore, the Compensation Committee did not consider any downward adjustments to the awards.

The Compensation Committee approved the following 2014 annual incentive awards for the NEOs:

Name	Annual Incentive Plan Actual 2014 Payment ($)(1)	Percent of Target Incentive (%)
Rodney O’Neal	$2,613,000	134%
Kevin P. Clark	1,180,875	134
Mark J. Murphy(2)	229,475	134
James A. Spencer	938,000	134
Jeffrey J. Owens	840,850	134
Majdi B. Abulaban	670,057	127

(1)	These award amounts are reported in the “Non-Equity Incentive Plan Compensation” column of the “2014 Summary Compensation Table”.
(2)	Mr. Murphy’s award is prorated based on his start date.

Long-Term Incentive Plan. Delphi’s Long-Term Incentive Plan is designed to motivate performance on long-term strategic metrics and retain participants.

Our annual equity awards include both performance-based and time-based RSUs. The time-based RSUs, which make up 25% of NEOs’ long-term award, vest ratably over three years, beginning on the first anniversary of the grant date. The performance-based RSUs, which make up 75% of the NEOs’ long-term award, vest at the completion of a three-year performance period. For the 2014 grant, vesting will occur at the end of 2016. Each NEO will receive between 0% and 200% of his target performance-based award based on the Company’s performance against the following company-wide performance metrics.

Metric	Weighting (%)
Average Return on Net Assets (RONA)(1)	50%
Cumulative Earnings Per Share (EPS)(2)	30
Relative Total Shareholder Return (TSR)(3)	20

(1)	Average return on net assets is tax-affected operating income divided by average net working capital plus average net property, plant and equipment for each calendar year.
(2)	Cumulative EPS is net income attributable to Delphi divided by the weighted number of diluted shares outstanding.
(3)	Relative total shareholder return is measured by comparing the average closing price per share of the Company’s ordinary shares for all available trading days in the fourth quarter of 2016 to the average closing price per share of the Company’s ordinary shares for all available trading days in the fourth quarter of 2013, including the reinvestment of dividends, and assessing against a comparable measure of the 2014 Russell 3000 Auto Parts Index companies.

The Long-Term Incentive Plan allows for dividend equivalents to be accrued against unvested RSUs; however, the dividend equivalents vest and pay out only if and to the extent that the underlying RSUs vest and pay out (including satisfying the same performance criteria). Should an executive voluntarily terminate his or her employment prior to the end of a performance period or should performance criteria not be satisfied, such RSUs and dividend equivalents would not vest.

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Compensation Discussion and Analysis (continued)

2012 Performance-Based RSUs (2012-2014 Performance Period)

In February 2015, we paid out the performance-based RSUs for the 2012-2014 performance period. The following tables set forth: (i) the threshold, target and maximum levels, as well as the actual level achieved, for each performance metric; (ii) the target number of performance-based RSUs attributable to each performance metric and actual number of performance-based RSUs earned based on the performance of each metric, for each applicable NEO; and (iii) the target total number of performance-based RSUs and actual total number of performance-based RSUs earned, for each NEO.

Metric	Weighting (%)	Threshold	Target	Maximum	Actual
Average Return on Net Assets (RONA)(1)(4)	50%	28%	33.5%	40%	35.2%
Cumulative Net Income (NI)(2)(4)	30	$3,335	$4,204	$4,930	$3,919
Relative Total Shareholder Return (TSR)(3)	20	30%	50%	90%	96%

(1)	Average return on net assets is tax-affected operating income divided by average net working capital plus average net property, plant and equipment for each calendar year.
(2)	Cumulative net income is earnings attributable to Delphi. Values in this row are denominated in millions.
(3)	Relative total shareholder return is measured by comparing the average closing price per share of the Company’s ordinary shares for all available trading days in the fourth quarter of 2014 to the average closing price per share of the Company’s ordinary shares for all available trading days in the fourth quarter of 2011, including the reinvestment of dividends, and assessing against a comparable measure of the 2012 Russell 3000 Auto Parts Index companies.
(4)	Includes adjustments for incentive plan calculation purposes.

Based on the achievement of the performance goals associated with these performance-based RSUs, the payout multiplier was 141% of the awarded target opportunity.

	Performance-based RSUs
Name(1)	Target Number of Units attributable to RONA (#)	Actual Number of Units earned attributable to RONA (#)(2)	Target Number of Units attributable to NI (#)	Actual Number of Units earned attributable to NI (#)(2)	Target Number of Units attributable to TSR (#)	Actual Number of Units earned attributable to TSR (#)(2)
Rodney O’Neal	106,635	162,085	63,981	53,104	42,654	85,308
Kevin P. Clark	35,545	54,028	21,327	17,701	14,218	28,436
James A. Spencer	26,214	39,845	15,729	13,055	10,486	20,972
Jeffrey J. Owens	19,247	29,255	11,549	9,586	7,699	15,398
Majdi B. Abulaban	8,353	12,697	5,012	4,160	3,341	6,682

	Performance-based RSUs
Name(1)	Target total Number of Units Granted (#)	Actual total Number of Units earned (#)(3)
Rodney O’Neal	213,270	309,141
Kevin P. Clark	71,090	103,047
James A. Spencer	52,429	75,998
Jeffrey J. Owens	38,495	55,800
Majdi B. Abulaban	16,706	24,217

(1)	Mr. Murphy did not join Delphi until 2014 and therefore was not a recipient of any Delphi long-term incentive awards in 2012.
(2)	Excludes accrued dividend equivalents.
(3)	Includes accrued dividend equivalents.

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2015 NOTICE OF MEETING AND PROXY STATEMENT

Compensation Discussion and Analysis (continued)

2014 Grant

The Compensation Committee established the following 2014 long-term award targets for our NEOs, taking into account scope of responsibilities, individual performance and market pay data:

Name	2014 Long-Term Incentive Award Targets ($)
Rodney O’Neal	$8,000,000
Kevin P. Clark(1)	3,500,000
Mark J. Murphy	2,000,000
James A. Spencer	1,700,000
Jeffrey J. Owens	1,150,000
Majdi B. Abulaban	1,200,000

(1)	Mr. Clark’s annual long-term incentive award consists of a February 2014 annual grant of $2,000,000 as CFO and an October 2014 grant of $1,500,000 upon his promotion to COO.

These target award values were used to determine the number of shares granted. The accounting values of the long-term incentive awards are reported in the “Stock Awards” column of the “2014 Summary Compensation Table”.

Continuity Awards

In 2013, the Compensation Committee granted continuity awards to Messrs. Clark, Spencer and Owens, consisting of RSUs, of which 50% have performance-based vesting and 50% have time-based vesting. The performance-based RSUs will vest at the end of a three-year performance period in December 2015. The performance metric is average EBITDA margin during the performance period. The time-based RSUs will vest in February 2016.

In February 2015, the Compensation Committee granted continuity awards to Mr. Abulaban and three other key officers of the Company. These awards will cliff-vest four years from grant and have 50% performance-based vesting and 50% time-based vesting. Similar to our annual long-term incentive award, the performance metric is relative TSR.

Other Compensation. Additional compensation programs available to our executives are generally described below. Typically, only benefits and policies offered to the other salaried employee populations are available to our NEOs.

•

Salaried Retirement Savings Program (“SRSP”). Along with other eligible Delphi salaried employees, our executives are eligible to participate in our broad-based defined contribution plan, the SRSP, which is a qualified plan under Section 401(k) of the Internal Revenue Code (the “Code”). All contributions are subject to any contribution limits imposed by the Code.

•

Salaried Retirement Equalization Savings Program (“SRESP”). Under the SRESP, eligible employees receive Delphi contributions in excess of the limits imposed upon the SRSP by the Code. No guaranteed or above-market rates are earned; the investment options available are a subset of those available to all employees under the SRSP. Additional details regarding benefits and payouts under this plan are provided in the “Non-Qualified Deferred Compensation” section.

•

Supplemental Executive Retirement Program (“SERP”). A predecessor SERP was frozen (for purposes of credited service and compensation calculations) in September 2008, as described further under the “Pension Benefits” section.

•

Other Benefits. We also provide additional benefits, such as health and welfare, expatriate and relocation benefits to our NEOs. In general, these benefits are the same as those provided to similarly situated employees.

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Compensation Discussion and Analysis (continued)

Significant 2015 Compensation Decisions

The following table summarizes the key 2015 compensation decisions for the NEOs. These decisions will be discussed in more detail in the proxy statement for our 2016 annual meeting.

Kevin P. Clark	Established Mr. Clark’s compensation as COO and established his pay as CEO, beginning March 1, 2015 (see the “Leadership Transition” section).

Rodney O’Neal

Established a transitional consulting arrangement with Mr. O’Neal for 2015 (see the “Leadership Transition” section) to ensure a seamless transition of the CEO role to Mr. Clark. Such arrangement will allow continued access to Mr. O’Neal following his retirement. Mr. O’Neal, in connection with his retirement and pursuant to the terms of the Annual Incentive Plan, will receive a pro rata share of any 2015 annual incentive paid, based on his service as CEO.

Other NEO Compensation

Along with three other key officers of the Company, Mr. Abulaban received a one-time continuity award in February 2015. Mr. Abulaban’s award had a grant value of $5,000,000 and is in addition to his annual equity award. This one-time award was granted for the purpose of retaining key officers in the face of succession changes and ensuring stability of operational leadership, while maintaining a performance-based focus. These awards will cliff-vest in four years, of which 50% has time-based vesting and 50% has performance-based vesting (with relative TSR as the performance metric). This award is subject to the same restrictive covenants (e.g., non-compete, non-interference) as other annual long-term incentive grants.

Annual Incentive Plan Performance Metric Weighting

For division participants, changed the relative weightings between Division and Corporate metrics for awards under the Annual Incentive Plan to 60% Division (previously 75%) and 40% Corporate (previously 25%). This change is designed to improve alignment of Division and Corporate incentives. Also, added a feature permitting the Compensation Committee to approve adjustments to individual payout levels within a range of plus or minus ten percent of target opportunity based on outcome on other qualitative metrics. The change allows for the ability to adjust formulaic, financial metrics and derived payouts for non-financial metric considerations.

Governance Practices

Stock Ownership Guidelines. To support better alignment of our executives’ interests with those of our shareholders, Delphi’s Board believes that our officers should maintain an appropriate level of equity interest in Delphi. To that end, our Board developed the following stock ownership guidelines: The CEO is required to hold a minimum of five times his base salary; our most senior elected officers (typically our Section 16 officers) are required to hold a minimum of three times their base salaries; and our elected corporate staff officers are required to hold a minimum of one time their base salaries in Delphi shares. Our officers, including our NEOs, are expected to fulfill the holding requirement within five years. The Compensation Committee reviews the ownership level for covered executives each year. As of the 2014 measurement of ownership, all but two of our NEOs, Messrs. Abulaban and Murphy, were at or above the applicable ownership requirement. Although Mr. Abulaban, who is one of our newest Section 16 officers, has two years until his five-year ownership guideline fulfillment date, he will exceed his applicable guideline in early 2015. Mr. Murphy joined the Company in 2014, and, pursuant to our stock ownership guidelines, he has five years to meet his ownership guidelines.

Clawback. As a matter of policy, if our financial statements are materially misstated or in material noncompliance with any financial reporting requirement under securities laws, then the Compensation Committee will review the circumstances and determine if any participants should forfeit certain future awards or repay prior payouts. If the misstatement is due to fraud, then the participants responsible for the fraud will forfeit their rights to future awards and must repay any amounts they received from prior awards due to the fraudulent behavior. The Compensation Committee will update our clawback policy, as appropriate, to comply with the require-

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2015 NOTICE OF MEETING AND PROXY STATEMENT

Compensation Discussion and Analysis (continued)

ments for clawbacks under the final provisions of the 2010 Dodd-Frank Wall Street Reform and Consumer Protection Act.

Restrictive Covenants. All executives, including the NEOs, are required to sign confidentiality and non-interference agreements in order to participate in the Long-Term Incentive Plan. The non-interference agreements include non-compete and non-solicitation covenants, which prevent executives from:

•	Working for a competitor or otherwise directly or indirectly engaging in competition with us for 12 months after leaving Delphi;
•	Soliciting or hiring employees for 24 months after leaving Delphi; and
•	Soliciting customers for 24 months after leaving Delphi.

If the terms of the confidentiality and non-interference agreements are violated, Delphi has the right to cancel or rescind any final Long-Term Incentive Plan award, consistent with applicable law.

No Tax Gross-Ups. We do not provide any tax gross-ups specific to our officer population. Certain expatriate policy and relocation provisions, applicable to all salaried employees, allow for tax gross-ups as reimbursement for additional taxes or expenses incurred due to expatriate status or relocation expenses.

No Hedging. The Company prohibits its directors, officers and employees from engaging in transactions having the effect of hedging the unvested portion of any equity or equity-linked award.

Independent Compensation Consultant. The Compensation Committee retains Compensation Advisory Partners LLC (“CAP”) as its independent compensation consultant. The scope of the work done by CAP for the Compensation Committee includes the following:

•	Preparing analyses and recommendations that inform the Compensation Committee’s decisions;
•	Preparing and evaluating market pay data and competitive position benchmarking;
•	Assisting in the design and development of Delphi’s executive compensation programs;
•	Providing updates on market compensation trends and the regulatory environment as they relate to executive compensation;
•	Reviewing various management proposals presented to the Compensation Committee related to executive compensation; and
•	Working with the Compensation Committee to validate and strengthen the pay-for-performance relationship and alignment with shareholders.

The Compensation Committee has assessed the independence of CAP pursuant to SEC and NYSE rules and concluded that no conflict of interest exists that would prevent CAP from independently representing the Compensation Committee. CAP does not perform other services for Delphi, and will not do so without the prior consent of the Chair of the Compensation Committee. CAP meets with the Compensation Committee Chair and the Compensation Committee outside the presence of management. In addition, CAP participates in all of the Compensation Committee’s meetings and, when requested by the Compensation Committee Chair, in the preparatory meetings and the executive sessions.

Compensation Risk Assessment. Pay Governance, a compensation consultant retained by Delphi, conducted a risk assessment of our compensation programs in 2014 including review of incentives for non-executive participants and concluded that our compensation policies, practices and programs do not create risks that are reasonably likely to have a material adverse effect on Delphi. The analysis included a review of our significant pay programs, the Compensation Committee’s oversight of such programs, which determined that we have strong governance for officer pay programs, and interviews with executives representing Accounting, Finance, HR, Legal and Internal Audit /Compliance.

The Compensation Committee and CAP reviewed the analysis and discussed the report with management. The Compensation Committee agreed that our compensation policies, practices and programs do not create risks that are reasonably likely to have a material adverse effect on Delphi. In doing so, the Compensation Committee also reaffirmed the following key risk mitigating factors with respect to our NEOs:

•	Mix of fixed versus variable, cash versus equity-based and short- versus long-term compensation with an emphasis on equity-based pay;
•

Incentive award opportunities, with performance-based awards capped at two times the target amount, that span both annual and overlapping, multiyear time periods and condition payout on a range of financial metrics (including total shareholder return);

•	Application of a clawback policy; and
•	Stock ownership guidelines, with robust officer ownership levels, and the prohibition of hedging.

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2015 NOTICE OF MEETING AND PROXY STATEMENT

Compensation Discussion and Analysis (continued)

Tax and Accounting Considerations

Section 162(m) of the Code limits the tax deductibility of compensation paid to the chief executive officer and each of the next three most highly compensated executive officers (excluding the CFO) that exceeds $1 million in any taxable year unless the compensation over $1 million qualifies as “performance-based” within the meaning of the Code. It is our policy to structure compensation arrangements with our executive officers to qualify as performance-based so as to maximize the tax deductibility of that compensation for U.S. federal income tax purposes; however, there are cases where the benefit of such tax deductibility is outweighed by the need for flexibility or the attainment of other objectives. We may from time to time award compensation that is not tax deductible if the Compensation Committee determines that it is in our and our shareholders’ best interests.

We also structure compensation in a manner intended to avoid the incurrence of any additional tax, interest or penalties under Sections 409A and 457A of the Code, which govern the provision of non-qualified deferred compensation.

We account for stock-based compensation in accordance with FASB ASC Topic 718, which requires us to recognize compensation expense relating to share-based payments (such as RSUs) in our financial statements. The recognition of this expense has not caused us to limit or otherwise significantly alter the equity-based element of our executive compensation program. This is because we believe that equity awards are a critical component of a pay-for-performance and competitive executive compensation program. The Compensation Committee considers the potential impact of FASB ASC Topic 718 on any proposed change to the equity compensation element of our program.

COMPENSATION COMMITTEE REPORT

We have reviewed and discussed the Compensation Discussion and Analysis with management. Based on such review and discussion, we recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Respectfully submitted,

Rajiv L. Gupta, Chairman

John A. Krol

J. Randall MacDonald

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2015 NOTICE OF MEETING AND PROXY STATEMENT

2014 SUMMARY COMPENSATION TABLE

The table below sets forth specified information regarding the compensation for 2014 of the individuals who served as Chief Executive Officer and President (Rodney O’Neal), Chief Financial Officer and Executive Vice President (Kevin P. Clark and Mark J. Murphy), and the next three most highly compensated executive officers (James A. Spencer, Jeffrey J. Owens and Majdi B. Abulaban).

Name and Principal Position	Year	Salary ($)(2)	Bonus ($)(3)	Stock Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)	Change in Pension Value and Non-qualified Deferred Compensation Earnings ($)(6)	All Other Compensation ($)(7)	Total ($)
Rodney O’Neal	2014	$1,300,000	$500,000	$9,498,579	$2,613,000	$691,171	$272,181	$14,874,930
Chief Executive Officer and President	2013	1,248,142	500,000	7,685,494	2,290,875	76,061	217,477	12,018,049
	2012	1,211,100	—	9,190,800	1,494,000	1,100,339	345,034	13,341,273
Kevin P. Clark(1)	2014	825,000	500,000	3,938,805	1,180,875	—	131,387	6,576,067
Chief Operating Officer (previously Chief Financial Officer and Executive Vice President)	2013	800,000	500,000	4,327,101	984,000	—	105,665	6,716,766
	2012	800,000	600,000	2,987,875	664,000	—	148,312	5,200,187

Mark J. Murphy	2014	207,576	750,000	2,085,477	229,475	—	221,473	3,494,001
Chief Financial Officer and Executive Vice President
James A. Spencer	2014	700,000	—	2,018,489	938,000	304,445	119,318	4,080,252
Executive Vice President, Operations and President, Delphi Latin America	2013	690,833	—	4,531,259	861,000	61,957	98,445	6,243,494
	2012	586,262	—	3,595,941	546,970	484,519	124,262	5,337,954

Jeffrey J. Owens	2014	627,500	—	1,365,398	840,850	284,832	106,259	3,224,839
Chief Technology Officer and Executive Vice President	2013	619,258	—	3,238,308	771,825	8,137	367,024	5,004,552
	2012	528,600	—	3,010,321	520,825	453,526	125,339	4,638,611
Majdi B. Abulaban(1)	2014	621,250	—	1,424,843	670,057	23,817	941,550	3,681,517
Senior Vice President and President, Electrical/Electronic Architecture and President, DelphiAsia Pacific	2013	481,250	—	992,749	523,628		916,516	2,914,143

(1)	Messrs. Clark and Abulaban received base salary increases in 2014. Mr. Clark’s base salary was increased to $900,000 and Mr. Abulaban’s base salary increased to $630,000.
(2)	Base salary and annual incentive awards are eligible for deferral under the SRESP. All of our NEOs participated in the SRESP in 2014. Total base salaries and annual incentive awards, including the deferred portions, are presented in this Summary Compensation Table. Contributions to the SRESP are displayed in the “Non-Qualified Deferred Compensation” section.
(3)	Messrs. O’Neal and Clark each received a $500,000 continuity bonus on January 15, 2014 based on a 2012 arrangement. They were each entitled to an additional $500,000 award payment on January 14, 2015 based on continued employment with Delphi through December 31, 2014. Mr. Murphy received a sign-on payment of $1,250,000 of which $750,000 was paid in 2014 and an additional $500,000 will be paid in 2015 as replacement of foregone amounts from his prior employer.
(4)	The award values reflected in the “Stock Awards” column are the grant date fair value of the NEOs’ respective long-term incentive awards determined in accordance with FASB ASC Topic 718. The 2014 grant dates for accounting purposes for the annual award were set at February 18, 2014, and October 27, 2014 for Messrs. Clark and Murphy’s non-annual awards, as approved by the Board of Directors and Compensation Committee, respectively. For assumptions used in determining the fair value of these awards, see Note 21. Share-Based Compensation to the Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014. The award values include performance-vesting RSUs and reflect the value on the grant date based on the probable outcome of the performance conditions. If maximum performance were achieved, the stock award value would be $16,750,604 for Mr. O’Neal; $6,943,936 for Mr. Clark; $3,674,972 for Mr. Murphy; $3,559,570 for Mr. Spencer; $2,407,845 for Mr. Owens and $2,512,699 for Mr. Abulaban.
(5)	The “Non-Equity Incentive Plan Compensation” column reflects payments made under our Annual Incentive Plan.
(6)	Except for Messrs. Clark and Murphy, all of our NEOs were eligible to receive benefits under the SERP during 2014. The “Change in Pension Value and Non-qualified Deferred Compensation Earnings” column for eligible NEOs reflects the year-over-year change of our estimated liability on our balance sheet. Although the SERP is a frozen program (see “Pension Benefits” section) with fixed measurement parameters, the year-over-year balances change because the NEO’s age and the interest rates used to estimate the award value change each year.

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2014 Summary Compensation Table (continued)

(7)	Amounts reported in the “All Other Compensation” column for 2014 reflect the following:

Name	Delphi Contributions(a)	Life Insurance(b)	Relocation(c)	Expatriate Assignment(d)	Total
Rodney O’Neal	$268,016	$4,165	$—	$—	$272,181
Kevin P. Clark	130,475	912	—	—	131,387
Mark J. Murphy	12,299	123	209,051	—	221,473
James A. Spencer	117,075	2,243	—	—	119,318
Jeffrey J. Owens	104,949	1,310	—	—	106,259
Majdi B. Abulaban	84,566	684	—	856,300	941,550

(a)	This column reflects Delphi’s contributions to both the qualified SRSP and the non-qualified SRESP. For all participants in the SRSP, Delphi provides a contribution of 4% of base salary and annual incentive award payment. We also provide a matching contribution equal to 50% of the participant’s contributions to the program, up to a maximum of 7% of the participant’s base salary and annual incentive award. Additional details regarding the SRESP are provided in the “Non-Qualified Deferred Compensation” section.
(b)	This column reflects the amount imputed to each NEO’s income for premium payments made to his life insurance policy.
(c)	This amount reflects: (i) $21,109 related to Mr. Murphy’s relocation; and (ii) $187,943 paid to a previous employer to repay relocation and related expenses owed to his prior employer due to Mr. Murphy’s resignation. These amounts include tax equalization payments totaling $96,582 which, in the case of the relocation expense, are generally available by policy to all of our employees eligible for relocation assistance.
(d)	Mr. Abulaban is on an expatriate assignment. The payments represented in this column include: housing and living cost allowances of $296,051 and tax equalization payments totaling $560,249 to U.S. and China tax authorities on Mr. Abulaban’s behalf in connection with his expatriate assignment.

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2014 GRANTS OF PLAN-BASED AWARDS

The table below sets forth the threshold, target and maximum award payouts for plan-based awards that were granted to our NEOs in 2014.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	Grant Date Fair Value of Stock and Option Awards ($)(4)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Rodney O’Neal	1/1/2014	$975,000	$1,950,000	$3,900,000
	2/18/2014							35,075	$2,279,156
	2/18/2014				52,611	105,221	210,442		7,357,247
Kevin P. Clark	1/1/2014	440,625	881,250	1,762,500
	2/18/2014							8,769	569,838
	2/18/2014				13,153	26,305	52,610		1,839,299
	10/27/2014							5,581	373,282
	10/27/2014				8,373	16,745	33,490		1,196,307
Mark J. Murphy	1/1/2014	342,500	685,000	1,370,000
	10/27/2014							7,442	497,710
	10/27/2014				11,163	22,326	44,652		1,595,031
James A. Spencer	1/1/2014	350,000	700,000	1,400,000
	2/18/2014							7,454	484,336
	2/18/2014				11,180	22,360	44,720		1,563,442
Jeffrey J. Owens	1/1/2014	313,750	627,500	1,255,000
	2/18/2014							5,042	327,637
	2/18/2014				7,563	15,125	30,250		1,057,578
Majdi B. Abulaban	1/1/2014	263,802	527,604	1,055,208
	2/18/2014							5,261	341,877
	2/18/2014				7,892	15,784	31,568		1,103,634

(1)	These columns show the threshold, target and maximum awards payable to our NEOs under the 2014 Annual Incentive Plan. The final award is determined by both Corporate and Division performance, as well as individual performance, as determined by the Compensation Committee.
(2)	These columns show the threshold, target and maximum awards possible under the performance-based RSUs granted in 2014 pursuant to our Long-Term Incentive Plan including dividend equivalent units. The final awards under the annual equity award will be based on three performance metrics (Average Return on Net Assets, Cumulative Earnings per Share and relative TSR). The three-year performance period is from January 1, 2014 through December 31, 2016. Performance will be determined following the end of the performance period and shares will be distributed no later than March 15, 2017.
(3)	This column shows the number of time-based RSUs granted to our NEOs in 2014 pursuant to our Long-Term Incentive Plan. These time-based RSUs will vest ratably over three years on the first, second and third anniversary dates of the grant.
(4)	The grant date fair value of the award determined in accordance with FASB ASC Topic 718 based on the probable outcome of the performance conditions, excluding the effect of estimated forfeitures. Except for the performance-based units based on relative TSR (20% of the performance-based RSUs), the grant date value for the equity awards was determined to be the grant date closing price of our stock on the New York Stock Exchange. The grant date closing prices on February 18, 2014 and October 27, 2014 were $64.98 and $66.88, respectively. The grant date price for the relative TSR performance-based units was determined using a Monte Carlo simulation and was set at $89.69 per share.

34    DELPHI AUTOMOTIVE PLC

2015 NOTICE OF MEETING AND PROXY STATEMENT

2014 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The values displayed in the table below represent the estimated award value of each NEO’s outstanding long-term incentive awards as of December 31, 2014. The value is calculated using a share price of $72.72, the December 31, 2014 closing price of our stock. The performance-based RSUs granted in 2013 and 2014, labeled as the performance period 1/1/2013 – 12/31/2015 and 1/1/2014 – 12/31/2016, are presented at the maximum level of performance.

Name	Restricted Stock Unit Grant date or Performance Period(1)	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
Rodney O’Neal	2/16/2012	24,361	$1,771,532
	2/15/2013	31,343	2,279,263
	1/1/2013-12/31/2015			282,082	$20,513,003
	2/18/2014	35,075	2,550,654
	1/1/2014-12/31/2016			210,442	15,303,342
Kevin P. Clark	2/15/2012	8,121	590,559
	2/6/2013	23,507	1,709,429
	2/6/2013-12/31/2015			23,507	1,709,429
	2/15/2013	10,448	759,779
	1/1/2013-12/31/2015			94,028	6,837,716
	2/18/2014	8,769	637,682
	1/1/2014-12/31/2016			52,610	3,825,799
	10/27/2014	5,581	405,850
	1/1/2014-12/31/2016			33,490	2,435,393
Mark J. Murphy	10/27/2014	7,442	541,182
	1/1/2014-12/31/2016			44,652	3,247,093
James A. Spencer	2/15/2012	54,710	3,978,511
	2/6/2013	31,343	2,279,263
	2/6/2013-12/31/2015			62,686	4,558,526
	2/15/2013	8,882	645,899
	1/1/2013-12/31/2015			39,962	2,906,037
	2/18/2014	7,454	542,055
	1/1/2014-12/31/2016			44,720	3,252,038
Jeffrey J. Owens	2/15/2012	53,119	3,862,814
	2/6/2013	23,507	1,709,429
	2/6/2013-12/31/2015			47,014	3,418,858
	2/15/2013	6,008	436,902
	1/1/2013-12/31/2015			54,066	3,931,680
	2/18/2014	5,042	366,654
	1/1/2014-12/31/2016			15,125	1,099,890
Majdi B. Abulaban	2/15/2012	1,909	138,822
	2/15/2013	4,049	294,443
	1/1/2013-12/31/2015			36,438	2,649,771
	2/18/2014	5,261	382,580
	1/1/2014-12/31/2016			31,568	2,295,625

(1)	To better understand the information in this table we included the time-based RSU award grant dates and the performance period of our performance-based RSU awards. All shares include dividend equivalent units.
(2)	This column shows the unvested time-based RSU awards as of December 31, 2014:

•	For Messrs. O’Neal, Clark, Spencer, Owens and Abulaban, the units granted in 2012 will vest ratably on February 16, 2015.

DELPHI AUTOMOTIVE PLC    35

2015 NOTICE OF MEETING AND PROXY STATEMENT

2014 Outstanding Equity Awards at Fiscal Year-End (continued)

•	Units granted on 2/6/2013 will vest on February 16, 2015.
•	Units granted on 2/15/2013 will vest ratably on February 16, 2015 and February 12, 2016.
•	Units granted on 2/18/2014 will vest ratably on February 16, 2015, February 12, 2016 and February 17, 2017.
•	Units granted on 10/27/2014 will vest ratably on February 16, 2015, February 12, 2016 and February 17, 2017.

(3)	The amount shown represents the market value of awards using a per share price of $72.72, the closing price of our stock on December 31, 2014.
(4)	Units represent maximum performance level.

OPTION EXERCISES AND STOCK VESTED TABLE

The following table sets forth information regarding vested stock awards during 2014 for our NEOs other than Mr. Murphy who joined Delphi in 2014 and had no vested stock awards during 2014. The value realized on vesting is equal to the market price of the underlying shares on the date of vest.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Rodney O’Neal	348,600	$25,010,845
Kevin P. Clark	116,200	8,336,948
James A. Spencer	86,277	6,185,664
Jeffrey J. Owens	63,094	4,525,467
Majdi B. Abulaban	28,093	2,009,589

36    DELPHI AUTOMOTIVE PLC

2015 NOTICE OF MEETING AND PROXY STATEMENT

PENSION BENEFITS

Certain executives, including Messrs. O’Neal, Spencer, Owens and Abulaban, are eligible to receive benefits under the SERP. The SERP was approved by the bankruptcy court for retention purposes as part of the formation of Delphi Automotive LLP in 2009.

The SERP is a modified and reduced-benefit form of a pre-bankruptcy supplemental executive defined benefit plan, which was frozen on September 30, 2008. As a result of the freeze, no new benefits have accrued and no new participants have been allowed to join the plan after this date, although a reduced portion of benefits continue to be available to executives who were eligible participants prior to the freeze date. This plan is a non-qualified and unfunded defined benefit plan that supplemented the benefits of an underlying qualified defined benefit pension plan. This qualified plan was assumed by the Pension Benefit Guaranty Corporation (the “PBGC”) in July 2009.

Eligibility

To qualify for participation in the SERP, eligible executives must meet both of the following requirements:

•	The executive was appointed to an executive position at the former Delphi Corporation, as of September 30, 2008; and
•	The executive was employed by Delphi on October 6, 2009, upon the formation of Delphi Automotive LLP.

To receive benefits under the SERP:

•	The executive must remain continuously employed by Delphi until the earlier of separation, death or disability; and
•

At the time of termination of employment, death or disability, the executive must have at least 10 years of service (unless the executive is involuntarily separated other than for cause, in which case the requirement is five years of service); and be at least 55 years of age (unless the executive is involuntarily separated other than for cause or dies, in which event the eligible executive or the surviving spouse will begin receiving payment of benefits when the executive attains or would have attained age 55).

Participants are only eligible for the SERP upon a voluntary termination if one of the two following requirements is met:

•	The participant has at least 10 years of service and is 60 years old as of the voluntary termination date; or
•	The participant has been employed by the Company for at least two years dating from October 6, 2009.

Of the NEOs, Messrs. O’Neal, Spencer and Owens meet the age and service requirements and are eligible to receive SERP benefits.

SERP Calculation Methods and Assumptions

The formulas of the SERP provide for a benefit that is based on eligible pay multiplied by eligible years of credited service. This benefit is then reduced by several factors, including the following:

•	An unreduced “age 62 benefit” calculated under the former Delphi Corporation’s qualified pension plan (the “SRP”).
•	Social Security benefits.
•	Participant’s departure from the Company prior to age 62.

SERP benefits are reduced by the above factors regardless of whether the participant actually receives these benefits. For example, participants who would otherwise receive a pension benefit under the SRP will actually receive their benefit from the PBGC at a substantially reduced level; however, the higher SRP amount will be used to calculate a reduction of the participant’s SERP benefits.

Under the SERP, a participant receives the higher of one of the two following formulas:

1) Regular formula

{	2% of average monthly base salary	X	Total years of credited service	}	—	Frozen Predecessor qualified plan benefit	—	Pro-rated Maximum primary Social Security benefit

2) Alternative formula

{	1.5% of average total direct compensation	X	Total years of credited service	}	—	Frozen Predecessor qualified plan benefit	—	Maximum primary Social Security benefit

In the regular formula, average monthly base salary is calculated based on the participant’s monthly base salary for the highest-paid 48 months between January 1, 1999 and December 31, 2006. His or her total years of credited service are counted as of December 31, 2006.

The alternative formula bases the benefit on average total direct compensation, which is the average monthly base salary, as defined in the regular formula, plus an average of the

DELPHI AUTOMOTIVE PLC    37

2015 NOTICE OF MEETING AND PROXY STATEMENT

Pension Benefits (continued)

highest four years of annual incentive awards earned during the period through and inclusive of 2006.

In both formulas, service is credited as of December 31, 2006, and under the alternative formula is capped at 35 years. Under both formulas, the benefit is further reduced by an additional 10%. The benefit will be paid out in the form of a five-year annuity.

Valuation Method and Assumptions

The actuarial present value of accumulated benefits for the SERP shown in the 2014 Pension Benefits table is based on benefits accrued as of September 30, 2008, the last day on which benefits were accumulated under the former Delphi Corporation’s qualified plan. The amounts reflect the method and assumptions used in calculating our pension liability under U.S. GAAP as of that date, except that each participant is assumed to remain actively employed until the earliest he or she is eligible for unreduced benefits. The material assumptions used in the calculation were:

•	For determining the benefit obligations discount rate of 2.5% is used, which is developed by RATE:Link, a globally consistent model for markets classified as having deep AA corporate bond markets.
•	The five-year annuity is based on an interest rate of 3.18% and applicable mortality table per Internal Revenue Service Revenue Ruling 2001-62.

All of the figures shown are estimates only; actual benefit amounts will be based on the age, interest rates, mortality rates and other circumstances in effect upon the actual termination of employment or death of the participant.

The following table sets forth information regarding benefits provided to and years of service credited to eligible NEOs under the SERP.

2014 Pension Benefits

Name(1)	Plan Name	Number of Years of Credited Service(2)	Present Value of Accumulated Benefit	Payments During Last Fiscal Year
Rodney O’Neal	SERP	34.5	$10,137,351	—
James A. Spencer	SERP	30.3	4,784,228	—
Jeffrey J. Owens	SERP	32.0	3,917,691	—
Majdi B. Abulaban	SERP	21.6	220,305	—

(1)	Messrs. Clark and Murphy joined Delphi after the SERP was closed and frozen, and are therefore ineligible for benefits under the program.
(2)	Number of years of credited service is as of December 31, 2006 and includes service with the Predecessor. Each NEO was also subject to a two-year employment requirement, commencing in October 2009, which has been met.

38    DELPHI AUTOMOTIVE PLC

2015 NOTICE OF MEETING AND PROXY STATEMENT

NON-QUALIFIED DEFERRED COMPENSATION

The SRESP is a non-qualified deferred compensation program available to a limited number of employees, including the NEOs. Under the SRESP, participants receive Delphi contributions in excess of the limits imposed upon the SRSP, our 401(k) plan, by the Internal Revenue Code.

Plan Benefits

Employees who were eligible for SRESP deferrals in 2014, including the NEOs, were permitted to defer additional income above $260,000, which is the maximum income deferral level imposed upon the SRSP by the Internal Revenue Code in 2014, into a SRESP deferral account. They also received the following benefits:

•

All SRESP-eligible employees receive a Delphi contribution of 4% of their base salary and annual incentive award. This contribution occurs even if the individual does not elect to make deferrals into the SRESP.

•

Eligible employees who made deferral contributions under the SRESP received an additional Delphi matching contribution of 50% on the individual’s voluntary deferrals up to 7% of the base salary and annual incentive award over the qualified plan limit, which constitutes a maximum contribution by Delphi of 3.5% of each eligible employee’s base salary.

Investment Options

Participants in the SRESP may select investment options for their deferred amounts. The investment options consist of a small selection of index mutual funds and do not offer any guaranteed or above-market returns.

Deferral Election Process

The SRESP deferral election process is conducted prior to the year in which eligible income is earned. For the 2014 plan, deferral elections were required to be made by December 2013. During this process, eligible employees were allowed to make deferral elections related to their 2014 base salary and any annual incentive award based on 2014 performance that would be scheduled to be paid in 2015 (but no later than March 15, 2015).

Distributions

Eligible employees must also elect a distribution date for their deferred amounts. A base salary deferral must remain deferred for a minimum of one year, and any annual incentive deferral must remain deferred for a minimum of two years.

Vesting

All employee deferrals and Delphi contributions are immediately vested.

The values displayed in the table below include contributions to the NEOs’ SRESP accounts by the NEOs and by Delphi in 2014, as well as the aggregate balances of these accounts at the end of 2014.

2014 Non-Qualified Deferred Compensation

Name	Executive Contributions in Last FY ($)(2)	Registrant Contributions in Last FY ($)(3)	Aggregate Earnings in Last FY ($)(4)	Aggregate Withdrawals Distributions ($)(5)	Aggregate Balance at Last FYE ($)
Rodney O’Neal	$233,161	$249,816	$21,112	$383,263	$566,795
Kevin P. Clark	108,430	116,175	38,497	—	916,537
Mark J. Murphy(1)	—	—	—	—	—
James A. Spencer	104,080	97,575	14,185	313,835	246,822
Jeffrey J. Owens	79,753	85,449	1,549	143,338	166,347
Majdi B. Abulaban	61,942	66,366	4,959	67,716	205,294

(1)	Mr. Murphy joined Delphi in 2014 and therefore has no SRESP contributions.
(2)	All of our NEOs (other than Mr. Murphy) elected to defer a portion of their salary and annual incentive award as permitted under the SRESP. Each NEO’s total salary and annual incentive award, including these deferred amounts, is reported in the “2014 Summary Compensation Table”.
(3)	Our contributions to the NEOs’ SRESP accounts, along with contributions to the qualified SRSP, were disclosed in the “All Other Compensation” column in the “2014 Summary Compensation Table”.
(4)	Aggregate earnings represent change in market value less any fee paid by the NEO.
(5)	The withdrawals of our NEOs were made in accordance with the deferral election process described in this section.

DELPHI AUTOMOTIVE PLC    39

2015 NOTICE OF MEETING AND PROXY STATEMENT

POTENTIAL PAYMENTS UPON

TERMINATION OR CHANGE IN CONTROL

Employment Arrangements

As part of the formation of Delphi Automotive LLP in 2009, each NEO, other than Messrs. Clark and Murphy, was required to sign a new offer letter with the Company. Messrs. O’Neal, Spencer, Owens and Abulaban each received and signed an offer letter upon beginning their employment in 2009. These offer letters described compensation and benefits provided to the individual. Mr. Murphy received an offer letter upon commencement of his employment in 2014 which provides for our standard terms and conditions of employment and is consistent with the other NEOs’ offer letters.

Mr. Clark received an offer letter upon commencement of his employment in 2010. In addition to describing terms and conditions of employment consistent with those included in the other NEOs’ offer letters, Mr. Clark’s offer letter also includes severance provisions, which provide for 18 months of base pay plus 1.5 times annual bonus target in the event he is terminated by the Company without cause.

We have no individual change in control agreements with any of the NEOs. The only applicable change in control provisions are those provided in our incentive plans, as described below.

Each executive who participates in the annual Long-Term Incentive Plan equity grant must sign a grant agreement, as well as a non-interference and confidentiality agreement, described above in the “Compensation Discussion and Analysis” section. The non-interference agreement includes both non-compete and non-solicitation covenants.

Annual Incentive Plan

In the event of a change in control, each executive’s annual incentive target award will be prorated for the time period between the plan start date and the effective change in control date. A payment will also be calculated for that time period based on actual performance and compared to the prorated target, with the executive receiving the larger of the two values. Payment of the award will be made by March 15 of the calendar year following the year in which a change in control occurs.

A change in control under the annual incentive plan occurs if any of the following events occur:

•	A change in ownership or control of Delphi resulting in any person or group other than Delphi or a Delphi employee benefit plan acquiring securities of Delphi possessing more than 50% of the total combined voting power of Delphi’s equity securities outstanding after such acquisition;
•	The majority of the board as of the date of the initial public offering is replaced by persons whose election was not approved by a majority of the incumbent board; or
•	The sale of all or substantially all of the assets of Delphi, in one or a series of related transactions, to any person or group other than Delphi.

If involuntarily terminated without “Cause” as defined below, each executive, including the NEOs, will also be eligible for a prorated portion of his or her annual incentive award. The period used to determine the prorated award will be the beginning of the performance period to the individual’s termination date.

Long-Term Incentive Plan

An equity award must be outstanding for one year in order to receive any benefit at termination. Upon a voluntary resignation from Delphi, including retirement, except as described below for Messrs. Clark and O’Neal, any time-based RSUs that have not vested will be cancelled. Upon a termination without cause, for good reason or due to death or disability, the time-based RSUs will be pro-rated over the period between the grant date and termination date. Any unvested pro-rata awards will be delivered at the next scheduled vesting date.

Upon a termination without cause, for good reason or due to retirement, death or disability, except as described below for Mr. O’Neal, any outstanding performance-based RSUs will be pro-rated over the period between the grant date and termination date. The final performance payout will be determined at the end of the performance period and shares will be distributed at the time of the general distribution.

As part of a continuity award given to Mr. Clark in 2012, any equity award outstanding for more than one year will be pro-rated upon his departure, provided he remained with Delphi through January 15, 2014.

Mr. O’Neal has a provision in his grant agreement that allows him to retain all target shares (time-based and performance-based) granted in the event of a qualified retirement. Mr. O’Neal was retirement eligible on December 31, 2014 and retired on March 1, 2015.

If an executive voluntarily departs (with the exception of the retirement provisions discussed above) or is terminated for cause, or in the event of any termination prior to the first anniversary of the grant date, all outstanding unvested equity awards will be canceled.

40    DELPHI AUTOMOTIVE PLC

2015 NOTICE OF MEETING AND PROXY STATEMENT

Potential Payments Upon Termination or Change in Control (continued)

“Cause” is defined in the Long-Term Incentive Plan as:

•	Indictment for a felony or for any other crime that has or could be reasonably expected to have an adverse impact on performance of duties to Delphi or on the business or reputation of Delphi;
•	The NEO being the subject of any order regarding a fraudulent violation of securities laws;
•	Conduct in connection with employment or service that is not taken in good faith and has resulted or could reasonably be expected to result in material injury to the business or reputation of Delphi;
•	Willful violation of Delphi’s code of conduct or other material policies;
•	Willful neglect in the performance of duties for Delphi, or willful or repeated failure or refusal to perform these duties; or
•	Material breach of any applicable employment.

“Good Reason” is defined in the Long-Term Incentive Plan as:

•	A material diminution in base salary;
•	A material diminution in authority, duties or responsibilities from those in effect immediately prior to the change in control;
•	Relocation of the NEO’s principal place of employment more than 50 miles from its location immediately prior to the change in control; or
•	Any other action or inaction that is a material breach by Delphi of the agreement under which the NEO provides services to us.

Upon a qualifying termination (or for Mr. O’Neal, upon a termination for any reason) within two years after a change in control, or upon a change in control if a replacement award is not provided, outstanding unvested equity awards will vest as follows:

•	Time-based RSUs will vest in full; and
•

After a determination by the Compensation Committee of the Company’s performance at the time of the change in control, the number of performance-based RSUs that will vest will be equal to the greater of (a) the performance-

based RSUs earned through the change in control date, or (b) 100% of the performance-based RSUs granted.

A replacement award is an award with respect to the stocks of Delphi or its successor that is at least equal in value to the outstanding award, is a publically traded security and has no less favorable terms than the outstanding award. A qualifying termination after a change in control includes any termination by Delphi without cause, or by the NEO for good reason, or due to death or disability.

Severance and SERP Payments

At the time of the formation of Delphi Automotive LLP, certain executives, including the NEOs, were required to choose between receiving consideration under our severance plan, the Separation Allowance Plan or the SERP, in the event that the executive was involuntarily terminated. This irrevocable election prevents an executive from receiving both severance and the non-qualified defined benefit retirement benefits in the event of an involuntary termination.

As such, if the executive is involuntarily terminated from Delphi, he or she will receive either a severance payment under the Separation Allowance Plan or a SERP payment, but not both. Because they are ineligible for the SERP, Messrs. Clark and Murphy would only be eligible to receive a severance payment under the Separation Allowance Plan should they be involuntarily terminated. The table below reflects the plan applicable to each NEO:

Name	Selection
Rodney O’Neal	SERP
Kevin P. Clark	Separation Allowance Plan
Mark J. Murphy	Separation Allowance Plan
James A. Spencer	SERP
Jeffrey J. Owens	SERP
Majdi B. Abulaban	Separation Allowance Plan

The following table describes the payments and benefits to which each NEO would have been entitled had his employment terminated on December 31, 2014 under various scenarios, including an involuntary termination of employment after a change in control of Delphi.

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2015 NOTICE OF MEETING AND PROXY STATEMENT

Potential Payments Upon Termination or Change in Control (continued)

Potential Payments upon Termination or Change in Control

Name	Termination Scenario	Annual Incentive Plan(1)	Long-Term Incentive Plan(2)	Separation Allowance Plan(3)
Rodney O’Neal	Voluntary termination	$2,613,000	$22,480,734	$—
	Termination for cause	—	—	—
	Involuntary termination without cause or for good reason(4)	2,613,000	22,480,734	—
	After a change of control and a termination for any reason(5)	2,613,000	46,990,355	—
	Voluntary termination after age 55 with at least 10 years of service(6)	2,613,000	22,480,734	—
	Death(7)	2,613,000	22,480,734	—
	Disability(8)	2,613,000	22,480,734	—
Kevin P. Clark	Voluntary termination	1,180,875	7,493,578	—
	Termination for cause	—	—	—
	Involuntary termination without cause or for good reason(4)	1,180,875	7,493,578	3,037,500
	After a change of control and a termination without cause, for good reason or due to a death or disability(5)	1,180,875	19,855,760	—
	Voluntary termination after age 55 with at least 10 years of service(6)	1,180,875	7,493,578	—
	Death(7)	1,180,875	7,493,578	—
	Disability(8)	1,180,875	7,493,578	—
Mark J. Murphy	Voluntary termination	229,475	—	—
	Termination for cause	—	—	—
	Involuntary termination without cause or for good reason(4)	229,475	—	2,055,000
	After a change of control and a termination without cause, for good reason or due to a death or disability(5)	229,475	2,164,729	—
	Voluntary termination after age 55 with at least 10 years of service(6)	229,475	—	—
	Death(7)	229,475	—	—
	Disability(8)	229,475	—	—
James A. Spencer	Voluntary termination	938,000	5,526,575	—
	Termination for cause	—	—	—
	Involuntary termination without cause or for good reason(4)	938,000	5,526,575	—
	After a change of control and a termination without cause, for good reason or due to a death or disability(5)	938,000	19,783,621	—
	Voluntary termination after age 55 with at least 10 years of service(6)	938,000	5,526,575	—
	Death(7)	938,000	5,526,575	—
	Disability(8)	938,000	5,526,575	—
Jeffrey J. Owens	Voluntary termination	840,850	4,057,776	—
	Termination for cause	—	—	—
	Involuntary termination without cause or for good reason(4)	840,850	4,057,776	—
	After a change of control and a termination without cause, for good reason or due to a death or disability(5)	840,850	15,208,734	—
	Voluntary termination after age 55 with at least 10 years of service(6)	840,850	4,057,776	—
	Death(7)	840,850	4,057,776	—
	Disability(8)	840,850	4,057,776	—
Majdi B. Abulaban	Voluntary termination	670,057	1,760,988	—
	Termination for cause	—	—	—
	Involuntary termination without cause or for good reason(4)	670,057	1,760,988	1,747,500
	After a change of control and a termination without cause, for good reason or due to a death or disability(5)	670,057	5,049,531	—
	Voluntary termination after age 55 with at least 10 years of service(6)	670,057	1,760,988	—
	Death(7)	670,057	1,760,988	—
	Disability(8)	670,057	1,760,988	—

(1)	In all scenarios except a voluntary termination, the NEO is entitled to a prorated annual incentive award. If the NEO voluntarily terminates employment, he must have worked on the last business day of the year in order to receive his annual incentive award; if not, the award is forfeited in its entirety. For each NEO, annual incentive award payments are subject to individual performance assessment and will be paid at the conclusion of the performance period.

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2015 NOTICE OF MEETING AND PROXY STATEMENT

Potential Payments Upon Termination or Change in Control (continued)

(2)	Upon a qualifying termination following a change in control, the outstanding equity awards would be delivered. The value shown is based on the market value of the award using a per-share price of $72.72, the closing price of our stock on December 31, 2014.
(3)	Messrs. Clark, Murphy and Abulaban are eligible to receive payments under the Separation Allowance Plan. The Separation Allowance Plan payment to each is equal to 18 months of base salary, plus 1.5 times the value of the annual incentive plan target award.
(4)	For involuntary termination without Cause, receipt of benefits under the SERP or Separation Allowance Plan is dependent on the plan applicable to each NEO. For NEOs who elected to receive benefits through the SERP, the payment values are the same as those included in the “Pension Benefits” section. Messrs. Clark and Murphy are ineligible for the SERP. Mr. Clark’s offer letter provided the terms of any severance he would receive upon an involuntary termination.
(5)	In the event of a qualifying termination within two years after a change in control (for Mr. O’Neal, any termination within two years after a change in control) the NEOs’ awards will vest as described under “Long-Term Incentive Plan”. Also as described under “Long-Term Incentive Plan”, if at the time of a change in control the NEOs do not receive replacement awards, their awards will vest upon the change in control regardless of whether their employment is terminated.
(6)	Mr. O’Neal is eligible for his full long-term incentive award upon voluntary departure after attaining age 55 and with 10 years or more of service with the Company provided that the award has been outstanding for at least one year.
(7)	In the event of death, an eligible NEO’s spouse is entitled to immediate payment through the SERP. Amounts are derived from the amounts shown in the “Pension Benefits” section. In addition, any outstanding balance under the SRESP will be paid within 60 days of the NEO’s death to his beneficiary or estate.
(8)	In the event of termination from Delphi due to disability, Messrs. O’Neal, Spencer, Owens and Abulaban would receive the same benefit as a voluntary departure after attaining age 55 and with at least 10 years of service.

In addition to the specific payments and benefits described above, the NEOs also would have been entitled to receive any benefits due under the terms of the SERP, described in further detail in the “Pension Benefits” section, as well as under the SRESP, described in further detail in connection with the “Non-Qualified Deferred Compensation” section. As required by Section 409A of the Internal Revenue Code, all NEOs who

have elected to participate in the SRESP must wait six months to receive a payment under the plan by reason of termination of employment. Payments for departure on December 31, 2014 would be made within 60 days after July 1, 2015. All amounts are estimates only, and actual amounts will vary depending upon the facts and circumstances applicable at the time of the triggering event.

DELPHI AUTOMOTIVE PLC    43

2015 NOTICE OF MEETING AND PROXY STATEMENT

REPORT OF THE AUDIT COMMITTEE

The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

The Audit Committee currently consists of Messrs. Zimmerman (Chairman), Cowger, Mahoney, Sidlik and Wiedemann. All of the members of the Audit Committee are independent directors under the New York Stock Exchange listing standards and the rules of the SEC. In addition, the Board has determined that all members of the Audit Committee are financially literate under the New York Stock Exchange listing standards and that Mr. Zimmerman and Mr. Mahoney qualify as an “audit committee financial expert” under the rules of the SEC.

The Audit Committee operates under a written charter adopted by the Board, which is evaluated annually. The charter of the Audit Committee is available on Delphi’s website at www.delphi.com by clicking on the tab “Investors” and then the caption “Governance Documents” under the heading “Corporate Governance.”

The Audit Committee selects, evaluates and, where deemed appropriate, replaces Delphi’s independent registered public accounting firm. As part of the evaluation of the independent registered public accounting firm, the Audit Committee considers the quality and efficiency of the services provided by the independent registered public accounting firm, the independent registered public accounting firm’s global capabilities and independent registered public accounting firm’s technical expertise and knowledge of the Company’s global operations and industry. In connection with the mandated rotation of the independent registered public accounting firm’s lead engagement partner, the Audit Committee is directly involved in the selection of the new lead engagement partner. The Audit Committee also pre-approves all audit services, engagement fees and terms, and all permitted non-audit engagements, except as otherwise prohibited under applicable law.

Management is responsible for Delphi’s internal controls and the financial reporting process. Delphi’s independent registered public accounting firm is responsible for performing an audit of Delphi’s consolidated financial statements and the effectiveness of internal controls over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States). The Audit Committee’s responsibility is to monitor and oversee these processes.

In this context, the Audit Committee has reviewed Delphi’s audited financial statements for the fiscal year ended December 31, 2014 and has met and held discussions with management and Ernst & Young LLP (“EY”), the Company’s independent registered public accounting firm. Management represented to the Audit Committee that Delphi’s consolidated financial statements for fiscal year 2014 were prepared in accordance with accounting principles generally accepted in the United States of America. The discussions between the Audit Committee and EY included the matters required to be discussed by Rules on Auditing Standard No. 16, Communications with Audit Committees, and Related and Transitional Amendments to PCAOB Standards.

The Audit Committee received the written disclosures and letter from EY required by the applicable requirements of the Public Company Accounting Oversight Board regarding EY’s communications with the Audit Committee concerning its independence, and the Audit Committee discussed with EY the accounting firm’s independence.

Based upon the Audit Committee’s discussions with management and EY and the Audit Committee’s review of the representation of management and the report of EY to the Audit Committee, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in Delphi’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, filed with the SEC.

The Audit Committee also considered whether non-audit services provided by EY during 2014 were compatible with maintaining their independence and concluded that such non-audit services did not affect their independence.

Respectfully submitted,

Lawrence A. Zimmerman, Chairman

Gary L. Cowger

Sean O. Mahoney

Thomas W. Sidlik

Bernd Wiedemann

44    DELPHI AUTOMOTIVE PLC

2015 NOTICE OF MEETING AND PROXY STATEMENT

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S FEES

The Audit Committee has a policy concerning the approval of audit and non-audit services to be provided by Delphi’s independent registered public accounting firm. The policy requires that the Audit Committee pre-approve all audit services, engagement fees and terms and all permitted non-audit engagements, except as otherwise prohibited pursuant to the Securities Exchange Act of 1934, as amended. The Chairman of the Audit Committee is authorized to grant such pre-approvals in the event there is a need for such approvals prior to the next full Audit Committee meeting, provided all such pre-approvals are then reported to the full Audit Committee at its next scheduled meeting.

During 2014 and 2013, EY provided various audit, audit-related, tax and other services to Delphi. The Audit Committee pre-approved all audit services, audit-related, tax and other services provided by EY in 2014 and 2013. The following table presents fees for professional services charged by EY by type and amount for 2014 and 2013:

($ in thousands)	2014	2013
Audit fees(1)	$12,900	$12,700
Audit-related fees(2)	3,600	2,500
Total audit and audit related fees	16,500	15,200
Tax fees(3)	4,000	4,200
All other fees(4)	100	100
Total fees	$20,600	$19,500

(1)	Audit Fees — Audit fees billed or to be billed are related to EY’s audit of our annual financial statements, including the audit of internal control over financial reporting, timely interim reviews of the quarterly financial statements, statutory or other required audits, audit services performed in connection with registration statements and issuance of comfort letters and consents.
(2)	Audit-Related Fees — Audit-related services consisted primarily of employee benefit plan audits, audit services not required by statute or regulation, agreed-upon procedures required to comply with financial accounting or regulatory reporting matters, due diligence in connection with acquisitions and divestitures, information systems audits and other attest services.
(3)	Tax Fees — Tax fees primarily represent fees for tax planning services and tax-related compliance.
(4)	All Other Fees — All other fees relate to advisory services at certain international locations.

DELPHI AUTOMOTIVE PLC    45

2015 NOTICE OF MEETING AND PROXY STATEMENT

APPOINTMENT OF AND PAYMENT TO AUDITORS

(Resolution 12)

The Audit Committee of our Board has appointed EY as our auditors. Shareholders are requested to reappoint EY as the Company’s auditors for the period ending with the Annual Meeting of the Company to be held in 2016. Shareholders are also requested to authorize the directors to determine the fees to be paid to the auditors. Shareholders are also requested to ratify the appointment of EY as the Company’s independent registered public accounting firm for purposes of United States securities law reporting for the fiscal year ending December 31, 2015.

A representative of EY will be present at the Annual Meeting with the opportunity to make a statement if the firm desires and to respond to appropriate questions.

The Board of Directors recommends a vote “FOR” the re-appointment of Ernst & Young LLP as our auditors, to ratify their appointment as our independent registered public accounting firm and to authorize the directors to determine the fees to be paid to the auditors.

46    DELPHI AUTOMOTIVE PLC

2015 NOTICE OF MEETING AND PROXY STATEMENT

APPROVAL OF THE DELPHI AUTOMOTIVE PLC LONG-TERM INCENTIVE PLAN, AS AMENDED AND RESTATED

(Resolution 13)

We are asking shareholders to approve the Company’s Long-Term Incentive Plan, as amended and restated, to be effective through April 23, 2025, to maximize the tax deductibility of performance-based awards under Section 162(m) of the Internal Revenue Code, to revise how shares are counted to eliminate the possibility of liberal share counting and to make certain other amendments.

We are NOT asking shareholders to authorize any additional shares.

Introduction

Reasons for Plan Amendment and for Seeking Shareholder Approval. We are asking our shareholders to approve the Delphi Automotive PLC Long-Term Incentive Plan, as amended and restated (the “LTIP”), through which we administer our equity compensation program, so that we have the ability to maximize the tax deductibility of our compensation programs.

Section 162(m) of the Code (“Section 162(m)”) generally limits the federal income tax deduction for compensation paid to each of the chief executive officer and the three other most highly compensated executive officers (other than the chief financial officer) of a publicly held corporation to $1 million per fiscal year, with an exception for “qualified performance-based compensation.” As a newly public company, we have been eligible for a transition relief exemption under Section 162(m). This transition relief exemption expires effective as of this Annual Meeting.

With the expiration of the transition relief exemption, our Board has determined that it would be in the Company’s best interests to preserve the flexibility to grant equity awards that are structured to comply with the qualified performance-based compensation exception under Section 162(m). One of the requirements of this exception is that the material terms of the performance goals under which compensation may be paid be disclosed to and approved by the Company’s shareholders, initially and then again every five years. Accordingly, our shareholders are being asked to approve an amended LTIP, including the material terms of the performance goals under the LTIP and the term of the plan.

Shareholders are not being asked to authorize any additional shares.

Importance of Equity Awards. Equity awards are an essential component of our compensation program for key employees, as they link compensation with long-term shareholder value creation and reward participants based on the Company’s performance. As discussed in further detail in the “Compensation Discussion & Analysis”, equity compensation represents a significant portion of the compensation package for our chief executive officer and other NEOs. Because our equity awards generally vest over multiple years, the value ultimately realized from these awards depends on the long-term value of our ordinary shares. Our equity compensation program helps us to attract and retain talent in a highly competitive market, targeting individuals who are motivated by pay-for-performance.

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2015 NOTICE OF MEETING AND PROXY STATEMENT

Approval of the Delphi Automotive Plc Long-Term Incentive Plan, as Amended and Restated (continued)

Consequences of Non-Approval. If the amended LTIP is not approved, due to the application of Section 162(m), equity awards for 2015 and future years awarded to our chief executive officer and our next three most highly compensated executive officers (other than our chief financial officer) may not be fully tax deductible to the Company. Also, the proposed amendment to eliminate liberal share counting by excluding shares surrendered or withheld in payment of taxes or the exercise price of stock options, as well as other changes to the plan, will not go into effect.

Key Plan Features	Status
We are not asking shareholders to approve any new shares.	✓
The LTIP places specific limits on the number of shares that can be issued for awards granted under the LTIP and that may be awarded to any individual during a calendar year.	✓
The LTIP is being amended so as to eliminate liberal share counting.	✓
The LTIP prohibits granting discounted stock options and SARs.	✓
The LTIP prohibits stock option or SAR repricing.	✓
The LTIP has no evergreen features.	✓
All awards under the LTIP are subject to double-trigger vesting upon a change in control.	✓
Awards under the LTIP are generally subject to a minimum one-year vesting period.	✓
The LTIP does not provide for any tax gross-ups for excise taxes payable in connection with a change in control.	✓
Our agreements with participants require that awards are subject to forfeiture and clawback provisions.	✓
The LTIP is administered by our independent Compensation Committee	✓

Historic Share Usage and Grant Practices. Our historic equity usage has been effective in recruiting and retaining superior talent and aligning management incentives with Company performance. Our equity usage is conservative in comparison with the broader market as well as with the peer companies listed in the “Compensation Discussion and Analysis.” As part of our assessment of our grant practices, we regularly measure our share usage and the potential dilutive effects of future equity grants through the use of “burn rate” and “overhang.”

•

Burn Rate. Burn rate is calculated as the number of shares underlying full-value awards and stock options granted, expressed as a percent of the Company’s total number of outstanding shares. Adjusted burn rate is calculated using an assumed multiplier of 2.5 that places a higher value on full-value awards than stock options. As we have not granted stock options, the adjusted burn rate metric provides a more comparable view of our share usage against that of our peers, as the majority of our peers grant stock options in addition to full-value awards. Over the past three years (2012, 2013 and 2014), our annual shares granted (which shares were only granted under full-value awards) as a percentage of shares outstanding has been 0.6%, 0.5% and 0.3%, respectively. Our three-year average burn rate is 0.5%, and our adjusted burn rate for 2014 was 0.8%. Our 2014 burn rate, adjusted burn rate and three-year average burn rate are all below market (generally at or less than the 25th percentile) as compared to the burn rates of our peer companies. The median three-year average burn rate of our peers is approximately 0.9% and the median adjusted burn rate is approximately 1.4%.

•

Equity Overhang. Equity overhang measures the potential dilutive effects of future grants under the LTIP and is calculated by dividing the total number of shares underlying outstanding awards plus the total number of shares available for future grants by the Company’s total number of outstanding shares. Our 2014 overhang of 7.2% was below the median overhang of our peer companies, which was approximately 9.2% in recent years.

The 17,645,273 shares carried forward under the amended LTIP represent approximately 6% of the total number of ordinary shares outstanding as of February 23, 2015. At the time of our initial public offering (“IPO”) in November 2011, our Board (who were advised by an independent compensation consultant to the Compensation Committee) and our shareholders approved our decision to reserve a number of shares equal to approximately 7% of the then-outstanding ordinary shares for issuance under the LTIP. Based on our anticipated grant practices, we believed that this was an appropriate number of shares, and our Board and shareholders supported that decision.

During the past three years, we have granted long-term incentive awards to our employees and directors exclusively under the LTIP. Prior to our IPO, we granted long-term incentive awards to our employees under the Second Amended and Restated Delphi Automotive LLP 2010 Management Value Creation Plan (the “VCP”). We have not granted any awards under the VCP since 2011 and, due to the expiration of that plan, we deregistered the 6,282,770 shares that remained available and unused under the VCP in January 2015. As a result of that deregistration, the only shares that remain available for grants of long-term incentive awards to employees are those under the LTIP.

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Approval of the Delphi Automotive Plc Long-Term Incentive Plan, as Amended and Restated (continued)

Due to our strong financial performance in recent years, which benefitted from the efforts of our key employees, our share price has increased from an IPO price of $22 per share to $79.20 per share, which was the closing price on February 23, 2015. As a result, the LTIP continues to have a sufficient number of shares available for issuance such that we are not asking our shareholders to authorize any additional shares. We believe that the number of shares that are currently available will allow us to continue to support our ability to attract and retain talented employees. While we intend to maintain our history of conservative grant practices, the number of shares available under the amended LTIP will enable us to continue to be responsive to changing market needs and to compensate our employees in a manner that corresponds with the evolving nature of our business. Considering our historical grant practices and our low burn rate and overhang, described herein, we believe that our current share authorization will continue to serve the best interests of our shareholders.

Key Plan Features. The LTIP authorizes grants of a variety of equity awards, including performance awards, RSUs, restricted stock, non-qualified stock options (“NQSOs”), incentive stock options (“ISOs”), stock appreciation rights (“SARs”) and other share-based awards. We use these awards to attract, motivate, retain and reward our key employees, directors and consultants. The LTIP includes features that protect our shareholders’ interests and promote effective corporate governance, including:

•	Not Seeking Approval of Additional Shares. We are not asking shareholders to approve any new shares under the LTIP.
•

Limits on Shares Authorized and Individual Award Levels. The LTIP authorizes us to issue a maximum of 17,645,273 ordinary shares for awards granted under the LTIP, adjusted as described in the LTIP. No more than 2 million shares may be awarded to any one individual within a calendar year.

•

No Liberal Share Counting. The LTIP is being amended to eliminate the re-use of any shares that are withheld or delivered to satisfy the exercise price of a stock option or SAR or to satisfy tax withholding requirements.

•

No Discounted Stock Options or SARs. The LTIP expressly prohibits us from granting stock options or SARs with an exercise price that is less than the fair market value of our ordinary shares on the date of grant. Under the existing LTIP, we have never granted a discounted stock option or SAR.

•	No Repricing of Stock Options or SARs. The LTIP expressly prohibits the direct or indirect repricing of stock options or SARs without shareholder approval.
•	No Evergreen Features. The maximum number of shares that can be issued from the LTIP is fixed and cannot be increased without shareholder approval.
•

Double-Trigger Change in Control Vesting. If the awards granted under the LTIP are assumed by a successor in connection with a change in control of the Company, such awards will not automatically vest and pay out solely as a result of the change in control.

•

Minimum One-Year Vesting. The LTIP imposes a one-year minimum vesting period for awards, with the exception of 5% of the shares available, which may be used in circumstances in which a shorter vesting period is deemed to be appropriate.

•

No Gross-Ups for Excise Taxes Paid by Participant. The LTIP does not provide for the reimbursement of participants for any excise taxes paid by the participant in connection with a payment or a distribution following a change in control.

•	Awards Are Subject to Forfeiture/Clawback. The LTIP provides that awards are subject to recoupment under certain circumstances.
•	Independent Committee Administration. The LTIP will continue to be administered by the Compensation Committee, which is made up entirely of independent directors.

Summary of the Material Provisions of the LTIP

The following is a brief description of the material features of the LTIP, as amended. The full text of the LTIP is set forth in Appendix B to this Proxy Statement. The description set forth below is qualified in its entirety by reference to Appendix B.

Purpose. The purpose of the LTIP is to motivate and reward those employees, non-employee directors and other service providers who are expected to contribute significantly to the success of the Company and its affiliates.

Plan Term. As originally adopted, the LTIP will expire on November 14, 2021. If this proposal is approved by shareholders, then no awards may be granted under the LTIP after April 23, 2025, unless prior to that date the maximum number of our ordinary shares available for issuance under the plan has been issued or our Board terminates the plan.

Authorized Shares. 22,977,116 of our ordinary shares are available for issuance under the LTIP, adjusted as described in the LTIP. As of February 23, 2015, there were 17,645,273 ordinary shares of the Company available for issuance under the LTIP. If an award expires or is canceled or forfeited, the shares covered by such award will again be available for issuance under the LTIP. However, shares tendered or withheld in payment of an exercise price or for withholding taxes will not

DELPHI AUTOMOTIVE PLC    49

2015 NOTICE OF MEETING AND PROXY STATEMENT

Approval of the Delphi Automotive Plc Long-Term Incentive Plan, as Amended and Restated (continued)

become available for issuance under the LTIP. Shares underlying replacement awards, which are awards granted in assumption of or substitution for outstanding awards previously granted by another company that we acquire or with which we combine, will not reduce the number of shares available for issuance under the LTIP.

Administration. The LTIP is administered by the Compensation Committee, which is comprised of independent directors. The Compensation Committee has the authority to select individuals to whom awards are granted and determine the types of awards and number of shares covered and the terms and conditions of awards, including the applicable vesting schedule, performance conditions and whether the award will be settled in cash or shares. Subject to certain limitations, the Compensation Committee may delegate the authority to grant awards under the LTIP to one or more officers of the Company.

Eligibility. Our employees, non-employee directors, consultants, advisors and other service providers are eligible to receive awards under the LTIP. As of December 31, 2014, the Company had approximately 127,000 employees, non-employee directors, consultants, advisors and other service providers who were eligible to receive awards under the LTIP.

Types of Awards. The LTIP provides for grants of performance awards, RSUs, restricted stock, NQSOs, ISOs, SARs and other share-based awards.

•

Performance Awards. Performance awards, which may be denominated in cash or shares, will be earned upon the satisfaction of performance conditions specified by the Compensation Committee. The Compensation Committee has the authority to condition the exercisability or settlement of any other award granted under the LTIP upon the satisfaction of performance conditions, thus designating any award granted under the LTIP as a performance award. The performance conditions with respect to awards that are intended to qualify as “performance-based compensation” for purposes of Section 162(m) will be based on any of:

—	Market capitalization, stock price, value appreciation, total shareholder return;
—	Revenue, sales, bookings, unit volume, production;
—

Pretax income, earnings, earnings per share, net income, operating income, EBIT (earnings before interest and taxes), EBITDA (earnings before interest, taxes, depreciation and amortization), operating or profit margin;

—	Cost structure, restructuring, expense control, overhead costs, general and administration expense;

—	Economic value added, net capital employed, net asset value, reserve value;
—	Market share, customer satisfaction or service quality;
—	Capacity utilization, reserve replacement, increase in customer base, customer diversification;
—	Cash flow, cash from operations, debt leverage, debt to equity ratio;
—	Return on assets or RONA, return on equity, return on capital, assets levels, asset turnover, inventory turnover;
—	Environmental health and safety, diversity, productivity, risk mitigation, corporate compliance, employee retention or engagement; and
—	Goals relating to acquisitions or divestitures.

These performance criteria may be measured on an absolute (e.g., plan or budget) or relative basis. Relative performance may be measured against a group of peer companies, a financial market index or other acceptable objective and quantifiable indices. Performance may be measured at the consolidated, individual, group, division, business unit, subsidiary, regional, geographical, department or functional level. The Compensation Committee has the discretion to adjust the level of achievement due to changes in corporate circumstances, except in the case of performance awards that are intended to qualify for deductibility under Section 162(m). No performance award that is denominated in cash may exceed a maximum of $12 million in any calendar year.

•

Restricted Stock Units. RSUs represent a contractual right to receive the value of an ordinary share at a future date, subject to specified vesting and other restrictions. RSUs may be subject to restrictions, including performance restrictions, which may lapse as the Compensation Committee deems appropriate. Following the lapse of any restrictions, RSUs may be settled in cash, ordinary shares, other awards, other property or a combination of the foregoing, as determined by the Compensation Committee. The Compensation Committee may set forth in the applicable award agreement whether an award of RSUs is entitled to dividends or dividend equivalents, voting rights or any other rights.

•

Restricted Stock. Restricted stock is an award of ordinary shares that are subject to restrictions on transfer and a substantial risk of forfeiture. Restricted stock may be subject to restrictions, including performance restrictions, which may lapse as the Compensation Committee deems appropriate. The Compensation Committee may set forth in the applicable award agreement whether an award of restricted stock is entitled to dividends or dividend equivalents, voting rights or any other rights.

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2015 NOTICE OF MEETING AND PROXY STATEMENT

Approval of the Delphi Automotive Plc Long-Term Incentive Plan, as Amended and Restated (continued)

•

Stock Options. A stock option is a contractual right to acquire shares at a future date at a specified exercise price. The Compensation Committee is authorized to grant both ISOs and NQSOs. The per share exercise price of a stock option will be determined by the Compensation Committee but, except in the case of a replacement award, may not be less than the closing price of an ordinary share on the grant date. The Compensation Committee will determine the date after which each stock option may be exercised and the expiration date of each option. However, no stock option will be exercisable more than 10 years from the grant date. Stock options that are intended to qualify as ISOs must meet the requirements of Section 422 of the Code.

•

Stock Appreciation Rights. A SAR is a contractual right to receive, in cash or shares, an amount equal to the appreciation of one ordinary share from the grant date. SARs may be granted either alone, as freestanding awards, or in addition to other awards granted under the LTIP (which such awards may, but do not need to be, stock options). Any SAR will be granted subject to the same terms and conditions that apply to stock options, as described above.

•

Other Share-Based Awards. The Compensation Committee is authorized to grant other share-based awards, which may be denominated in ordinary shares or factors that may influence the value of our shares, including convertible or exchangeable debt securities, other rights convertible or exchangeable into shares, acquisition rights for shares, awards with value and payment contingent upon our performance or business units or any other factors that the Compensation Committee specifies.

Participant Limits. Subject to adjustment as described below, no participant is able to receive under the LTIP in any calendar year performance awards, RSUs, restricted stock and other share-based awards (to the extent such awards are denominated in shares and intended to qualify as “performance-based compensation” for purposes of Section 162(m)) that relate to more than 2 million shares and stock options and stock appreciation rights that relate to more than 2 million shares.

Adjustments. If the Compensation Committee determines that an adjustment is appropriate, it will equitably adjust the terms of any outstanding awards and the number of ordinary shares issuable under the LTIP to reflect any change in the ordinary shares resulting from a dividend or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of our ordinary shares or other securities, issuance of warrants or other rights to acquire our ordi-

nary shares or other securities, issuance of our ordinary shares pursuant to the anti-dilution provisions of our securities or any other similar corporate transaction or event affecting our ordinary shares.

Prohibition on Stock Option and SAR Repricing. The Compensation Committee may not reprice any stock option or SAR or make any other amendment to a stock option or SAR that has the effect of reducing its exercise price or cancel a stock option or SAR in exchange for cash or another award without shareholder approval. An equitable adjustment to reflect a corporate transaction, as described above, is not a prohibited repricing.

Minimum Vesting Requirements. Awards granted under the LTIP, other than replacement awards or awards that vest pursuant to a termination of service or change in control (as described below), may not vest in full prior to the one-year anniversary of their grant date. However, the Compensation Committee may grant awards with other vesting schedules, as long as the shares granted pursuant to such awards (not counting shares underlying performance awards) do not exceed five percent of the shares available for awards under the LTIP.

Termination of Service and Change in Control. The Compensation Committee will determine the effect of a termination of employment or service on outstanding awards, including whether the awards will vest, become exercisable, settle or be forfeited. The Compensation Committee may set forth in the applicable award agreement the treatment of an award upon a change in control. In addition, in the case of certain awards, upon a change in control, merger or consolidation involving us, or any other event with respect to which it deems it appropriate, except as otherwise provided in the applicable award agreement, the Compensation Committee will have the discretion to cancel the award and either accelerate the award and, as applicable, provide the holder at least 10 days to exercise the award or cash out the award for its intrinsic value, or replace the award with a substitute award that preserves the intrinsic value of, and has terms and conditions not less favorable to the participant than, the original award.

The LTIP generally defines a “change in control” to mean:

•

a transaction or series of related transactions within a 12-month period whereby any person or group of persons acquires or maintains more than 30% of the combined voting power of our outstanding securities;

•	the replacement of the majority of directors during any 12-month period (other than by directors approved by a majority of the remaining directors);

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2015 NOTICE OF MEETING AND PROXY STATEMENT

Approval of the Delphi Automotive Plc Long-Term Incentive Plan, as Amended and Restated (continued)

•

the consummation of our merger or consolidation with another entity (unless our voting securities outstanding immediately prior to such transaction continue to represent at least 50% of the combined voting power and total fair market value of our securities or those of the surviving entity outstanding immediately after such transaction); or

•	the transfer within a 12-month period of all or substantially all of the assets of us and our subsidiaries.

If the terms of an award whose terms provide for the acceleration of amounts that are considered “deferred compensation” under Section 409A of the Code (“Section 409A”) and the “change in control” triggering the acceleration does not constitute a change in control for purposes of Section 409A, the award will be paid out on its scheduled payment dates, to the extent necessary to avoid incurring penalties under Section 409A.

Amendment and Termination. Our Board may amend, alter, suspend, discontinue or terminate the LTIP, subject to the approval of our shareholders if required by the rules of the exchange on which our shares are principally traded. The Compensation Committee may amend, alter, suspend, discontinue or terminate any outstanding award. However, no such Board or committee action that would materially adversely affect the rights of a holder of an outstanding award may be taken without the holder’s consent.

New Plan Benefits

Any awards under the LTIP will be at the discretion of the Compensation Committee. It is not possible at present to determine the amount or the form of any award that will be granted to any individual during the term of the LTIP.

U.S. Federal Income Tax Consequences

The following is a summary of the U.S. federal income tax consequences associated with awards under the LTIP, as of the date of this proxy statement. The federal tax laws are complex and subject to change, and the tax consequences for any LTIP participant will be dependent on his or her individual circumstances.

•

Restricted Stock Units. The grant of an award of RSUs will not result in income for the participant or in a tax deduction for the Company. Upon the settlement of the award, the participant will recognize ordinary income equal to the aggregate value of the payment received, and the Company will generally be entitled to a tax deduction in the same amount.

•	Restricted Stock. A participant will not recognize any income upon the receipt of restricted stock unless the par-

ticipant elects under Section 83(b) of the Code, within thirty days of receipt, to recognize ordinary income in an amount equal to the fair market value of the restricted stock at the time of receipt, less any amount paid for the shares. If an election is made, the participant will not be allowed a deduction for amounts subsequently required to be returned to the Company. If an election is not made, the participant will generally recognize ordinary income on the date that the shares are no longer subject to restrictions, in an amount equal to the fair market value of the shares on such date, less any amount paid for the shares. The Company is generally entitled to a tax deduction at the time the participant recognizes ordinary income, in the same amount.

•

Nonqualified Stock Options. The grant of an NQSO will not result in an income event for the participant or in a tax deduction for the Company. Upon the exercise of an NQSO, the excess of the fair market value of the underlying ordinary shares on the exercise date less the stock option exercise price will be taxable as income to the participant and will be subject to the applicable withholding taxes. The Company is generally entitled to a tax deduction at the same time in the same amount. The participant’s tax basis for shares received pursuant to the exercise of an NQSO will equal the sum of the income recognized and the exercise price. Special rules apply in the event that all or a portion of the exercise price is paid in the form of ordinary shares of the Company. Gain or loss upon a subsequent sale of any shares received upon the exercise of NQSOs will generally be taxed as long-term or short-term capital gain or loss, depending upon the holding period of the shares sold.

•

ISOs. The grant of an ISO will not result in an income event for the participant or in a tax deduction for the Company. However, the excess of the fair market value of the shares of ordinary shares as of the date of exercise less the exercise price will constitute an adjustment to taxable income for purposes of the alternative minimum tax. If the shares are not disposed of within the one-year period beginning on the date of the transfer of such shares to the participant or within the two-year period beginning on the date of grant of the stock option, any profit realized by the participant upon the disposition of such shares will be taxed as long-term capital gain and no deduction will be allowed to the Company. If the shares are disposed of within the one-year period from the date of transfer of such shares to the participant or within the two-year period from the date of grant of the stock option, the excess of the fair market value of the shares on the date of exercise or, if less, the fair market value on the date of disposition, less the exercise price will be taxable as ordinary income to the

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2015 NOTICE OF MEETING AND PROXY STATEMENT

Approval of the Delphi Automotive Plc Long-Term Incentive Plan, as Amended and Restated (continued)

participant at the time of disposition, and a corresponding deduction will be allowable to the Company. Special rules apply in the event that all or a portion of the exercise price is paid in the form of ordinary shares of the Company.

•

SARs. The grant of a SAR will not result in an income event for the participant or in a tax deduction for the Company. Upon the exercise of a SAR, the excess of the fair market value of the underlying ordinary shares on the exercise date less the option exercise price will be taxable as income to the participant and will be subject to the applicable withholding taxes. Gain or loss upon a subsequent sale of any shares received upon the exercise of SARs will generally be taxed as long-term or short-term capital gain or loss, depending upon the holding period of the shares sold.

The Board of Directors recommends a vote “FOR” the approval of the Delphi Automotive PLC Long-Term Incentive Plan, as proposed to be amended.

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2015 NOTICE OF MEETING AND PROXY STATEMENT

APPROVAL OF THE DELPHI AUTOMOTIVE PLC LEADERSHIP INCENTIVE PLAN

(Resolution 14)

We are asking shareholders to approve the Company’s Leadership Incentive Plan, which will allow us to structure grants of certain incentive awards to key executives to maximize their tax deductibility as performance-based awards under Section 162(m) of the Internal Revenue Code.

With the expiration of our transition relief exemption under Section 162(m), our Board has determined that it would be in the Company’s best interests to preserve the flexibility to grant certain incentive awards for 2015 and future years, including awards under the Company’s Annual Incentive Plan, that are structured to comply with the qualified performance-based compensation exception under Section 162(m), and therefore has adopted the Delphi Automotive PLC Leadership Incentive Plan (the “DLIP”) under which such awards may be granted. One of the requirements of the qualified performance-based compensation exception under Section 162(m) is that the material terms of the performance goals under which compensation may be paid be disclosed to and approved by the Company’s shareholders. Accordingly, our shareholders are being asked to approve the DLIP, including the material terms of the performance goals under the DLIP.

If our shareholders approve the DLIP (including the material terms of the performance goals under the DLIP), then certain incentive awards for 2015 and future years, including awards under the Company’s Annual Incentive Plan, awarded to our chief executive officer and our next three most highly compensated executive officers (other than our chief financial officer) may be structured to comply with the qualified performance-based compensation exception under Section 162(m), subject to compliance with the terms of the DLIP. If our shareholders do not approve the DLIP, then, due to the application of Section 162(m), certain incentive awards for 2015 and future years, including awards under the Company’s Annual Incentive Plan, awarded to our chief executive officer and our next three most highly compensated executive officers (other than our chief financial officer) may not be fully tax deductible to the Company. In addition, if the DLIP is not approved by our shareholders at this Annual Meeting, any awards granted under the DLIP will be null and void.

Summary of the Material Terms of the DLIP

The following is a brief description of the material features of the DLIP. As discussed, our Board adopted the DLIP to allow for certain incentive awards to meet the requirements of qualified performance-based compensation exception under Section 162(m). The full text of the DLIP is set forth in Appendix C to this Proxy Statement. The description set forth below is qualified in its entirety by reference to Appendix C.

Purpose. The purpose of the DLIP is to attract and retain qualified executive officers through financial incentives, while allowing to the Company to receive a tax deduction for such incentives under the “performance-based compensation” exception to Section 162(m).

Administration. The DLIP is administered by the Compensation Committee. The Compensation Committee has the authority to designate DLIP participants and determine the types of awards, the value underlying each award and the terms and conditions of awards, including whether the award will be settled in cash or shares.

Eligibility. The Company’s chief executive officer and any other executive officers of the Company who are or may be “covered employees” of the Company as defined in Section 162(m) are eligible to participate in the DLIP. As described below, the Compensation Committee will designate which, if any, of the eligible participants will participate in the DLIP for any given performance period.

Award Denomination. Awards under the DLIP may be paid in cash, unrestricted or restricted ordinary shares of the Company or a combination thereof.

Performance Period. The performance period for the DLIP will be either the Company’s fiscal year or such other period that the Compensation Committee may establish.

Plan Operation. No later than the 90th day after commencement of a performance period, the Compensation Committee will designate and approve in writing:

•	the performance period;
•	the employees who will be participants in the DLIP for the performance period; and
•	the formula governing each participant’s award for the performance period.

Formula Amount. The formula amount for each participant with respect to each performance period will be an amount equal to 1% (which may be reduced by the Compensation Committee) of the Company’s net income as reported in the

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2015 NOTICE OF MEETING AND PROXY STATEMENT

Approval of the Delphi Automotive PLC Leadership Incentive Plan (continued)

Company’s quarterly or annual earnings release, as applicable, but in no event shall any participant’s award exceed $12 million in any fiscal year.

Adjustments. To the extent permitted by Section 162(m), the Compensation Committee will adjust the level of net income for material items not originally contemplated in establishing the performance target, including discontinued operations, extraordinary gains and losses, the effect of changes in accounting standards or principles, acquisitions or divestitures, changes in tax rules or regulations, capital transactions, restructuring, nonrecurring gains or losses or other unusual items. Any adjustments must be done in a manner intended to satisfy the requirements of Section 162(m).

Certification of Performance Goals and Determination of Incentive Amount. No later than March 15 following the end of each performance period, the Compensation Committee will certify in writing the level of net income achievement for the performance period and the dollar amount of each participant’s incentive amount for the performance period. At any time before incentive amounts under the DLIP are paid, the Compensation Committee may adjust any participant’s incentive amount downward from the amount determined under the formula amount (described above), but in no event will any participant’s incentive amount be adjusted above his or her formula amount. Incentive amounts will generally be paid no later than March 15 following the end of the performance period to which the incentive amounts relate.

Amendment and Termination. Our Board may amend, alter, suspend, discontinue or terminate the DLIP, subject to the approval of our shareholders if required by the rules of the exchange on which our shares are principally traded. The Compensation Committee may amend, alter, suspend, discontinue or terminate any outstanding award. However, no such Board or committee action that would materially adversely affect the rights of a holder of an outstanding award may be taken without the holder’s consent.

New Plan Benefits

Any awards under the DLIP will be at the discretion of the Compensation Committee. It is not possible at present to determine the amount or the form of any award that will be granted to any individual during the term of the DLIP.

The Board of Directors recommends a vote “FOR” the approval of the Delphi Automotive PLC Leadership Incentive Plan.

ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

(Resolution 15)

As required by Section 14A of the Securities Exchange Act of 1934, as amended, we are providing shareholders with the opportunity to cast an advisory, non-binding vote on the compensation of our named executive officers as disclosed in this Proxy Statement.

Our executive compensation programs are designed to align executive and shareholder interests by reinforcing the long-term growth, value creation and sustainability of Delphi and to ensure that the majority of compensation opportunities are a result of pay-for-performance.

The Company is presenting Resolution 15, which gives shareholders the opportunity to approve or not approve our compensation program for NEOs by voting for or against the following resolution (a “say-on-pay” vote). While the vote on the resolution is advisory in nature and therefore will not bind us to take any particular action, the Board intends to carefully consider the shareholder vote resulting from the proposal in making future decisions regarding the Company’s compensation programs.

“RESOLVED, that the Company’s shareholders approve, on an advisory, non-binding basis, the compensation paid to the Company’s named executive officers as disclosed in the Proxy Statement accompanying this notice pursuant to the Securities and Exchange Commission’s compensation disclosure rules, including the “Compensation Discussion and Analysis,” the compensation tables and narrative discussion.”

The Board of Directors recommends a vote “FOR” approval of the compensation of the Company’s NEOs, as disclosed in this Proxy Statement, on an advisory, non-binding basis.

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2015 NOTICE OF MEETING AND PROXY STATEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

Set forth in the table below is information about the number of shares held by persons (including any “group” as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) we know to be the beneficial owners of more than five percent (5%) of Delphi ordinary shares (based on 291,619,411 ordinary shares outstanding at December 31, 2014), based on information furnished by the identified persons to the SEC:

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class
The Vanguard Group, Inc.(1) 100 Vanguard Blvd. Malvern, PA 19355	21,793,452	7.36%
T. Rowe Price Associates, Inc.(2) 100 E. Pratt Street Baltimore, MD 21202	19,819,322	6.6%
Massachusetts Financial Services Company(3) 111 Huntington Avenue Boston, MA 02199	19,072,839	6.4%
BlackRock, Inc.(4) 40 East 52nd Street New York, NY 10022	15,648,782	5.3%

(1)	Represents shares beneficially owned by The Vanguard Group, Inc. This information is based on a Schedule 13G/A filed with the SEC on February 10, 2015.
(2)	Represents shares beneficially owned by T. Rowe Price Associates, Inc. This information is based on Schedule 13G filed with the SEC on February 12, 2015.
(3)	Represents shares beneficially owned by Massachusetts Financial Services Company and/or certain other non-reporting entities. This information is based on a Schedule 13G/A filed with the SEC on February 6, 2015.
(4)	Represents shares beneficially owned by BlackRock, Inc. and/or certain other non-reporting entities. This information is based on a Schedule 13G filed with the SEC on February 6, 2015.

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2015 NOTICE OF MEETING AND PROXY STATEMENT

SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth information as of February 23, 2015 (the record date) concerning beneficial ownership of Delphi ordinary shares by each director, nominee and each of the executive officers named in the Summary Compensation Table.

The definition of beneficial ownership for proxy statement purposes includes shares over which a person has sole or shared voting power or dispositive power, whether or not a person has any economic interest in the shares. The definition also includes shares that a person has a right to acquire currently or within 60 days of February 23, 2015.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class
Rodney O’Neal(1)	381,186	*
Kevin P. Clark(1)	151,024	*
Mark J. Murphy(1)	1,685	*
James A. Spencer(1)	118,191	*
Jeffrey J. Owens(1)	75,578	*
Majdi B. Abulaban(1)	34,791	*
John A. Krol(2)	52,900	*
Gary L. Cowger(2)	52,234	*
Nicholas M. Donofrio(2)	114,282	*
Mark P. Frissora(2)	30,234	*
Rajiv L. Gupta(2)	26,026	*
J. Randall MacDonald(2)	71,834	*
Sean O. Mahoney(2)	17,822	*
Timothy M. Manganello	20,340	*
Thomas W. Sidlik(2)	13,713	*
Bernd Wiedemann(2)	19,734	*
Lawrence A. Zimmerman(2)	9,790	*
Officers and directors as a group (22 persons)	1,281,275	*

*	Less than 1%.
(1)	Each of our executive officers employed by Delphi at the time of grant, including named executive officers, received RSUs in 2013, 2014 and 2015 that represent a right to receive one ordinary share pursuant to the Long-Term Incentive Plan. Of the RSUs held by the executive officers, 25% will vest ratably over three years beginning on the date of grant and 75% will vest based on Delphi’s performance beginning on the date of grant through the end of a performance period established for each of the grants. Unvested RSUs are not included in the table above because such shares are not issuable within 60 days.
(2)	Each of the non-employee directors, other than Mr. Manganello, received RSUs that represent a right to receive one ordinary share pursuant to the Long-Term Incentive Plan. These RSUs will vest in full on April 22, 2015 and are included in the table. Messrs. Krol, Zimmerman, Gupta and Donofrio were granted 4,303, 2,367, 2,324 and 2,238 RSUs, respectively, and Messrs. Cowger, Frissora, MacDonald, Mahoney, Sidlik and Wiedemann were each granted 2,152 RSUs. In addition, each RSU granted has a dividend equivalent attached to it, which will convert to shares upon the vesting of the underlying RSU on April 22, 2015. Such dividend equivalents are included in the table.

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2015 NOTICE OF MEETING AND PROXY STATEMENT

EQUITY COMPENSATION PLAN INFORMATION

The table below contains information about securities authorized for issuance under our equity compensation plans. All numbers in the table are as of December 31, 2014:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Restricted Common Stock Warrants and Rights (a)		Weighted-Average Exercise Price of Outstanding Options, Restricted Common Stock Warrants and Rights (b)		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	2,323,363	(1)	$—	(2)	18,542,393	(3)
Equity compensation plans not approved by security holders	—		—		—
Total	2,323,363		—		18,542,393

(1)	Includes: (a) 24,403 outstanding RSUs granted to our non-employee directors; and (b) 2,298,960 outstanding time- and performance-based RSUs granted to our executives. All grants were made under the Delphi Automotive PLC Long-Term Incentive Plan.
(2)	The RSUs have no exercise price.
(3)	Remaining shares available under the Delphi Automotive PLC Long-Term Incentive Plan.

RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The Board has adopted a written Related Party Transaction Policy. Pursuant to this policy, the Company’s executive officers, directors and nominees for directors must promptly disclose any actual or potential material conflict of interest to our General Counsel, who will then assess and communicate the information to the Nominating and Governance Committee for evaluation and appropriate resolution. The Nominating and Governance Committee will generally not approve or ratify a related party transaction unless it has determined that, upon consideration of all relevant information, the related party transaction is in, or not inconsistent with, the best interests of the Company and its shareholders. If we become aware of an existing related party transaction that has not been pre-approved under our Related Party Transaction Policy, the transaction will be referred to the Nominating and Governance Committee, which will evaluate all options available, including ratification, revision or termination of such transaction.

No reportable related party transactions were identified during 2014.

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2015 NOTICE OF MEETING AND PROXY STATEMENT

OTHER INFORMATION

Presentation of Accounts

Under Jersey law, the directors are required to present the accounts of the Company and the reports of the directors and auditors before shareholders at a general meeting. Therefore, the accounts of the Company for the fiscal year ended December 31, 2014 will be presented to the shareholders at the Annual Meeting.

Other Business

Management does not know of any other matters to be brought before the Annual Meeting, except those set forth in the notice. If other business is properly presented for consideration at the Annual Meeting, it is intended that the proxies will be voted by the persons named therein in accordance with their judgment on such matters.

Shareholder Proposals for the 2016 Annual Meeting

To be considered for inclusion in next year’s proxy statement, shareholder proposals submitted in accordance with the SEC’s rules must be received by our Corporate Secretary no later than the close of business on November 11, 2015, 120 days before the one-year anniversary of the mailing date.

If you wish to bring a matter before a general meeting outside the process described above, you may do so by following the procedures set forth in the Company’s Memorandum and Articles of Association and the Companies (Jersey) Law 1991, as amended.

Section 16(a) Beneficial Ownership Reporting Compliance

The rules of the SEC require our directors, executive officers and holders of more than ten percent (10%) of our common stock to file reports of stock ownership and changes in ownership with the SEC. Based on the Section 16 reports filed by our directors and executive officers, and written representations of our directors and executive officers, we believe there were no late filings for transactions occurring during 2014.

Householding

Only one copy of each of our Annual Report to Shareholders and this Proxy Statement have been sent to multiple shareholders who share the same address and last name, unless we have received contrary instructions from one or more of those shareholders. This procedure is referred to as “householding.” We have been notified that certain intermediaries (brokers or banks) will also household proxy materials. We will deliver promptly, upon oral or written request, separate copies of the Annual Report and Proxy Statement to any shareholder at the same address. If you wish to receive separate copies of one or both of these documents, or if you do not wish to participate in householding in the future, you may write to our Corporate Secretary at Delphi Automotive PLC, c/o Delphi Automotive Systems, LLC, 5725 Delphi Drive, Troy, Michigan 48098, or call (248) 813-2000. You may contact your broker or bank to make a similar request. Shareholders sharing an address who now receive multiple copies of our Annual Report and Proxy Statement may request delivery of a single copy of each document by writing or calling us at the address or telephone number above or by contacting their broker or bank (provided the broker or bank has determined to household proxy materials).

Record Date

Shareholders owning Delphi ordinary shares at the close of business on February 23, 2015 (the record date) may vote at the 2015 Annual Meeting. On that date, 291,103,250 ordinary shares were outstanding. Each Ordinary Share is entitled to one vote on each matter to be voted upon at the Annual Meeting.

Voting prior to the Annual Meeting

If you are a shareholder of record, you may vote by proxy in any of the following ways:

By Internet or Telephone — If you have Internet or telephone access, you may authorize the submission of a proxy on your behalf by following the voting instructions in the materials you receive. If you vote by Internet or telephone, you should not return your proxy card.

By Mail — You may vote by mail by completing, dating and signing your proxy card and mailing it in the envelope provided. You must sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example, as officer of a corporation, guardian, executor, trustee or custodian), you must indicate your name and title or capacity.

If you vote over the Internet or by telephone, your vote must be received by 1:00 a.m., Central Time, on April 21, 2015.

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2015 NOTICE OF MEETING AND PROXY STATEMENT

Other Information (continued)

If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the beneficial owner of shares held in “street name.” The street name holder will provide you with instructions that you must follow in order to have your shares voted.

Changing Your Vote before the Annual Meeting

If you are a shareholder of record, you may revoke your proxy before it is exercised by:

•	Written notice to the Corporate Secretary of the Company, c/o Delphi Automotive Systems, LLC, 5725 Delphi Drive, Troy, Michigan 48098;
•	Timely delivery of a valid, later-dated proxy or later-dated vote by Internet or telephone; or
•	Voting in person at the Annual Meeting.

If you are a beneficial owner of shares held in street name, you may submit new voting instructions by contacting your brokerage firm, bank or other holder of record.

Voting at the Annual Meeting

If you are a shareholder of record, you may also vote in person at the Annual Meeting or you may be represented by another person at the Annual Meeting by executing a proxy designating that person.

If you hold your shares in street name and you wish to vote in person at the Annual Meeting, you must obtain a proxy issued in your name from the street name holder.

Quorum for the Annual Meeting

A quorum will consist of one or more shareholders present in person or by proxy who hold or represent shares of not less than a majority of the total voting rights of all of the shareholders entitled to vote at the Annual Meeting.

Voting Tabulation

To be approved, Resolutions 1 to 14 require a simple majority of the votes cast at the Annual Meeting in favor of each Resolution, assuming a quorum has been met. If a director does not receive a majority of the votes cast for his election, then that director will not be elected to the Board, and the Board may fill the vacancy with a different person, or the Board may reduce the number of directors to eliminate the vacancy. A simple majority of the votes cast is also required for Resolution 15 to be considered approved, assuming a quorum has been met; however, the vote is advisory and is not binding on our Board or the Company. Abstentions are not counted as votes cast.

Broker Non-Votes

A broker non-vote occurs when the broker that holds your shares in street name is not entitled to vote on a matter without instruction from you and you do not give any instruction. Unless instructed otherwise by you, brokers will not have discretionary authority to vote on any matter other than Resolution 12, which is considered to be “routine” for these purposes. It is important that you cast your vote for your shares to be represented on all matters.

Attending the Annual Meeting

If you plan to attend the Annual Meeting, you must present proof that you own Delphi shares to be admitted.

Record Shareholders. If you are a record shareholder (a person who owns shares registered directly in his or her name with Computershare, Delphi’s transfer agent) and plan to attend the Annual Meeting, please indicate this when voting, either by marking the attendance box on the proxy card or responding affirmatively when prompted during telephone or Internet voting.

Owners of Shares Held in Street Name. Beneficial owners of Delphi ordinary shares held in street name by a broker, bank or other nominee will need proof of ownership to be admitted to the Annual Meeting. A recent brokerage statement or letters from the broker, bank or other nominee are examples of proof of ownership. If your shares are held in street name and you want to vote in person at the Annual Meeting, you must obtain a written proxy from the broker, bank or other nominee holding your shares.

Accessing Proxy Materials on the Internet

This Proxy Statement and our 2014 Annual Report on Form 10-K are available at www.delphi.com.

If you received a printed copy of our proxy materials, you may choose to receive future proxy materials by email. Choosing to receive your future proxy materials by email will lower our costs of delivery and is beneficial for the environment. If you choose to receive our future proxy materials by email, you will receive an email next year with instructions containing a link to view those proxy materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it or for so long as the email address provided by you is valid.

Notice and Access

The SEC permits companies to furnish proxy materials to shareholders by providing access to these documents over the

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2015 NOTICE OF MEETING AND PROXY STATEMENT

Other Information (continued)

Internet instead of mailing a printed copy. Accordingly, we mailed a Notice of Internet Availability of Proxy Materials (the “Notice”) to shareholders. Shareholders have the ability to access, view and print the proxy materials on a website referred to in the Notice and request a printed set of proxy materials.

Proxy Solicitation

We will pay the cost for soliciting proxies for the Annual Meeting. Delphi will distribute proxy materials and follow-up reminders by mail and electronic means. We have engaged Morrow & Co., LLC (“Morrow”) at 470 West Avenue, Stamford, CT 06902 to assist with the solicitation of proxies. We will pay Morrow an aggregate fee, including reasonable out-of-pocket expenses, of up to $12,000, depending on the level of services actually provided. Certain Delphi employees, officers and directors may also solicit proxies by mail, telephone or personal visits. They will not receive any additional compensation for their services.

We will reimburse brokers, banks and other nominees for their expenses in forwarding proxy materials to beneficial owners.

Corporate Governance Information

The following documents are available on our website at www.delphi.com by clicking on the tab “Investors” and then the caption “Governance Documents” under the heading “Corporate Governance”:

•	Memorandum and Articles of Association;
•	Corporate Governance Guidelines; and
•	Board Committee Charters.

The Code of Ethical Business Conduct is available on Delphi’s website at www.delphi.com by clicking on the tab “Responsibility” and then the heading “Code of Ethics.”

Voting Results for the Annual Meeting

The voting results will be published in a current report on Form 8-K, which will be filed with the SEC no later than four business days after the Annual Meeting. The voting results will also be published on our website at www.delphi.com.

Requests for Copies of Annual Report

Delphi will furnish to shareholders, without charge, a copy of its Annual Report on Form 10-K for the fiscal year ended December 31, 2014, as filed with the SEC, upon receipt of a written request addressed to our Corporate Secretary at DELPHI AUTOMOTIVE PLC, c/o Delphi Automotive Systems, LLC, 5725 Delphi Drive, Troy, Michigan 48098.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on April 23, 2015

The SEC has adopted rules to allow proxy materials to be posted on the Internet and to provide only a Notice of Internet Availability of Proxy Materials to shareholders. Our Proxy Materials and Annual Report are available at http://www.edocumentview.com/DLPH

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2015 NOTICE OF MEETING AND PROXY STATEMENT

APPENDIX A

Reconciliation of Non-GAAP Financial Measures

The tables below present a reconciliation of each non-GAAP financial measure to GAAP:

Adjusted Net Income and Adjusted Net Income per share:

	Year Ended December 31,
(in millions)	2014	2013	2012
Net income attributable to Delphi	$1,351	$1,212	$1,077
Adjusting items:
Restructuring charges	144	145	171
Transaction costs associated with acquisitions	6	—	13
Other acquisition and portfolio project costs	20	15	9
Asset impairments	7	—	15
Debt extinguishment costs	34	39	1
Tax impact of adjusting items(a)	(25)	(40)	(45)
Adjusted net income attributable to Delphi	1,537	1,371	1,241
Weighted average number of diluted shares outstanding	301.89	311.80	323.29
Diluted net income per share attributable to Delphi	$4.48	$3.89	$3.33
Adjusted net income per share	5.09	4.40	3.84

(a)	Represents the income tax impacts of the adjustments made for restructuring, transaction costs associated with acquisitions, other acquisition and portfolio project costs, asset impairments and debt extinguishment costs by calculating the income tax impact of these items using the appropriate tax rate for the jurisdiction where the charges were incurred, as well as the elimination of the net impact of valuation allowance changes in estimates of $18 million on deferred tax assets in Germany.

Cash Flow Before Financing:

	Year Ended December 31,
(in millions)	2014	2013	2012
Cash flows from operating activities:
Net income	$1,440	$1,301	$1,160
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	587	540	486
Working capital	54	(10)	94
Pension contributions	(110)	(109)	(69)
Other, net	164	28	(193)
Net cash provided by operating activities	2,135	1,750	1,478
Cash flows from investing activities:
Capital expenditures	(855)	(682)	(705)
Cost of business and technology acquisitions, net of cash acquired	(350)	(10)	(980)
Other, net	19	37	54
Net cash used in investing activities	(1,186)	(655)	(1,631)
Adjustment for the cost of business acquisitions, net of cash acquired	345	—	980
Cash flow before financing	1,294	1,095	827

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2015 NOTICE OF MEETING AND PROXY STATEMENT

APPENDIX B

DELPHI AUTOMOTIVE PLC LONG-TERM INCENTIVE PLAN

(AS AMENDED AND RESTATED EFFECTIVE APRIL 23, 2015)

Section 1. Purpose. The purpose of the Delphi Automotive PLC Long-Term Incentive Plan (the “Plan”) is to motivate and reward those employees, directors, consultants, advisors and other individuals who are expected to contribute significantly to the success of Delphi Automotive PLC (the “Company”) and its Affiliates to perform at the highest level and to further the best interests of the Company and its shareholders.

Section 2. Eligibility.

(a) Any employee, Non-Employee Director, consultant or other advisor of, or any other individual who provides services to, the Company or any Affiliate shall be eligible to be selected to receive an Award under the Plan.

(b) Holders of equity compensation awards granted by a company acquired by the Company (or whose business is acquired by the Company) or with which the Company combines are eligible for grants of Replacement Awards under the Plan.

Section 3. Administration.

(a) The Plan shall be administered by the Committee. The Committee shall be appointed by the Board and shall consist of not less than three directors of the Board. To the extent necessary to comply with applicable regulatory regimes, any action by the Committee shall require the approval of Committee members who are (i) independent, within the meaning of and to the extent required by applicable rulings and interpretations of the principal stock market or exchange on which the Shares are quoted or traded; (ii) each a non-employee director within the meaning of Rule 16b-3 under the Exchange Act; and (iii) each an outside director within the meaning of Section 162(m) of the Code. The Board may designate one or more directors as a subcommittee who may act for the Committee if necessary to satisfy the requirements of this Section. To the extent permitted by applicable law, the Committee may delegate to one or more officers of the Company the authority to grant Awards, except that such delegation shall not be applicable to any Award for a person then covered by Section 16 of the Exchange Act or for a Non-Employee Director. The Committee may issue rules and regulations for administration of the Plan. For the purposes of this

Section 3(a), “officer” means an executive of the Company who is elected to his or her position by the Board.

(b) Subject to the terms of the Plan and applicable law, the Committee (or its delegate) shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards (including Replacement Awards) to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by (or with respect to which payments, rights or other matters are to be calculated in connection with) Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent and under what circumstances Awards may be settled or exercised in cash, Shares, other Awards, other property, net settlement (including broker-assisted cashless exercise) or any combination thereof, or canceled, forfeited or suspended, and the method or methods by which Awards may be settled, exercised, canceled, forfeited or suspended; (vi) determine whether, to what extent and under what circumstances cash, Shares, other Awards, other property and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or of the Committee; (vii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (viii) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (ix) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

(c) All decisions of the Committee shall be final, conclusive and binding upon all parties, including the Company, its shareholders and Participants and any Beneficiaries thereof.

Section 4. Shares Available for Awards.

(a) Subject to adjustment as provided in Section 4(c), (i) the maximum number of Shares available for issuance under the Plan shall not exceed 22,977,116 Shares (it being understood that, as of February 23, 2015, there were 17,645,273 Shares available for issuance under the Plan), (ii) no Participant may receive under the Plan in any calendar year (A) Options and SARs that relate to more than 2,000,000 Shares or (B) if and to the extent that any such Awards are intended to constitute Section 162(m) Compensation and denominated in Shares, Restricted Stock, RSUs, Performance Awards or Other Stock-Based Awards that relate to more than

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2,000,000 Shares. Shares underlying Replacement Awards and Shares remaining available for grant under a plan of an acquired company or of a company with which the Company combines, appropriately adjusted to reflect the acquisition or combination transaction, shall not reduce the number of Shares remaining available for grant hereunder. The maximum number of Shares available for issuance under Incentive Stock Options shall be 22,977,116 and shall not be increased by operation of Section 4(b).

(b) Any Shares subject to an Award or to an equity-based award granted under a prior plan of the Company (other than a Replacement Award and any Award granted out of the authorized shares of an acquired plan), that expires, is canceled, forfeited or otherwise terminates without the delivery of such Shares, including any Shares subject to such Award or award to the extent that such Award or award is settled without the issuance of Shares, shall again be, or shall become, available for issuance under the Plan. For the avoidance of doubt, any Shares surrendered or withheld in payment of any grant, acquisition, exercise or hurdle price of such Award or award or taxes related to such Award or award shall not become available for issuance under the Plan.

(c) In the event that, as a result of any dividend or other distribution (whether in the form of cash, Shares or other securities), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to acquire Shares or other securities of the Company, issuance of Shares pursuant to the anti-dilution provisions of securities of the Company, or other similar corporate transaction or event affecting the Shares, or of changes in applicable laws, regulations or accounting principles, an adjustment is necessary in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, subject to Section 18, adjust equitably any or all of:

(i) the number and type of Shares (or other securities) which thereafter may be made the subject of Awards, including the aggregate and individual limits specified in Section 4(a);

(ii) the number and type of Shares (or other securities) subject to outstanding Awards; and

(iii) the grant, acquisition, exercise or hurdle price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award;

provided, however, that the number of Shares subject to any Award denominated in Shares shall always be a whole number.

(d) Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or Shares acquired by the Company.

Section 5. Options. The Committee is authorized to grant Options to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine.

(a) The exercise price per Share under an Option shall be determined by the Committee; provided, however, that, except in the case of Replacement Awards, such exercise price shall not be less than the Fair Market Value of a Share on the date of grant of such Option.

(b) The term of each Option shall be fixed by the Committee but shall not exceed 10 years from the date of grant of such Option.

(c) The Committee shall determine the time or times at which an Option may be exercised in whole or in part.

(d) The Committee shall determine the method or methods by which, and the form or forms, including cash, Shares, other Awards, other property, net settlement (including broker-assisted cashless exercise) or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price, in which payment of the exercise price with respect thereto may be made or deemed to have been made.

(e) Options shall not be granted under the Plan in consideration for and shall not be conditioned upon the delivery of Shares to the Company in payment of the exercise price and/or tax withholding obligation under any other stock option.

(f) The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code.

Section 6. Stock Appreciation Rights. The Committee is authorized to grant SARs to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine.

(a) SARs may be granted under the Plan to Participants either alone (“freestanding”) or in addition to other Awards granted under the Plan (“tandem”) and may, but need not, relate to a specific Option granted under Section 5.

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(b) The exercise or hurdle price per Share under a SAR shall be determined by the Committee; provided, however, that, except in the case of Replacement Awards, such exercise or hurdle price shall not be less than the Fair Market Value of a Share on the date of grant of such SAR (or if granted in connection with an Option, on the grant date of such Option).

(c) The term of each SAR shall be fixed by the Committee but shall not exceed 10 years from the date of grant of such SAR.

(d) The Committee shall determine the time or times at which a SAR may be exercised or settled in whole or in part.

(e) Upon the exercise of a SAR, the Company shall pay to the Participant an amount equal to the number of Shares subject to the SAR multiplied by the excess, if any, of the Fair Market Value of one Share on the exercise date over the exercise or hurdle price of such SAR. The Company shall pay such excess in cash, in Shares valued at Fair Market Value, or any combination thereof, as determined by the Committee.

Section 7. Restricted Stock and RSUs. The Committee is authorized to grant Awards of Restricted Stock and RSUs to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine.

(a) The applicable Award Document shall specify the vesting schedule and, with respect to RSUs, the delivery schedule (which may include deferred delivery later than the vesting date) and whether the Award of Restricted Stock or RSUs is entitled to dividends or dividend equivalents, voting rights or any other rights.

(b) Shares of Restricted Stock and RSUs shall be subject to such restrictions as the Committee may impose (including any limitation on the right to vote a Share of Restricted Stock or the right to receive any dividend, dividend equivalent or other right), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate. Without limiting the generality of the foregoing, if the Award relates to Shares on which dividends are declared during the period that the Award is outstanding, the Award shall not provide for the payment of such dividend (or a dividend equivalent) to the Participant prior to the time at which such Award, or applicable portion thereof, becomes nonforfeitable, unless otherwise provided in the applicable Award Document.

(c) Any share of Restricted Stock granted under the Plan may be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of a stock certificate or certificates. In the event that any stock certificate is issued in respect of shares of Restricted Stock granted under the Plan, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock.

(d) If and to the extent that the Committee intends that an Award granted under this Section 7 shall constitute or give rise to Section 162(m) Compensation, such Award may be structured in accordance with the requirements of Section 8, including the performance criteria and the Award limitation set forth therein, and any such Award shall be considered a Performance Award for purposes of the Plan.

(e) The Committee may provide in an Award Document that an Award of Restricted Stock is conditioned upon the Participant making or refraining from making an election with respect to the Award under Section 83(b) of the Code. If a Participant makes an election pursuant to Section 83(b) of the Code with respect to an Award of Restricted Stock, the Participant shall be required to file promptly a copy of such election with the Company and the Internal Revenue Service.

(f) The Committee may determine the form or forms (including cash, Shares, other Awards, other property or any combination thereof) in which payment of the amount owing upon settlement of any RSU Award may be made.

Section 8. Performance Awards. The Committee is authorized to grant Performance Awards to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine.

(a) Performance Awards may be denominated as a cash amount, a number of Shares or a combination thereof and are Awards which may be earned upon achievement or satisfaction of performance conditions specified by the Committee. In addition, the Committee may specify that any other Award shall constitute a Performance Award by conditioning the right of a Participant to exercise the Award or have it settled, and the timing thereof, upon achievement or satisfaction of such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions. Subject to the terms of the Plan, the performance goals to be achieved during any Performance Period, the length of any Performance Period, the amount of any Performance Award granted and the amount of any payment or transfer to be made pursuant to any Performance Award shall be determined by the

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Committee. If the Performance Award relates to Shares on which dividends are declared during the Performance Period, the Performance Award shall not provide for the payment of such dividend (or dividend equivalent) to the Participant prior to the time at which such Performance Award, or the applicable portion thereof, is earned.

(b) Every Performance Award shall, if the Committee intends that such Award should constitute Section 162(m) Compensation, include a pre-established formula, such that payment, retention or vesting of the Award is subject to the achievement during a Performance Period or Performance Periods, as determined by the Committee, of a level or levels of, or increases in, in each case as determined by the Committee, one or more of the following performance measures with respect to the Company: market capitalization, stock price, value appreciation, total shareholder return, revenue, sales, bookings, unit volume, production, pre-tax income, earnings, earnings per share, net income, operating income, EBIT (earnings before interest and taxes), EBITDA (earnings before interest, taxes, depreciation and amortization), operating or profit margin, cost structure, restructuring, expense control, overhead costs, general and administration expense, economic value added, net capital employed, net asset value, reserve value, market share, customer satisfaction or service quality, capacity utilization, reserve replacement, increase in customer base, customer diversification, cash flow, cash from operations, debt leverage, debt to equity ratio, return on assets or RONA, return on equity, return on capital, assets levels, asset turnover, inventory turnover, environmental health and safety, diversity, productivity, risk mitigation, corporate compliance, employee retention or engagement, and goals relating to acquisitions or divestitures. Performance criteria may be measured on an absolute (e.g., plan or budget) or relative basis, and may be established on a corporate-wide basis or with respect to one or more business units, divisions, subsidiaries or business segments. Relative performance may be measured against a group of peer companies, a financial market index or other acceptable objective and quantifiable indices. Except in the case of an Award intended to qualify as Section 162(m) Compensation, if the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which the Company conducts its business, or other events or circumstances render the performance objectives unsuitable, the Committee may modify the minimum acceptable level of achievement, in whole or in part, as the Committee deems appropriate and equitable. Performance objectives shall be adjusted for material items not originally contemplated in establishing the performance target for items resulting from discontinued operations, extra-

ordinary gains and losses, the effect of changes in accounting standards or principles, acquisitions or divestitures, changes in tax rules or regulations, capital transactions, restructuring, nonrecurring gains or losses or unusual items. Performance measures may vary from Performance Award to Performance Award, and from Participant to Participant, and may be established on a stand-alone basis, in tandem or in the alternative. The Committee shall have the power to impose such other restrictions on Awards subject to this Section 8(b) as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for Section 162(m) Compensation or requirements of any applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations. The maximum amount of any Performance Award denominated in cash that is intended to constitute Section 162(m) Compensation that may be earned in any calendar year shall not exceed $12,000,000.

(c) Settlement of Performance Awards; Other Terms. Settlement of Performance Awards shall be in cash, Shares, other Awards, other property, net settlement or any combination thereof, as determined in the discretion of the Committee. Performance Awards will be settled only after the end of the relevant Performance Period. The Committee may, in its discretion, increase or reduce the amount of a settlement otherwise to be made in connection with a Performance Award but may not exercise discretion to increase any amount payable to a Covered Employee in respect of a Performance Award intended to qualify as Section 162(m) Compensation. Any settlement that changes the form of payment from that originally specified shall be implemented in a manner such that the Performance Award and other related Awards do not, solely for that reason, fail to qualify as Section 162(m) Compensation.

Section 9. Other Share-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares or factors that may influence the value of Shares, including convertible or exchangeable debt securities, other rights convertible or exchangeable into Shares, acquisition rights for Shares, Awards with value and payment contingent upon performance of the Company or business units thereof or any other factors designated by the Committee. The Committee shall determine the terms and conditions of such Awards. Shares delivered pursuant to an Award in the nature of an acquisition right granted under this Section 9 shall be acquired for such consideration, paid for at such times, by such methods and in such forms, including cash, Shares, other Awards, other property, net settlement (including broker-assisted cashless

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exercise) or any combination thereof, as the Committee shall determine; provided that the acquisition price therefor shall not be less than the Fair Market Value of such Shares on the date of grant of such right.

Section 10. Minimum Vesting. Notwithstanding any provisions of this Plan to the contrary and except as provided in this Section 10 or pursuant to Section 11, Awards (other than Replacement Awards) that are granted after April 23, 2015 shall not vest in full prior to the one-year anniversary of the applicable grant date; provided, however, that no more than five percent (5%) of the Shares available for issuance under the Plan as of April 23, 2015 may be granted subject to Awards with such other vesting requirements, if any, as the Committee may establish in its sole discretion (which number of Shares shall not include any Shares subject to Awards granted pursuant to Section 8).

Section 11. Effect of Termination of Service or a Change in Control on Awards.

(a) The Committee may provide, by rule or regulation or in any Award Document, or may determine in any individual case, the circumstances in which, and the extent to which, an Award may be exercised, settled, vested, paid or forfeited in the event of a Participant’s Termination of Service prior to the end of a Performance Period or the vesting, exercise or settlement of such Award.

(b) The Committee may set forth the treatment of an Award upon a Change in Control in the applicable Award Document.

(c) In the case of an Option or SAR Award, except as otherwise provided in the applicable Award Document, upon a Change in Control, a merger or consolidation involving the Company or any other event with respect to which the Committee deems it appropriate, the Committee may cause such Award to be canceled in consideration of (i) the full acceleration of such Award and either (A) a period of at least 10 days prior to such Change in Control, merger, consolidation or other event to exercise the Award or (B) a payment in cash or other consideration to the Participant who holds such Award in an amount equal to the Intrinsic Value of such Award (which may be equal to but not less than zero), which, if in excess of zero, shall be payable upon the effective date of such Change in Control, merger, consolidation or other event or (ii) a substitute award (which immediately upon grant shall have an Intrinsic Value equal to the Intrinsic Value of such Award and shall include terms and conditions not less favorable to the Participant than the terms and conditions of such Award).

Section 12. General Provisions Applicable to Awards.

(a) Awards shall be granted for no cash consideration or for such minimal cash consideration as may be required by applicable law.

(b) Awards may, in the discretion of the Committee, be granted either alone or in addition to or in tandem with any other Award or any award granted under any other plan of the Company. Awards granted in addition to or in tandem with other Awards, or in addition to or in tandem with awards granted under any other plan of the Company, may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

(c) Subject to the terms of the Plan and Section 18, payments or transfers to be made by the Company upon the grant, exercise or settlement of an Award may be made in the form of cash, Shares, other Awards, other property, net settlement or any combination thereof, as determined by the Committee in its discretion, and may be made in a single payment or transfer, in installments or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of dividend equivalents in respect of installment or deferred payments.

(d) Except as may be permitted by the Committee or as specifically provided in an Award Document, (i) no Award and no right under any Award shall be assignable, alienable, saleable or transferable by a Participant otherwise than by will or pursuant to Section 12(e) and (ii) during a Participant’s lifetime, each Award, and each right under any Award, shall be exercisable only by the Participant or, if permissible under applicable law, by the Participant’s guardian or legal representative; provided, however, that the Committee shall not permit, and an Award Document shall not provide for, any Award to be transferred or transferable to a third party for value or consideration without the approval of the Company’s shareholders. The provisions of this Section 12(d) shall not apply to any Award that has been fully exercised or settled, as the case may be, and shall not preclude forfeiture of an Award in accordance with the terms thereof.

(e) A Participant may designate a Beneficiary or change a previous Beneficiary designation at such times prescribed by the Committee by using forms and following procedures approved or accepted by the Committee for that purpose.

(f) All certificates for Shares and/or other securities delivered under the Plan pursuant to any Award or the

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exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the Securities and Exchange Commission, any stock market or exchange upon which such Shares or other securities are then quoted, traded or listed, and any applicable securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(g) Without limiting the generality of Section 12(h), the Committee may impose restrictions on any Award with respect to noncompetition, confidentiality and other restrictive covenants, or requirements to comply with minimum stock ownership requirements, as it deems necessary or appropriate in its sole discretion.

(h) The Committee may specify in an Award Document that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include a Termination of Service with or without Cause (and, in the case of any Cause that is resulting from an indictment or other non-final determination, the Committee may provide for such Award to be held in escrow or abeyance until a final resolution of the matters related to such event occurs, at which time the Award shall either be reduced, cancelled or forfeited (as provided in such Award Document) or remain in effect, depending on the outcome), violation of material policies, breach of noncompetition, confidentiality or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company and/or its Affiliates.

(i) If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, and if the Participant knowingly or grossly negligently engaged in the misconduct, or knowingly or grossly negligently failed to prevent the misconduct, or if the Participant is one of the individuals subject to automatic forfeiture under Section 304 of the United States Sarbanes-Oxley Act of 2002 (and not otherwise exempted), the Participant shall reimburse the Company the amount of any payment in settlement of any Award earned or accrued during the 12-month period following the first public issuance or filing with the United States Securities and Exchange Commission (whichever first occurred) of the financial document not in compliance with such financial reporting requirement. Rights, payments and benefits under any Award shall be subject to repayment to or recoupment (clawback) by the Company in accordance with such policies and procedures as the Committee or Board may adopt from time to time, including policies and procedures to implement applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations.

Section 13. Amendments and Termination.

(a) Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Document or in the Plan, the Board may amend, alter, suspend, discontinue or terminate the Plan or any portion thereof at any time; provided, however, that no such amendment, alteration, suspension, discontinuation or termination shall be made without (i) shareholder approval, if such approval is required by applicable law or the rules of the stock market or exchange, if any, on which the Shares are principally quoted or traded or (ii) the consent of the affected Participant, if such action would materially adversely affect the rights of such Participant under any outstanding Award, except to the extent any such amendment, alteration, suspension, discontinuance or termination is made to cause the Plan to comply with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations, or to impose any recoupment provisions on any Awards in accordance with Section 12(i). Notwithstanding anything to the contrary in the Plan, the Committee may amend the Plan in such manner as may be necessary to enable the Plan to achieve its stated purposes in any jurisdiction in a tax-efficient manner and in compliance with local laws, rules and regulations.

(b) The Committee may waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue or terminate any Award theretofore granted, prospectively or retroactively, without the consent of any relevant Participant or holder or Beneficiary of an Award; provided, however, that, subject to Sections 4(c) and 11(c), no such action shall materially adversely affect the rights of any affected Participant or holder or Beneficiary under any Award theretofore granted under the Plan, except to the extent any such action is made to cause the Plan to comply with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations, or to impose any recoupment provisions on any Awards in accordance with Section 12(i); provided further that, except as provided in Section 4(c), the Committee shall not without the approval of the Company’s shareholders (a) lower the exercise price per Share of an Option or SAR after it is granted or take any other action that would be treated as a repricing of such Award under the rules of the principal stock market or exchange on which the Company’s Shares are quoted or traded, or

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(b) cancel an Option or SAR when the exercise price per Share exceeds the Fair Market Value in exchange for cash or another Award (other than in connection with a Change in Control); and provided further, that the Committee’s authority under this Section 13(b) is limited by the provisions of Section 12(d) and, in the case of Awards subject to Section 8(b), as provided in Section 8(b).

(c) Except as provided in Section 8(b), the Committee shall be authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of events (including the events described in Section 4(c)) affecting the Company, or the financial statements of the Company, or of changes in applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

(d) The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry the Plan into effect.

Section 14. Prohibition on Option and SAR Repricing. Except as provided in Section 4(c), the Committee may not, without prior approval of the Company’s shareholders, seek to effect any re-pricing of any previously granted “underwater” Option or SAR by: (i) amending or modifying the terms of the Option or SAR to lower the exercise price; (ii) cancelling the underwater Option or SAR and granting either (A) replacement Options or SARs having a lower exercise price or (B) Restricted Stock, RSU, Performance Award or Other Stock-Based Award in exchange; or (iii) cancelling or repurchasing the underwater Options or SARs for cash or other securities. An Option or SAR will be deemed to be “underwater” at any time when the Fair Market Value of the Shares covered by such Award is less than the exercise price of the Award.

Section 15. Miscellaneous.

(a) No employee, Participant or other person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of employees, Participants or holders or Beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to each recipient. Any Award granted under the Plan shall be a one-time Award that does not constitute a promise of future grants. The Company, in its sole discretion, maintains the right to make available future grants under the Plan.

(b) The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of, or to continue to provide services to, the Company or any Affiliate. Further, the Company or the applicable Affiliate may at any time dismiss a Participant, free from any liability, or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Document or in any other agreement binding the parties. The receipt of any Award under the Plan is not intended to confer any rights on the receiving Participant except as set forth in the applicable Award Document.

(c) Nothing contained in the Plan shall prevent the Company from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

(d) The Company shall be authorized to withhold from any Award granted or any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant the amount (in cash, Shares, other Awards, other property, net settlement or any combination thereof) of applicable withholding taxes due in respect of an Award, its exercise or settlement or any payment or transfer under such Award or under the Plan and to take such other action (including providing for elective payment of such amounts in cash or Shares by the Participant) as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes.

(e) If any provision of the Plan or any Award Document is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award Document, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan and any such Award Document shall remain in full force and effect.

(f) Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant or any other person. To the extent that any person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company.

(g) No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall

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determine whether cash or other securities shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

(h) Awards may be granted to Participants who are non-United States nationals or employed or providing services outside the United States, or both, on such terms and conditions different from those applicable to Awards to Participants who are employed or providing services in the United States as may, in the judgment of the Committee, be necessary or desirable to recognize differences in local law, tax policy or custom. The Committee also may impose conditions on the exercise or vesting of Awards in order to minimize the Company’s obligation with respect to tax equalization for Participants on assignments outside their home country.

(i) The Company shall take responsibility for the information set out in the Plan.

Section 16. Effective Date of the Plan. The Plan was originally effective as of November 14, 2011, but was amended and restated effective as of April 23, 2015.

Section 17. Term of the Plan. No Award shall be granted under the Plan after the earliest to occur of (i) April 23, 2025; provided that to the extent permitted by the listing rules of any stock exchanges on which the Company is listed, such 10-year term may be extended indefinitely so long as the maximum number of Shares available for issuance under the Plan have not been issued, (ii) the maximum number of Shares available for issuance under the Plan have been issued or (iii) the Board terminates the Plan in accordance with Section 13(a). However, unless otherwise expressly provided in the Plan or in an applicable Award Document, any Award theretofore granted may extend beyond such date, and the authority of the Committee to amend, alter, adjust, suspend, discontinue or terminate any such Award, or to waive any conditions or rights under any such Award, and the authority of the Board to amend the Plan, shall extend beyond such date.

Section 18. Section 409A of the Code. With respect to Awards subject to Section 409A of the Code, the Plan is intended to comply with the requirements of Section 409A of the Code, and the provisions of the Plan and any Award Document shall be interpreted in a manner that satisfies the requirements of Section 409A of the Code, and the Plan shall be operated accordingly. If any provision of the Plan or any term or condition of any Award would otherwise frustrate or conflict with this intent, the provision, term or condition will be interpreted and deemed amended so as to avoid this conflict.

If an amount payable under an Award as a result of the Participant’s Termination of Service (other than due to death) occurring while the Participant is a “specified employee” under Section 409A of the Code constitutes a deferral of compensation subject to Section 409A of the Code, then payment of such amount shall not occur until six months and one day after the date of the Participant’s Termination of Service, except as permitted under Section 409A of the Code. If the Award includes a “series of installment payments” (within the meaning of Section 1.409A-2(b)(2)(iii) of the Treasury Regulations), the Participant’s right to the series of installment payments shall be treated as a right to a series of separate payments and not as a right to a single payment, and if the Award includes “dividend equivalents” (within the meaning of Section 1.409A-3(e) of the Treasury Regulations), the Participant’s right to the dividend equivalents shall be treated separately from the right to other amounts under the Award. Notwithstanding the foregoing, the tax treatment of the benefits provided under the Plan or any Award Document is not warranted or guaranteed, and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Participant on account of non-compliance with Section 409A of the Code.

Section 19. Data Protection. By participating in the Plan, the Participant consents to the holding and processing of personal information provided by the Participant to the Company or any Affiliate, trustee or third party service provider, for all purposes relating to the operation of the Plan. These include, but are not limited to:

(i) administering and maintaining Participant records;

(ii) providing information to the Company, Affiliates, trustees of any employee benefit trust, registrars, brokers or third party administrators of the Plan;

(iii) providing information to future purchasers or merger partners of the Company or any Affiliate, or the business in which the Participant works; and

(iv) transferring information about the Participant to any country or territory that may not provide the same protection for the information as the Participant’s home country.

Section 20. Governing Law. The Plan and each Award Document shall be governed by the laws of the state of New York, without application of the conflicts of law principles thereof.

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Section 21. Definitions. As used in the Plan, the following terms shall have the meanings set forth below:

(a) “Affiliate” means (i) any entity that, directly or indirectly, is controlled by the Company, (ii) any entity in which the Company, directly or indirectly, has a significant equity interest, in each case as determined by the Committee and (iii) any other entity which the Committee determines should be treated as an “Affiliate.”

(b) “Award” means any Option, SAR, Restricted Stock, RSU, Performance Award or Other Stock-Based Award granted under the Plan.

(c) “Award Document” means any agreement, contract or other instrument or document, which may be in electronic format, evidencing any Award granted under the Plan, which may, but need not, be executed or acknowledged by a Participant.

(d) “Beneficiary” means a person entitled to receive payments or other benefits or exercise rights that are available under the Plan in the event of the Participant’s death. If no such person is named by a Participant, or if no Beneficiary designated by the Participant is eligible to receive payments or other benefits or exercise rights that are available under the Plan at the Participant’s death, such Participant’s Beneficiary shall be such Participant’s estate.

(e) “Board” means the board of directors of the Company.

(f) “Cause” means, with respect to any Participant, “cause” as defined in such Participant’s Employment Agreement, if any, or if not so defined, except as otherwise provided in such Participant’s Award Document, such Participant’s:

(i) indictment for any crime (A) constituting a felony, or (B) that has, or could reasonably be expected to result in, an adverse impact on the performance of a Participant’s duties to the Company, or otherwise has, or could reasonably be expected to result in, an adverse impact to the business or reputation of the Company;

(ii) having been the subject of any order, judicial or administrative, obtained or issued by the Securities and Exchange Commission for any securities violation involving fraud, including, for example, any such order consented to by the Participant in which findings of facts or any legal conclusions establishing liability are neither admitted nor denied;

(iii) conduct, in connection with his or her employment or service, which is not taken in good faith and has, or could reasonably be expected to result in, material injury to the business or reputation of the Company;

(iv) willful violation of the Company’s Code of Conduct or other material policies set forth in the manuals or statements of policy of the Company;

(v) willful neglect in the performance of a Participant’s duties for the Company or willful or repeated failure or refusal to perform such duties; or

(vi) material breach of any applicable Employment Agreement.

The occurrence of any such event that is susceptible to cure or remedy shall not constitute Cause if such Participant cures or remedies such event within 30 days after the Company provides notice to such Participant.

(g) “Change in Control” means the occurrence of any one or more of the following events:

(i) a direct or indirect change in ownership or control of the Company effected through one transaction or a series of related transactions within a 12-month period, whereby any “person” (as defined in Section 3(a)(9) of the Exchange Act) or any two or more persons deemed to be one “person” (as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) (in each case a “Person”) other than the Company or an employee benefit plan maintained by the Company, directly or indirectly acquire or maintain “beneficial ownership” (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company constituting more than 30% of the total combined voting power of the Company’s equity securities outstanding immediately after such acquisition;

(ii) at any time during a period of 12 consecutive months, individuals who at the beginning of such period constituted the Board cease for any reason to constitute a majority of members of the Board; provided, however, that any new member of the Board whose election or nomination for election was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was so approved, shall be considered as though such individual were a member of the Board at the beginning of the period, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a

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result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(iii) the consummation of a merger or consolidation of the Company or any of its subsidiaries with any other corporation or entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or being converted into voting securities of the surviving entity or, if applicable, the ultimate parent thereof) at least 50% of the combined voting power and total fair market value of the securities of the Company or such surviving entity or parent outstanding immediately after such merger or consolidation; or

(iv) the consummation of any sale, lease, exchange or other transfer to any Person (other than an Affiliate of the Company), in one transaction or a series of related transactions within a 12-month period, of all or substantially all of the assets of the Company and its subsidiaries.

Notwithstanding the foregoing or any provision of any Award Document to the contrary, for any Award that provides for accelerated distribution on a Change in Control of amounts that constitute “deferred compensation” (as defined in Section 409A of the Code), if the event that constitutes such Change in Control does not also constitute a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the Company’s assets (in either case, as defined in Section 409A of the Code), such amount shall not be distributed on such Change in Control but instead shall vest as of the date of such Change in Control and shall be paid on the scheduled payment date specified in the applicable Award Document, except to the extent that earlier distribution would not result in the Participant who holds such Award incurring any additional tax, penalty, interest or other expense under Section 409A of the Code.

(h) “Code” means the United States Internal Revenue Code of 1986, as amended from time to time, and the rules, regulations and guidance thereunder. Any reference to a provision in the Code shall include any successor provision thereto.

(i) “Committee” means the Compensation and Human Resources Committee of the Board or such other committee as may be designated by the Board; provided that, with respect to any Award granted to any Non-Employee Director, the “Committee” means the Nominating and Corporate Governance Committee of the Board or such other committee as may be designated by the Board. If the Board does not designate the Committee, references herein to the “Committee” shall refer to the Board.

(j) “Covered Employee” means an individual who is (i) either a “covered employee” or expected by the Committee to be a “covered employee,” in each case within the meaning of Section 162(m)(3) of the Code or (ii) expected by the Committee to be the recipient of compensation (other than Section 162(m) Compensation) in excess of $1,000,000 for the tax year of the Company with regard to which a deduction in respect of such individual’s Award would be claimed.

(k) “Disability” means, with respect to any Participant, “disability” as defined in such Participant’s Employment Agreement, if any, or if not so defined, except as otherwise provided in such Participant’s Award Document:

(i) a permanent and total disability that entitles the Participant to disability income payments under any long-term disability plan or policy provided by the Company under which the Participant is covered, as such plan or policy is then in effect; or

(ii) if such Participant is not covered under a long-term disability plan or policy provided by the Company at such time for whatever reason, then a “permanent and total disability” as defined in Section 22(e)(3) of the Code and, in this case, the existence of any such Disability will be certified by a physician acceptable to the Company.

(l) “Employment Agreement” means any employment, severance, consulting or similar agreement (including any offer letter) between the Company or any of its Affiliates and a Participant.

(m) “Exchange Act” means the United States Securities Exchange Act of 1934, as amended from time to time, and the rules, regulations and guidance thereunder. Any reference to a provision in the Exchange Act shall include any successor provision thereto.

(n) “Fair Market Value” means (i) with respect to a Share, the closing price of a Share on the date in question (or, if there is no reported sale on such date, on the last preceding date on which any reported sale occurred) on the principal stock market or exchange on which the Shares are quoted or traded, or if Shares are not so quoted or traded, the fair market value of a Share as determined by the Committee, and (ii) with respect to any property other than Shares, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee.

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(o) “Good Reason” means, with respect to any Participant, “good reason” as defined in such Participant’s Employment Agreement, if any, or if not so defined, except as otherwise provided in such Participant’s Award Document, the occurrence of any one or more of the following events:

(i) a material diminution in the Participant’s base salary;

(ii) a material diminution in the Participant’s authority, duties, or responsibilities;

(iii) a relocation of the Participant’s principal place of employment more than fifty (50) miles from its location; or

(iv) any other action or inaction that constitutes a material breach by the Company of the Participant’s Employment Agreement, if any;

in each case, without the Participant’s consent. A Participant must provide notice to the Company of the existence of any one or more of the conditions described in (i) through (iv) above within sixty (60) days of the initial existence of the condition, upon the notice of which the Company will have a period of thirty (30) days during which it may remedy the condition before the condition gives rise to Good Reason.

(p) “Incentive Stock Option” means an option representing the right to acquire Shares from the Company, granted in accordance with the provisions of Section 5, that meets the requirements of Section 422 of the Code.

(q) “Intrinsic Value” with respect to an Option or SAR Award means (i) the excess, if any, of the price or implied price per Share in a Change in Control or other event over the exercise or hurdle price of such Award multiplied by (ii) the number of Shares covered by such Award.

(r) “Non-Employee Director” means a member of the Board who is not an employee of the Company or an Affiliate.

(s) “Non-Qualified Stock Option” means an option representing the right to acquire Shares from the Company, granted in accordance with the provisions of Section 5, that is not an Incentive Stock Option.

(t) “Option” means an Incentive Stock Option or a Non-Qualified Stock Option; provided, however, that any Option granted to a Non-Employee Director, consultant or other advisor shall be a Non-Qualified Stock Option.

(u) “Other Stock-Based Award” means an Award granted in accordance with the provisions of Section 9.

(v) “Participant” means the recipient of an Award granted under the Plan.

(w) “Performance Award” means an Award granted in accordance with the provisions of Section 8.

(x) “Performance Period” means the period established by the Committee at the time any Performance Award is granted or at any time thereafter during which any performance goals specified by the Committee with respect to such Award are measured.

(y) “Replacement Award” means an Award granted in assumption of, or in substitution for, an outstanding award previously granted by a company or business acquired by the Company or with which the Company, directly or indirectly, combines.

(z) “Restricted Stock” means any Share granted in accordance with the provisions of Section 7.

(aa) “RSU” means a contractual right granted in accordance with the provisions of Section 7 that is denominated in Shares. Each RSU represents a right to receive the value of one Share. Awards of RSUs may include the right to receive dividend equivalents.

(bb) “SAR” means any right granted in accordance with the provisions of Section 6 to receive upon exercise by a Participant or settlement the excess of (i) the Fair Market Value of one Share on the date of exercise or settlement over (ii) the exercise or hurdle price of the right on the date of grant, or if granted in connection with an Option, on the date of grant of the Option.

(cc) “Section 162(m) Compensation” means “qualified performance-based compensation” within the meaning of Section 162(m) of the Code.

(dd) “Shares” means ordinary shares of the Company.

(ee) “Termination of Service” means:

(i) in the case of a Participant who is an employee of the Company or an Affiliate, cessation of the employment relationship such that the Participant is no longer an employee of the Company or Affiliate;

(ii) in the case of a Participant who is a Non-Employee Director, the date that the Participant ceases to be a member of the Board for any reason; or

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(iii) in the case of a Participant who is a consultant or other advisor, the effective date of the cessation of the performance of services for the Company or an Affiliate;

provided, however, that in the case of an employee, the transfer of employment from the Company to an Affiliate, from an Affiliate to the Company, from one Affiliate to another Affiliate or, unless the Committee determines otherwise, the cessation of employee status but the continuation of the performance of services for the Company or an Affiliate as a member of the

Board or a consultant or other advisor shall not be deemed a cessation of service that would constitute a Termination of Service; and provided further, that a Termination of Service will be deemed to occur for a Participant employed by an Affiliate when an Affiliate ceases to be an Affiliate, unless such Participant’s employment continues with the Company or another Affiliate. Notwithstanding the foregoing, with respect to any Award subject to Section 409A of the Code (and not exempt therefrom), a Termination of Service occurs when a Participant experiences a “separation from service” (as such term is defined under Section 409A of the Code).

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APPENDIX C

DELPHI AUTOMOTIVE PLC LEADERSHIP INCENTIVE PLAN

The purpose of this Delphi Leadership Incentive Plan (the “Plan”) is to enhance the Company’s ability to attract and retain highly qualified executives, to provide additional financial incentives to such executives and to promote the success of the Company and its subsidiaries through awards of incentive compensation that satisfy the requirements for performance-based compensation under Section 162(m) of the Code.

1. Administration of the Plan.

(a) The Plan shall be administered by the Committee. The Committee shall be appointed by the Board and shall consist of not less than three directors of the Board. To the extent necessary to comply with applicable regulatory regimes, any action by the Committee shall require the approval of Committee members who are (i) independent, within the meaning of and to the extent required by applicable rulings and interpretations of the principal stock market or exchange on which the Shares are quoted or traded; (ii) each a non-employee director within the meaning of Rule 16b-3 under the Exchange Act; and (iii) each an outside director within the meaning of Section 162(m) of the Code. The Board may designate one or more directors as a subcommittee who may act for the Committee if necessary to satisfy the requirements of this Section. The Committee may issue rules and regulations for administration of the Plan.

(b) Subject to the terms of the Plan and applicable law, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the amount of any Incentive Amount; (iii) determine whether, to what extent and under what circumstances Incentive Amounts may be settled or exercised in cash, Shares, other awards, other property, net settlement or any combination thereof, or canceled, forfeited or suspended, and the method or methods by which Incentive Amounts may be settled, exercised, canceled, forfeited or suspended; (iv) determine whether, to what extent and under what circumstances cash, Shares, other awards, other property and other amounts payable with respect to an Incentive Amount under the Plan shall be deferred either automatically or at the election of the holder thereof or of the Committee; (v) interpret and administer the Plan and any instrument or agreement relating to, or Incentive Amount made under, the Plan; (vi) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (vii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Such authority shall include the right to exercise discretion to reduce, at any time prior to the payment thereof, the Incentive Amount payable to any Participant to any amount, including zero, that is below the Formula Amount; provided, however, that the exercise of such discretion with respect to any Participant shall not have the effect of increasing the Incentive Amount payable to any other Participant.

(c) All decisions of the Committee shall be final, conclusive and binding upon all parties, including the Company, its shareholders and Participants and any beneficiaries thereof.

2. Participation and Performance Goals. Not later than the Applicable Deadline with respect to a Performance Period, the Committee shall (a) designate the Eligible Executives who are Participants in the Plan for such Performance Period, and (b) affirm, in writing, the formula governing each such Participant’s Formula Amount for such Performance Period. The “Applicable Deadline” shall mean the 90th day of the Performance Period (or such other time as may be required or permitted by Section 162(m) of the Code); provided, however, that in the event that the Committee determines that an individual is eligible for the Plan after the end of such deadline because of commencement of employment or promotion resulting in the individual’s becoming an Eligible Executive during the Performance Period, the Applicable Deadline shall mean 30 days following such determination (or, if earlier, prior to the expiration of 25% of the Performance Period to which such amount will relate).

3. Adjustment for Extraordinary Items. The Committee shall adjust, to the extent permitted by Section 162(m) of the Code, the level of Net Income for material items not originally contemplated in establishing the performance target for items resulting from discontinued operations, extraordinary gains and losses, the effect of changes in accounting standards or principles, acquisitions or divestitures, changes in tax rules or regulations, capital transactions, restructuring, nonrecurring gains or losses or any other unusual items that are separately identified and quantified in the Company’s audited financial statements. In all events, any adjustments to Net Income shall be made in a manner intended to satisfy the requirements of Section 162(m) of the Code.

4. Committee Certification. As soon as reasonably practicable after the end of each Performance Period, but in no event later than March 15 following the end of such

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Performance Period, the Committee shall certify, in writing, the level of Net Income achieved for such Performance Period and the dollar amount of the Formula Amount for each Participant in the Plan for such Performance Period.

5. Determination of Incentive Amount. At any time before an Incentive Amount for a Performance Period is paid, the Committee may, in its sole discretion and taking into consideration such factors as it deems appropriate (which may include the degree to which objective and subjective performance goals and other criteria have been attained for such Performance Period), determine to pay a Participant an Incentive Amount that is less than the Formula Amount, or to pay no Incentive Amount. The amount by which any Formula Amount is reduced shall not be paid to any other Participant.

6. Payment of Incentive Amount. An Incentive Amount shall be paid in cash, unrestricted or restricted Shares (which may be provided under a shareholder-approved equity plan of the Company, subject to the terms and conditions of such plan), or a combination of the foregoing. The payment of an Incentive Amount shall be made at such time as the Committee determines in its sole discretion, which shall in no event be later than March 15 following the Performance Period to which such Incentive Amount relates unless the Committee, in its sole discretion, provides for the deferral of an Incentive Amount under a nonqualified deferred compensation plan or program maintained by the Company, subject to the terms and conditions of such plan or program.

7. AIP Awards. Notwithstanding any provision of the AIP, any Incentive Amount paid to any Participant pursuant to an award under the AIP shall be subject to the limits established for such Participant in this Plan. Upon the Participant’s death or termination of employment or in the event of a Change in Control (as defined in the AIP), any awards held by Participants under the AIP shall be treated in accordance with Sections 6 and 7 of the AIP.

8. No Right to Incentive or Continued Employment.

(a) No employee, Participant or other person shall have any claim to be granted any Incentive Amount under the Plan, and there is no obligation for uniformity of treatment of employees, Participants or holders or beneficiaries of Incentive Amounts under the Plan. The terms and conditions of Incentive Amounts need not be the same with respect to each recipient. Any Incentive Amount granted under the Plan shall be a one-time award that does not constitute a promise of future grants. The Company, in its sole discretion, maintains the right to make available future grants under the Plan.

(b) The grant of an Incentive Amount shall not be construed as giving a Participant the right to be retained in the employ of, or to continue to provide services to, the Company or any affiliate. Further, the Company or the applicable affiliate may at any time dismiss a Participant, free from any liability, or any claim under the Plan, unless otherwise expressly provided in the Plan or in any other agreement binding the parties. The receipt of any Incentive Amount under the Plan is not intended to confer any rights on the receiving Participant.

9. Withholding. The Company shall be authorized to withhold from any Incentive Amount granted or any payment due or transfer made under any Incentive Amount or under the Plan or from any compensation or other amount owing to a Participant the amount (in cash, Shares, other awards, other property, net settlement or any combination thereof) of applicable withholding taxes due in respect of an Incentive Amount, its exercise or settlement or any payment or transfer under such Incentive Amount or under the Plan and to take such other action (including providing for elective payment of such amounts in cash or Shares by the Participant) as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes.

10. Nontransferability. Except as may be permitted by the Committee, (a) no Incentive Amount and no right under any Incentive Amount shall be assignable, alienable, saleable or transferable by a Participant otherwise than by will and (b) during a Participant’s lifetime, each Incentive Amount, and each right under any Incentive Amount, shall be exercisable only by the Participant or, if permissible under applicable law, by the Participant’s guardian or legal representative; provided, however, that the Committee shall not permit any Incentive Amount to be transferred or transferable to a third party for value or consideration without the approval of the Company’s shareholders. The provisions of this Section 10 shall not apply to any Incentive Amount that has been fully exercised or settled, as the case may be, and shall not preclude forfeiture of an Incentive Amount in accordance with the terms thereof.

11. Unfunded Plan. Neither the Plan nor any Incentive Amount shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant or any other person. To the extent that any person acquires a right to receive payments from the Company pursuant to an Incentive Amount, such right shall be no greater than the right of any unsecured general creditor of the Company.

12. Repayment/Forfeiture of Incentive Amount. If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, and if the Participant knowingly or grossly negligently engaged in the misconduct, or knowingly

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or grossly negligently failed to prevent the misconduct, or if the Participant is one of the individuals subject to automatic forfeiture under Section 304 of the United States Sarbanes-Oxley Act of 2002 (and not otherwise exempted), the Participant shall reimburse the Company the amount of any payment of any Incentive Amount earned or accrued during the 12-month period following the first public issuance or filing with the United States Securities and Exchange Commission (whichever first occurred) of the financial document not in compliance with such financial reporting requirement. Rights, payments and benefits under any Incentive Amount shall be subject to repayment to or recoupment (clawback) by the Company in accordance with such policies and procedures as the Committee or Board may adopt from time to time, including policies and procedures to implement applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations. To the extent such Incentive Amount was deferred under a nonqualified deferred compensation plan maintained by the Company rather than paid to the Participant, the amount deferred (and any earnings thereon) shall be forfeited.

13. Adoption, Amendment, Suspension and Termination of the Plan.

(a) Subject to the approval of the Plan by the Company’s shareholders, the Plan shall be effective January 1, 2015 and shall continue in effect until terminated as provided below. Upon such approval of the Plan by the Company’s shareholders, all Incentive Amounts awarded under the Plan on or after January 1, 2015 shall be fully effective as if the shareholders had approved the Plan on or before January 1, 2015.

(b) Except to the extent prohibited by applicable law, the Board may amend, alter, suspend, discontinue or terminate the Plan or any portion thereof at any time; provided, however, that no such amendment, alteration, suspension, discontinuation or termination shall be made without shareholder approval, if such approval is required by applicable law or the rules of the stock market or exchange, if any, on which the Shares are principally quoted or traded or the consent of the affected Participant, if such action would materially adversely affect the rights of such Participant under any outstanding Incentive Amount, except to the extent any such amendment, alteration, suspension, discontinuance or termination is made to cause the Plan to comply with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations or to impose any recoupment provisions on any Incentive Amounts in accordance with Section 12. Notwithstanding anything to the contrary in the Plan, the Committee may amend the Plan in such manner as may be necessary to enable the Plan to achieve its stated purposes in any jurisdiction in a tax-efficient manner and in compliance with local laws, rules and regulations.

(c) The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Incentive Amount in the manner and to the extent it shall deem desirable to carry the Plan into effect.

14. Section 162(m). If any provision of this Plan would cause an Incentive Amount not to constitute “qualified performance-based compensation” under Section 162(m) of the Code, that provision shall be severed from, and shall be deemed not to be a part of, the Plan, but the other provisions hereof shall remain in full force and effect.

15. Section 409A. With respect to Incentive Amounts subject to Section 409A of the Code, the Plan is intended to comply with the requirements of Section 409A of the Code, and the provisions of the Plan shall be interpreted in a manner that satisfies the requirements of Section 409A of the Code, and the Plan shall be operated accordingly. If any provision of the Plan or any term or condition of any Incentive Amount would otherwise frustrate or conflict with this intent, the provision, term or condition will be interpreted and deemed amended so as to avoid this conflict. If an amount payable under an Incentive Amount as a result of the Participant’s termination of employment (other than due to death) occurring while the Participant is a “specified employee” under Section 409A of the Code constitutes a deferral of compensation subject to Section 409A of the Code, then payment of such amount shall not occur until six months and one day after the date of the Participant’s termination of employment, except as permitted under Section 409A of the Code. If an Incentive Amount includes a “series of installment payments” (within the meaning of Section 1.409A-2(b)(2)(iii) of the Treasury Regulations), the Participant’s right to the series of installment payments shall be treated as a right to a series of separate payments and not as a right to a single payment and if an Incentive Amount includes “dividend equivalents” (within the meaning of Section 1.409A-3(e) of the Treasury Regulations), the Participant’s right to the dividend equivalents shall be treated separately from the right to other amounts under the Incentive Amount. Notwithstanding the foregoing, the tax treatment of the benefits provided under the Plan is not warranted or guaranteed, and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Participant on account of non-compliance with Section 409A of the Code.

16. Governing Law. The Plan shall be governed by the laws of the state of New York, without application of the conflicts of law principles thereof.

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17. Definitions. As used herein, the following terms shall have the respective meanings indicated:

(a) “AIP” shall mean the Delphi Automotive PLC Annual Incentive Plan, as amended from time to time.

(b) “Board” shall mean the Board of Directors of the Company.

(c) “Code” shall mean the United States Internal Revenue Code of 1986, as amended from time to time, and the rules, regulations and guidance thereunder. Any reference to a provision in the Code shall include any successor provision thereto.

(d) “Committee” shall mean the Compensation and Human Resources Committee of the Board or such other committee as may be appointed by the Board to administer the Plan that is comprised of not less than two directors of the Company, each of whom is an “outside director” within the meaning of Section 162(m) of the Code and Section 1.162-27(e)(3) of the Treasury Regulations.

(e) “Company” shall mean Delphi Automotive PLC.

(f) “Eligible Executive” shall mean the Company’s Chief Executive Officer and other executive officers of the Company who are or may be “covered employees” of the Company as defined in Section 162(m) of the Code.

(g) “Exchange Act” shall mean the United States Securities Exchange Act of 1934, as amended from time to time, and the rules, regulations and guidance thereunder. Any reference to a provision in the Exchange Act shall include any successor provision thereto.

(h) “Fiscal Year” or “Fiscal Quarter” shall mean a fiscal year or fiscal quarter, respectively, of the Company.

(i) “Formula Amount” shall mean, for each Participant, 1.0% of Net Income for the applicable Performance Period. Notwithstanding the foregoing, (i) with respect to any

Participant the Committee may in its sole discretion substitute within the applicable time frame described in Section 2 above a percentage smaller than 1.0% for purposes of this definition, and (ii) in no event shall the amount awarded under the Plan for any Participant on account of any Fiscal Year exceed $12,000,000.

(j) “Incentive Amount” shall mean, for each Participant, an incentive to be paid under the Plan in the amount determined by the Committee pursuant to Sections 5 and 6 above.

(k) “Net Income” shall mean, for any Fiscal Quarter or Fiscal Year, the Net Income reported in the Company’s quarterly or annual earnings release, as applicable. In the event that the Company’s earnings release with respect to any Fiscal Year is delayed beyond March 15 of the following year, Net Income for such Fiscal Year shall be determined in good faith by the Committee.

(l) “Participant” shall mean, with respect to any Performance Period, an Eligible Executive who is designated as a Participant in the Plan for such Performance Period in accordance with Section 2.

(m) “Performance Period” shall mean a Fiscal Year or any other period designated by the Committee with respect to which an award is granted under the Plan. In the event the Committee determines that an individual is first eligible for the Plan after the first day of a Fiscal Year because of commencement of employment or promotion, the first Performance Period for such individual shall commence on the first day of the Fiscal Quarter coinciding with or following the day on which such individual first becomes eligible for the Plan.

(n) “Shares” shall mean ordinary shares of the Company.

C-4    DELPHI AUTOMOTIVE PLC

001CSN1A48

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on April 21, 2015.
Vote by Internet
• Go to www.envisionreports.com/dlph
• Or scan the QR code with your smartphone
• Follow the steps outlined on the secure website
Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The Board recommends a vote FOR all director nominees and FOR Proposals 12, 13, 14 and 15.

1.	Election of Directors:	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain	+
	01 - Kevin P. Clark	☐	☐	☐	02 - Gary L. Cowger	☐	☐	☐	03 - Nicholas M. Donofrio	☐	☐	☐

	04 - Mark P. Frissora	☐	☐	☐	05 - Rajiv L. Gupta	☐	☐	☐	06 - J. Randall MacDonald	☐	☐	☐

	07 - Sean O. Mahoney	☐	☐	☐	08 - Timothy M. Manganello	☐	☐	☐	09 - Thomas W. Sidlik	☐	☐	☐

	10 - Bernd Wiedemann	☐	☐	☐	11 - Lawrence A. Zimmerman	☐	☐	☐

		For	Against	Abstain			For	Against	Abstain

12.	Proposal to re-appoint auditors, ratify independent public accounting firm and authorize the directors to determine the fees paid to the auditors.	☐	☐	☐	13.	Proposal to approve the Delphi Automotive PLC Long-Term Incentive Plan, as amended and restated.	☐	☐	☐

14.	Proposal to approve the Delphi Automotive PLC Leadership Incentive Plan.	☐	☐	☐	15.	Say-on-Pay - To approve, by advisory vote, executive compensation.	☐	☐	☐

B	Non-Voting Items

Change of Address — Please print your new address below.	Comments — Please print your comments below.	Meeting Attendance
		Mark the box to the right if you plan to attend the Annual Meeting.	☐

C	Authorized Signatures — This section must be completed for your vote to be counted — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

                        01ZCXC

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Delphi Automotive PLC

Proxy Solicited by Board of Directors for the Annual Meeting of Shareholders – April 23, 2015

Mark J. Murphy and David M. Sherbin or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Delphi Automotive PLC to be held on April 23, 2015 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted as directed by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR all nominees and FOR Proposals 12, 13, 14 and 15.

(Items to be voted appear on reverse side.)